Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 4 TO CREDIT AGREEMENT

This is AMENDMENT NO. 4 TO THE CREDIT AGREEMENT, dated as of March 15, 2019 (this “Agreement”). Reference is made to that certain First Amended and Restated Credit Agreement, dated as of February 27, 2017, by and among FRONTIER COMMUNICATIONS CORPORATION, a Delaware corporation (the “Borrower”), the several Lenders from time to time party thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”) and the various other parties thereto (as amended by that certain Amendment No. 1, dated as of March 27, 2017, by that certain Increase Joinder No. 1, dated as of June 15, 2017, by that certain Amendment No. 2, dated as of January 25, 2018, by that certain Consent and Amendment No. 3 to Credit Agreement, dated as of July 3, 2018, and by that certain Increase Joinder No. 2, dated as of July 3, 2018 and as further amended, restated, amended and restated, modified and supplemented from time to time prior to the date hereof, the “Credit Agreement”, and the Credit Agreement, as amended by this Agreement, the “Amended Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.

WHEREAS, pursuant to Section 2.18 of the Credit Agreement, pursuant to any Pro Rata Extension Offer, the Borrower is permitted to consummate transactions with Lenders of a Class to extend the maturity date of such Lenders’ Loans or Commitments and to otherwise modify the terms of such Loans or Commitments;

WHEREAS, pursuant to Section 2.18(a) of the Credit Agreement, the Administrative Agent in its reasonable discretion has waived the requirement that the Borrower deliver notice to the Administrative agent not less than ten (10) Business Days prior to the proposed date of funding of Extended Loans pursuant to a Pro Rata Extension Offer;

WHEREAS, (i) each Revolving Lender who executes this Agreement as an Extending Revolving Lender (as defined below) has agreed to extend the maturity date of its Revolving Commitments in accordance with and subject to the terms set forth herein and (ii) the 2024 Revolving Commitments and the 2024 Revolving Loans, on the one hand, and the 2022 Revolving Commitments and any 2022 Revolving Loans, on the other hand, will constitute separate tranches and Classes under the Credit Agreement;

WHEREAS, pursuant to Section 9.02 of the Credit Agreement, without the consent of any Lender, the Borrower and the Administrative Agent (i) may enter into any amendment, supplement or modification of any Loan Document to enhance the rights or benefits of any Lender under any Loan Document and (ii) enter into any amendment, supplement or modification of any Loan Document to cure any ambiguity, omission, mistake, defect or inconsistency or to effect administrative changes of a technical nature;

WHEREAS, in consideration of the Extending Revolving Lenders’ agreement to extend the maturity date of their Revolving Commitments, the Borrower and the Administrative Agent intend to make certain other amendments to the Credit Agreement to enhance the rights and benefits of the Lenders; and

WHEREAS, the Borrower and the Administrative Agent and Collateral Agent intend to amend the Pledge Agreement and the Security Agreement to effect administrative changes of a technical nature to the Pledge Agreement and the Security Agreement, respectively.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.             Extension of Revolving Commitments.

(a)          Each Lender that is a Revolving Lender under the Credit Agreement on the date hereof (an “Existing Revolving Lender”), by executing its appropriate signature page to this Agreement and delivering such signature page to the Administrative Agent, agrees to extend and reclassify all of its (i) Revolving Commitments outstanding immediately prior to the Amendment No. 4 Effective Date (the “Existing Revolving Commitments”) to 2024 Revolving Commitments and (ii) Revolving Loans outstanding immediately prior to the Amendment No. 4 Effective Date (the “Existing Revolving Loans”) to 2024 Revolving Loans, in each case, upon the Amendment No. 4 Effective Date.

(b)         As of the Amendment No. 4 Effective Date, each Existing Revolving Lender that has executed and delivered a counterpart to this Agreement as an “Extending Revolving Lender” (each, an “Extending Revolving Lender”) shall have its entire Existing Revolving Commitment automatically reclassified as a 2024 Revolving Commitment and all of its Existing Revolving Loans reclassified as 2024 Revolving Loans, respectively, for all purposes under the Amended Credit Agreement, and such 2024 Revolving Commitments and 2024 Revolving Loans shall be outstanding under the Amended Credit Agreement on the terms and conditions set forth herein.

(c)         As of the Amendment No. 4 Effective Date, all of the Existing Revolving Commitments of any Existing Revolving Lender that is not an Extending Revolving Lender (each a “Non-Extending Revolving Lender”) shall be reclassified as and constitute 2022 Revolving Commitments, and all of the Existing Revolving Loans of any Non-Extending Revolving Lender shall be reclassified as and constitute 2022 Revolving Loans, in each case under the Amended Credit Agreement and shall continue to be in effect and outstanding under the Amended Credit Agreement on the terms and conditions set forth therein.

Section 2.             Amendments.

(a)          The Credit Agreement is, effective as of the Amendment No. 4 Effective Date, amended to (i) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and (ii) add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

(b)          Schedule 1 to the Credit Agreement is, effective as of the Amendment No. 4 Effective Date, hereby amended and restated in its entirety in the form of Schedule 1 hereto.

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Section 3.            Representations and Warranties, No Default. The Borrower hereby represents and warrants that as of the Amendment No. 4 Effective Date, (i) after giving effect to the amendments set forth in Section 2 of this Agreement, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) each of the representations and warranties made by the Borrower set forth in Article III of the Credit Agreement or in any other Loan Document are true and correct in all material respects on and as of the Amendment No. 4 Effective Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and, to the extent such representations and warranties are qualified as to materiality, Material Adverse Effect or similar language, such representations shall be true and correct in all respects).

Section 4.             Effectiveness. Sections 1 and 2 of this Agreement shall become effective on the date (such date, if any, the “Amendment No. 4 Effective Date”) that the following conditions have been satisfied:

(a)         Executed Counterparts. The Administrative Agent shall have received from the Borrower, each other Loan Party, the Administrative Agent and each Extending Revolving Lender (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement;

(b)          Officer’s Certificate. The Administrative Agent shall have received a certificate of a Financial Officer of the Borrower confirming compliance with the conditions set forth in Sections 4(e) and (f) below;

(c)         Legal Opinions. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment No. 4 Effective Date) of (i) Mark D. Nielsen, Esq., Executive Vice President and Chief Legal Officer of the Borrower and (ii) Kirkland & Ellis LLP, counsel to the Borrower, in each case, covering such matters relating to the Borrower and this Agreement as the Administrative Agent shall reasonably request (and the Borrower hereby instructs such counsel to deliver such opinions to the Lenders and the Administrative Agent);

(d)         Corporate Documents. The Administrative Agent shall have received (i) a recently dated certificate as to the good standing of each Loan Party under the laws of its jurisdiction, and (ii) a certificate of the secretary or assistant secretary of the Borrower certifying (x) that attached thereto are true and complete copies of (1) the certificate of incorporation of the Borrower, and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, (2) the bylaws of the Borrower as in effect on the Amendment No. 4 Effective Date, and (3) the resolutions of the board of directors of the Borrower authorizing the amendments contemplated hereunder, the execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is contemplated to be a party, and (y) as to the incumbency and genuineness of the signature of each officer of the Borrower executing Loan Documents.

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(e)          Representations and Warranties. The representations and warranties in Article III of the Credit Agreement shall be true and correct in all material respects as of the Amendment No. 4 Effective Date (except in the case of any such representations and warranty that expressly relates to an earlier given date or period, in which case such representation and warranty shall be true and correct in all material respects as of the respective earlier date or respective period, as the case may be, and, to the extent such representations and warranties are qualified as to materiality, Material Adverse Effect or similar language, such representations shall be true and correct in all respects);

(f)           No Default. No Default or Event of Default shall have occurred and be continuing; and

(g)          Fees. The Administrative Agent shall have received, (i) for distribution to each Extending Revolving Lender on the Amendment No. 4 Effective Date (immediately prior to giving effect to the amendments contemplated to occur on the Amendment No. 4 Effective Date) who consents to this Agreement and unconditionally submits an executed signature page hereto prior to March 5, 2019 at 5:00 p.m. (New York time), a fee equal to 0.25% of the aggregate principal amount of such Extending Revolving Lender’s Revolving Commitments on the Amendment No. 4 Effective Date (immediately prior to giving effect to the amendments contemplated to occur on the Amendment No. 4 Effective Date), which fee shall be non-refundable and fully earned and payable on the Amendment No. 4 Effective Date, and (ii) all fees required to be paid, and all expenses required to be paid or reimbursed under Section 9.03(a) of the Credit Agreement for which invoices have been presented a reasonable period of time prior to the Amendment No. 4 Effective Date.

Section 5.           Reaffirmation. Each Loan Party party hereto hereby acknowledges its receipt of a copy of this Agreement and the Amended Credit Agreement and its review of the terms and conditions hereof and thereof and consents to the terms and conditions hereof and of the Amended Credit Agreement and the transactions contemplated thereby. Each Guarantor hereby (a) affirms and confirms its guarantees and other commitments under the Guaranty Agreement and (b) agrees that the Guaranty Agreement is in full force and effect and shall accrue to the benefit of the Secured Parties to guarantee the Obligations. The Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations, and the Borrower confirms and reaffirms its prior grant of security interests and liens under the Collateral Documents, which shall continue in full force and effect after giving effect to this Agreement.

Section 6.           Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 7.            Applicable Law; Waiver of Jury Trial; Jurisdiction; Consent to Service of Process. The provisions set forth in Sections 9.09 and 9.10 of the Credit Agreement are hereby incorporated mutatis mutandis with all references to the “Agreement” therein being deemed references to this Agreement.

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Section 8.             Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.          Effect of Amendment. Except as expressly set forth herein, (i) this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Agreement and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 4 Effective Date. This Agreement shall constitute a Loan Document for purposes of the Credit Agreement, and from and after the Amendment No. 4 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement. The Borrower hereby consents to this Agreement and confirms that all obligations of the Borrower under the Loan Documents to which it is a party shall continue to apply to the Amended Credit Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FRONTIER COMMUNICATIONS
CORPORATION, as Borrower

By:	/s/ Mark D. Nielsen
	Name:	Mark D. Nielsen
	Title:	Executive Vice President, Chief Legal Officer and Secretary

FRONTIER SOUTHWEST INCORPORATED,
as a Guarantor

By:	/s/ Mark D. Nielsen
	Name:	Mark D. Nielsen
	Title:	Vice President, Chief Legal Officer and Secretary

FRONTIER FLORIDA LLC, as a Guarantor

By:	/s/ Mark D. Nielsen
	Name:	Mark D. Nielsen
	Title:	Vice President, Chief Legal Officer and Secretary

FRONTIER COMMUNICATIONS
NORTHWEST INC., as a Guarantor

By:	/s/ Mark D. Nielsen
	Name:	Mark D. Nielsen
	Title:	Vice President, Chief Legal Officer and Secretary

CITIZENS TELECOMMUNICATIONS
COMPANY OF MINNESOTA, LLC, as a Guarantor

By:	/s/ Mark D. Nielsen
	Name:	Mark D. Nielsen
	Title:	Vice President, Chief Legal Officer and Secretary

[Signature Page to Amendment No. 4 to Credit Agreement]

FRONTIER COMMUNICATIONS OF
MINNESOTA, INC., as a Guarantor

By:	/s/ Mark D. Nielsen
	Name:	Mark D. Nielsen
	Title:	Vice President, Chief Legal Officer and Secretary

FRONTIER COMMUNICATIONS OF IOWA,
LLC, as a Guarantor

By:	/s/ Mark D. Nielsen
	Name:	Mark D. Nielsen
	Title:	Vice President, Chief Legal Officer and Secretary

CITIZENS TELECOMMUNICATIONS
COMPANY OF TENNESSEE L.L.C., as a Guarantor

By:	/s/ Mark D. Nielsen
	Name:	Mark D. Nielsen
	Title:	Vice President, Chief Legal Officer and Secretary

CITIZENS TELECOMMUNICATIONS
COMPANY OF UTAH, as a Guarantor

By:	/s/ Mark D. Nielsen
	Name:	Mark D. Nielsen
	Title:	Vice President, Chief Legal Officer and Secretary

FRONTIER COMMUNICATIONS OF
WISCONSIN LLC, as a Guarantor

By:	/s/ Mark D. Nielsen
	Name:	Mark D. Nielsen
	Title:	Vice President, Chief Legal Officer and Secretary

[Signature Page to Amendment No. 4 to Credit Agreement]

FRONTIER VIDEO SERVICES INC., as a
Pledgor

By:	/s/ Mark D. Nielsen
	Name:	Mark D. Nielsen
	Title:	Vice President, Chief Legal Officer and Secretary

[Signature Page to Amendment No. 4 to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:	/s/ John G. Kowalczuk
	Name:	John G. Kowalczuk
	Title:	Executive Director

JPMORGAN CHASE BANK, N.A., as Collateral
Agent

By:	/s/ John G. Kowalczuk
	Name:	John G. Kowalczuk
	Title:	Executive Director

[Signature Page to Amendment No. 4 to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Revolving
Lender

By:	/s/ John G. Kowalczuk
	Name:	John G. Kowalczuk
	Title:	Executive Director

[Signature Page to Amendment No. 4 to Credit Agreement]

Bank of America, N.A.,
as a Revolving Lender

By:	/s/ Laura L. Olson
	Name:	Laura L. Olson
	Title:	Vice President

[Signature Page to Amendment No. 4 to Credit Agreement]

Citibank, N.A.,
as a Revolving Lender

By:	/s/ Keith Lukasavich
	Name:	Keith Lukasvich
	Title:	Managing Director & Vice
President

[Signature Page to Amendment No. 4 to Credit Agreement]

Morgan Stanley Bank, N.A.,
as a Revolving Lender

By:	/s/ Mike King
	Name:	Mike King
	Title:	Authorized Signatory

[Signature Page to Amendment No. 4 to Credit Agreement]

Morgan Stanley Senior Funding, Inc.,
as a Revolving Lender

By:	/s/ Mike King
	Name:	Mike King
	Title:	Authorized Signatory

[Signature Page to Amendment No. 4 to Credit Agreement]

Barclays Bank PLC,
as a Revolving Lender

By:	/s/ Craig Malloy
	Name:	Craig Malloy
	Title:	Director

[Signature Page to Amendment No. 4 to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Revolving Lender

By:	/s/ Alicia Schug
	Name:	Alicia Schug
	Title:	Vice President

By:	/s/ Yumi Okabe
	Name:	Yumi Okabe
	Title:	Vice President

[Signature Page to Amendment No. 4 to Credit Agreement]

MUZUHO BANK, LTD.,
as a Revolving Lender

By:	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Authorized Signatory

[Signature Page to Amendment No. 4 to Credit Agreement]

GOLDMAN SACHS BANK USA,
as a Revolving Lender

By:	/s/ Rebecca Kratz
	Name:	Rebecca Kratz
	Title:	Authorized Signatory

[Signature Page to Amendment No. 4 to Credit Agreement]

CREDIT SUISSE AG, Cayman Islands Branch,
as a Revolving Lender

By:	/s/ Vipul Dhadda
	Name:	Vipul Dhadda
	Title:	Authorized Signatory

By:	/s/ Emerson Almeida
	Name:	Emerson Almeida
	Title:	Authorized Signatory

[Signature Page to Amendment No. 4 to Credit Agreement]

SCHEDULE 1

REVOLVING COMMITMENTS

Lender	Revolving Commitment	Letter of Credit Sublimit
JPMorgan Chase Bank N.A.	$116,609,756.11	$20,578,192.25
Bank of America, N.A.	$92,250,000.00	$16,279,411.76
Citibank, N.A.	$92,250,000.00	$16,279,411.76
Morgan Stanley Bank N.A.	$50,000,000.00	$8,823,529.41
Morgan Stanley Senior Funding, Inc.	$42,250,000.00	$7,455,882.35
Barclays Bank PLC	$91,463,414.63	$16,140,602.58
Deutsche Bank AG New York	$91,463,414.63	$16,140,602.58
Mizuho Bank Ltd.	$91,463,414.63	$0.00
Goldman Sachs Bank USA	$90,000,000.00	$15,882,352.94
Credit Suisse AG, Cayman Islands Branch	$77,250,000.00	$16,279,411.76
Banc of America Credit Products, Inc.	$15,000,000.00	$0.00
Total	$850,000,000.00	$133,859,397.39

EXHIBIT A

[See Attached Amended Credit Agreement]

EXHIBIT A

FIRST AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

February 27, 2017

as amended by Amendment No. 1, dated as of March 27, 2017, by Increase Joinder No. 1, dated as of June 15, 2017, by Amendment No. 2, dated as of January 25, 2018, ~~and~~ by Consent and Amendment No. 3, dated as of July 3, ~~2018~~2018, by Increase Joinder No. 2, dated as of July 3, 2018 and by Amendment No. 4, dated as of March 15, 2019 among

FRONTIER COMMUNICATIONS CORPORATION

The LENDERS Party Hereto

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

and

JPMORGAN CHASE BANK, N.A.
CITIBANK, N.A.
BARCLAYS BANK PLC
BANK OF AMERICA, N.A.
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
DEUTSCHE BANK SECURITIES INC.
MIZUHO BANK LTD
MORGAN STANLEY SENIOR FUNDING, INC.
GOLDMAN SACHS BANK USA,
as Joint Lead Arrangers and Joint Bookrunners for the initial First Amended and Restated Credit Agreement

and

JPMORGAN CHASE BANK, N.A.
MORGAN STANLEY SENIOR FUNDING, INC.
DEUTSCHE BANK SECURITIES INC.
MIZUHO BANK LTD.
CREDIT SUISSE SECURITIES (USA) LLC
CITIGROUP GLOBAL MARKETS INC.
GOLDMAN SACHS LENDING PARTNERS LLC
as Joint Lead Arrangers and Joint Bookrunners for Increase Joinder No. 1
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
ROYAL BANK OF CANADA
as Joint Lead Arrangers for Increase Joinder No. 1

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

SECTION 1.01	Defined Terms	1
SECTION 1.02	Terms Generally	~~43~~45
SECTION 1.03	Accounting Terms; GAAP	~~44~~46

ARTICLE II

THE CREDITS

SECTION 2.01	The Commitments	~~44~~46
SECTION 2.02	Loans and Borrowings	~~45~~47
SECTION 2.03	Requests for Borrowings	~~45~~48
SECTION 2.04	Funding of Borrowings	~~46~~48
SECTION 2.05	Interest Elections	~~47~~49
SECTION 2.06	Termination and Reduction of Commitments	~~48~~50
SECTION 2.07	Repayment and Amortization of Loans; Evidence of Debt	~~48~~51
SECTION 2.08	Prepayment of Loans	~~49~~52
SECTION 2.09	Fees	~~50~~53
SECTION 2.10	Interest	~~51~~54
SECTION 2.11	Alternate Rate of Interest	~~52~~55
SECTION 2.12	Increased Costs	~~52~~55
SECTION 2.13	Break Funding Payments	~~54~~56
SECTION 2.14	Taxes	~~54~~57
SECTION 2.15	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~57~~60
SECTION 2.16	Mitigation Obligations; Replacement of Lenders	~~59~~62
SECTION 2.17	Defaulting Lenders	~~60~~63
SECTION 2.18	Extensions of Loans	~~62~~65
SECTION 2.19	Refinancing Amendments	~~64~~66
SECTION 2.20	Loan Repurchases	~~67~~69
SECTION 2.21	Increase in Commitments	~~68~~71
SECTION 2.22	Letters of Credit	~~71~~74

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01	Organization; Powers; Governmental Approvals	~~75~~78
SECTION 3.02	Financial Statements	~~76~~79
SECTION 3.03	No Material Adverse Change	~~76~~79
SECTION 3.04	Titles to Properties; Possession Under Leases	~~76~~79
SECTION 3.05	Ownership of Subsidiaries	~~77~~79
SECTION 3.06	Litigation; Compliance with Laws	~~77~~79
SECTION 3.07	Agreements	~~77~~80
SECTION 3.08	Federal Reserve Regulations	~~77~~80
SECTION 3.09	Investment Company Act	~~77~~80

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Page

SECTION 3.10	Use of Proceeds	~~78~~80
SECTION 3.11	Tax Returns	~~78~~81
SECTION 3.12	No Material Misstatements	~~78~~81
SECTION 3.13	Employee Benefit Plans	~~78~~81
SECTION 3.14	Insurance	~~79~~81
SECTION 3.15	Patriot Act; FCPA; Sanctions	~~79~~81
SECTION 3.16	Collateral Documents	~~79~~82
SECTION 3.17	Solvency	~~79~~82

ARTICLE IV

CONDITIONS

SECTION 4.01	First Amendment and Restatement Effective Date	~~79~~82
SECTION 4.02	Each Credit Event	~~82~~84

ARTICLE V

AFFIRMATIVE COVENANTS

SECTION 5.01	Existence; Businesses and Properties	~~83~~85
SECTION 5.02	Financial Statements, Reports, Etc.	~~84~~86
SECTION 5.03	Litigation and Other Notices	~~85~~88
SECTION 5.04	Maintaining Records	~~85~~88
SECTION 5.05	Use of Proceeds	~~86~~89
SECTION 5.06	Collateral Documents; Additional Guarantors	~~86~~89
SECTION 5.07	CoBank Equity	~~87~~89
SECTION 5.08	Further Assurances	~~88~~90
SECTION 5.09	Post Closing Actions	~~88~~90
SECTION 5.10	Ratings	~~88~~91

ARTICLE VI

NEGATIVE COVENANTS

SECTION 6.01	Liens; Restrictions on Sales of Receivables	~~88~~91
SECTION 6.02	Ownership of the Principal Subsidiaries	~~90~~92
SECTION 6.03	Asset Sales	~~90~~92
SECTION 6.04	Mergers	~~90~~93
SECTION 6.05	Dividends and Payment Restrictions	~~90~~93
SECTION 6.06	Transactions with Affiliates	~~91~~93
SECTION 6.07	Financial Ratio	~~91~~93
SECTION 6.08	Indebtedness	~~91~~94
SECTION 6.09	Use of Proceeds; Anti-Corruption Laws; Sanctions	~~93~~95
SECTION 6.10	Restricted Payments	~~93~~95
SECTION 6.11	Designation of Restricted and Unrestricted Subsidiaries	~~97~~100

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Page

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01	Events of Default	~~98~~100

ARTICLE VIII

AGENCY

SECTION 8.01	Administrative Agent and Collateral Agent	~~100~~103
SECTION 8.02	Bookrunners, Etc.	~~104~~107
SECTION 8.03	Collateral and Guaranty Matters; Enforcement	~~104~~107

ARTICLE IX

MISCELLANEOUS

SECTION 9.01	Notices	~~105~~108
SECTION 9.02	Waivers; Amendments	~~107~~109
SECTION 9.03	Expenses; Indemnity; Damage Waiver	~~109~~112
SECTION 9.04	Successors and Assigns	~~111~~114
SECTION 9.05	Survival	~~115~~117
SECTION 9.06	Counterparts; Integration; Effectiveness; Electronic Execution	~~115~~118
SECTION 9.07	Severability	~~115~~118
SECTION 9.08	Right of Setoff	~~116~~118
SECTION 9.09	Governing Law; Jurisdiction; Etc.	~~116~~119
SECTION 9.10	WAIVER OF JURY TRIAL	~~117~~119
SECTION 9.11	Headings	~~117~~120
SECTION 9.12	Treatment of Certain Information; Confidentiality	~~117~~120
SECTION 9.13	No Fiduciary Duty, etc.	~~118~~121
SECTION 9.14	USA PATRIOT Act	~~118~~121
SECTION 9.15	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~119~~121

SCHEDULE 1	–	Commitments
SCHEDULE 2	–	Liens
SCHEDULE 3	–	Subsidiary Indebtedness
SCHEDULE 4	–	Guarantors
SCHEDULE 5	–	Pledged Subsidiaries
SCHEDULE 6	–	Pledgors
SCHEDULE 7	–	Post-Closing Actions

EXHIBIT A	–	Form of Assignment and Assumption
EXHIBIT B	–	Auction Procedures
EXHIBIT C	–	Form of Pledge Agreement
EXHIBIT D	–	Form of Solvency Certificate
EXHIBIT E	–	Form of Guaranty Agreement
EXHIBIT F‑1	–	Form of Non-Bank Tax Certificate (For Foreign Lenders That Are Not Partnerships)
EXHIBIT F‑2	–	Form of Non-Bank Tax Certificate (For Foreign Lenders That Are Partnerships)
EXHIBIT F‑3	–	Form of Non-Bank Tax Certificate (For Foreign Participants That Are Not Partnerships)
EXHIBIT F‑4	–	Form of Non-Bank Tax Certificate (For Foreign Participants That Are Partnerships)
EXHIBIT G	–	Form of Junior Intercreditor Agreement

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FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of February 27, 2017, among FRONTIER COMMUNICATIONS CORPORATION, a Delaware corporation (the “Borrower”), the LENDERS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent. All capitalized terms used herein and defined in Article I are used herein as defined therein.

WHEREAS, prior to the First Amendment and Restatement Effective Date, the Borrower, on the one hand and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, on the other hand, previously entered into (i) that certain Credit Agreement, dated as of June 2, 2014 (as amended, restated or otherwise modified from time to time, the “Existing Revolving Credit Agreement”), and (ii) that certain Credit Agreement, dated as of August 12, 2015 (as amended, restated or otherwise modified from time to time, the “Existing Term Loan Credit Agreement”), in each case, pursuant to which the lenders party thereto provided the Borrower with certain financial accommodations; and

WHEREAS, in accordance with Section 9.02 of each of the Existing Revolving Credit Agreement and the Existing Term Loan Credit Agreement, the Borrower, the Lenders, and JPMorgan Chase Bank, N.A., as administrative agent, desire to amend and restate the Existing Revolving Credit Agreement and the Existing Term Loan Credit Agreement as provided herein and to both be governed under this Agreement and the related Loan Documents.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agree that each of the Existing Revolving Credit Agreement and the Existing Term Loan Credit Agreement shall be amended and restated in its entirety to read as set forth herein (it being agreed that this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of the Obligations under the Existing Revolving Credit Agreement or the Existing Term Loan Credit Agreement) and the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2014 CoBank Credit Agreement” means the Credit Agreement, dated as of June 2, 2014, by and among the Borrower, CoBank ACB, as administrative agent, and the lenders party thereto, together with any term loan facility of the Borrower that replaces, renews, refinances or refunds the foregoing.

“2016 CoBank Credit Agreement” means the Credit Agreement, dated as of October 12, 2016, by and among the Borrower, CoBank ACB, as administrative agent, and the lenders party thereto, together with any term loan facility of the Borrower that replaces, renews, refinances or refunds the foregoing.

“2021 Springing Maturity Date” means March 31, 2021.

“2022 Springing Maturity Date” means January 14, 2022.
“2022 Revolving Commitment” means, with respect to each Non-Extending Revolving Lender, the commitment to make 2022 Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s 2022 Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 or increased from time to time pursuant to Section 2.21 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s 2022 Revolving Commitment is set forth on Schedule 1 under the heading “2022 Revolving Commitments” or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of 2022 Revolving Commitments of all Non-Extending Revolving Lenders shall be $15,000,000.00 immediately following the Amendment No. 4 Effective Date.

“2022 Revolving Credit Exposure” means, as to each Revolving Lender, the sum of the outstanding principal amount of such Revolving Lender’s 2022 Revolving Loans and LC Exposure at such time.
“2022 Revolving Facility” means the 2022 Revolving Commitments and the extensions of credit made hereunder by the Non-Extending Revolving Lenders.
“2022 Revolving Loans” means a Loan made by a Revolving Lender pursuant to Section 2.01(b) with respect to its 2022 Revolving Commitment.
“2024 Revolving Commitment” means, with respect to each Extending Revolving Lender, the commitment to make 2024 Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s 2024 Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 or increased from time to time pursuant to Section 2.21 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s 2024 Revolving Commitment is set forth on Schedule 1 under the heading “2024 Revolving Commitments” or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of 2024 Revolving Commitments of all Extending Revolving Lenders shall be $835,000,000.00 immediately following the Amendment No. 4 Effective Date.
“2024 Revolving Credit Exposure” means, as to each Revolving Lender, the sum of the outstanding principal amount of such Revolving Lender’s 2024 Revolving Loans and LC Exposure at such time.
“2024 Revolving Facility” means the 2024 Revolving Commitments and the extensions of credit made hereunder by the Extending Revolving Lenders.
“2024 Revolving Loans” means a Loan made by a Revolving Lender pursuant to Section 2.01(b) with respect to its 2024 Revolving Commitment.

 “ABR,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional Interest” means all additional interest then owing pursuant to any applicable registration rights agreement in respect of any security or securities under the Senior Notes Indenture.

“Adjusted Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Indebtedness as of the last day of the relevant Test Period limited to that of the Borrower and its Restricted Subsidiaries and after giving effect to all incurrences and repayments of Indebtedness from the end of such Test Period to such date of determination to (b) Consolidated Adjusted EBITDA for such Test Period.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, (a) in the case of Revolving Loans and the Initial Term Loans, the greater of (x) (i) an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate for such Interest Period and (y) 0.00% per annum and (b) in the case of Term B-1 Loans, the greater of (x) (i) an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate for such Interest Period and (y) 0.75%.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder and its successors in such capacity.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“All-in Yield” means, as to any Indebtedness, the effective yield with respect thereto as reasonably determined by the Administrative Agent in consultation with the Borrower, whether in the form of interest rate, margin, original issue discount, upfront fees, rate floors or otherwise, in each case, incurred or payable by Borrower generally to all lenders of such Indebtedness; provided that in determining such yield, (x) original issue discount or upfront fees (but not any arrangement, structuring or other fees payable in connection therewith that are not shared with all lenders providing such Indebtedness) (which upfront fees shall be deemed to constitute a like amount of original issue discount) paid to the lenders providing such Indebtedness in the initial primary syndication thereof shall be included and equated to interest rate (in the case of a loan, with original issue discount being equated to interest based on an assumed four-year life to maturity on a straight-line basis), and (y) any amendments to the applicable margin on the Term B-1 Facility that became effective subsequent to the Term B-1 Increase Effective Date but prior to the time of such additional Term B Facility shall also be included in such calculations in determining the All-in Yield of the Term B-1 Facility; provided, further that in the case of fixed rate Indebtedness, the “All-in Yield” of the Term B-1 Loans shall be based on the spread to mid-swaps on the date of incurrence of any such fixed rate Indebtedness for a term equal to the term of such fixed rate Indebtedness, with such spread to mid-swaps being determined by the Administrative Agent in its sole discretion by subtracting the swap rate quoted by Reuters (or other publicly available service selected by the Administrative Agent in its sole discretion) at the closing of the Business Day of the issuance of such Indebtedness for the period described above from the yield of such fixed rate Indebtedness at the time of issuance (taking into account issue price to investors, interest rate and payment dates in accordance with standard bond market convention).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.

“Amendment No. 2 Effective Date” means January 25, 2018.

“Amendment No. 3” shall mean that certain Consent and Amendment No. 3 to Credit Agreement, dated as of July 3, 2018 by and among Borrower, the Lenders party thereto, and the Administrative Agent.

“Amendment No. 3 Effective Date” shall have the meaning assigned to such term in Amendment No. 3.

“Amendment No. 4” shall mean that certain Amendment No. 4 to Credit Agreement, dated as of March 15, 2019 by and among the Loan Parties party thereto, the Lenders party thereto, and the Administrative Agent.
“Amendment No. 4 Effective Date” shall have the meaning assigned to such term in Amendment No. 4.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower and its Subsidiaries from time to time primarily concerning or relating to bribery, money laundering or corruption.

“Applicable Amount” means the sum of (A)(x) cumulative Consolidated Adjusted EBITDA from and after October 1, 2015 to the most recently ended fiscal quarter for which internal financial statements are available preceding the date of the proposed action (for the avoidance of doubt, such cumulative Consolidated Adjusted EBITDA shall include the Consolidated Adjusted EBITDA for any such quarters, whether negative or positive) minus (y) 1.4 times Cumulative Interest Expense plus (without duplication) (B):

(1)        100% of the aggregate net cash proceeds, and the fair market value of marketable securities or other property or assets other than cash, received by the Borrower from the issue or sale (other than to a Subsidiary) of any class of Equity Interests in the Borrower after September 25, 2015, other than (A) Disqualified Stock, (B) Equity Interests to the extent the net cash proceeds therefrom are applied as provided for in clause (iv) of Section 6.10(b) and (C) Refunding Capital Stock to the extent the net cash proceeds therefrom are applied as provided for in clause (ii) of Section 6.10(b); plus

(2)        100% of any cash and the fair market value of marketable securities or other property or assets other than cash received by the Borrower as a capital contribution from its shareholders subsequent to September 25, 2015; plus

(3)         100% of the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock, of the Borrower or any Restricted Subsidiary of the Borrower issued after September 25, 2015 (other than any such Indebtedness or Disqualified Stock to the extent issued to a Subsidiary of the Borrower), which has been converted into or exchanged for Equity Interests in the Borrower (other than Disqualified Stock); plus

(4)         to the extent not already included in Consolidated Adjusted EBITDA, 100% of the aggregate cash proceeds received by the Borrower or any of its Restricted Subsidiaries since September 25, 2015 from Investments, whether through interest payments, principal payments, returns, profits, distributions, income and similar amounts, dividends or other distributions and payments, or the sale or other disposition (other than to the Borrower or a Restricted Subsidiary of the Borrower) thereof made by the Borrower and its Restricted Subsidiaries; plus

(5)        to the extent that any Unrestricted Subsidiary of the Borrower is redesignated as a Restricted Subsidiary after April 1, 2016, the lesser of (i) the fair market value of the Borrower’s Investment in such Subsidiary as of the date of such redesignation and (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary;

less the amount of any Applicable Amount previously applied pursuant to clause (iii)(B)(ii) of Section 6.10(b) and clause (k)(ii) of the definition of “Permitted Debt.”

“Applicable Percentage” means, with respect to any Lender, (i) with respect to Revolving Loans or LC Exposure, a percentage equal to a fraction, the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitment of all Revolving Lenders and (ii) with respect to the Term Loans of any Class, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of Term Loans of such Class and the denominator of which is the aggregate outstanding principal amount of the Term Loans of such Class; provided that, in the case of Section 2.17 when a Defaulting Lender shall exist, any such Defaulting Lender’s Commitment or outstanding principal amount of Loans (as applicable) shall be disregarded in the calculation. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means~~,~~ :

(a) in the case of the Term B-1 Loans, 3.75% for Eurodollar Loans and 2.75% for ABR Loans ~~and~~,

(b) in the case of (i) Revolving Loans ~~and~~, prior to the Amendment No. 4 Effective Date, (ii) 2022 Revolving Loans and (iii) the Initial Term Loans, in each case, for any day, with respect to any Eurodollar Loan, ABR Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth ~~below, based upon the Leverage Ratio applicable on such date:~~ in the table immediately below, based upon the Leverage Ratio applicable on such date:

Pricing Level	Leverage Ratio	Applicable Rate for ABR Loans	Applicable Rate for Eurodollar Loans	Applicable Rate for Commitment Fee
1	< 2.50:1.00	0.75%	1.75%	0.250%
2	≥ 2.50:1.00 but < 3.00:1.00	1.00%	2.00%	0.350%
3	≥ 3.00:1.00 but < 3.50:1.00	1.25%	2.25%	0.400%
4	≥ 3.50.00:1.00 but < 4.00:1.00	1.50%	2.50%	0.450%
5	≥ 4.00:1.00	1.75%	2.75%	0.500%

(c) in the case of 2024 Revolving Loans, for any day, with respect to any Eurodollar Loan, ABR Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth in the table immediately below, based upon the Leverage Ratio applicable on such date:

Pricing Level	Leverage Ratio	Applicable Rate for ABR Loans	Applicable Rate for Eurodollar Loans	Applicable Rate for Commitment Fee
1	< 2.50:1.00	1.00%	2.00%	0.250%
2	≥ 2.50:1.00 but < 3.00:1.00	1.25%	2.25%	0.350%
3	≥ 3.00:1.00 but < 3.50:1.00	1.50%	2.50%	0.400%
4	≥ 3.50.00:1.00 but < 4.00:1.00	1.75%	2.75%	0.450%
5	≥ 4.00:1.00	2.00%	3.00%	0.500%

For purposes of the foregoing ~~clause~~clauses (b) and (c):

(i)          if at any time the Borrower fails to deliver any financial statements required under Section 5.02 on or before the date such financial statements are due, Pricing Level 5 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery of such financial statements and ending on the date that is three (3) Business Days after such financial statements, together with the corresponding compliance certificate required by Section 5.02(c), are actually delivered, after which the Pricing Level shall be determined in accordance with the table above as applicable; and

(ii)         adjustments, if any, to the Pricing Level then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable financial statements required under Section 5.02 and corresponding compliance certificate required by Section 5.02(c) (it being understood and agreed that each change in Pricing Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change).

Notwithstanding the foregoing, during the period beginning on the ~~First~~ Amendment ~~and Restatement~~No. 4 Effective Date and ending on the date of delivery of the financial statements and compliance certificate with respect to the fiscal ~~year~~quarter ended ~~December~~March 31, ~~2016,~~2019, the Applicable Rate in respect of 2024 Revolving Loans for the purposes of the foregoing clause (~~b~~c) shall be based on Pricing Level ~~4,~~5, and thereafter, the Applicable Rate in respect of 2024 Revolving Loans shall be determined in accordance with the preceding table and provisions.

Notwithstanding the foregoing, the Applicable Rate with respect to any Extended Commitment or any Extended Loans will be set forth in the applicable Extension Amendment for the applicable Class, the Applicable Rate in respect of any Class of Refinancing Term Loans shall be the applicable percentages per annum set forth in the relevant agreement and the Applicable Rate in respect of any Incremental Revolving Commitment or Incremental Term Loan shall be the applicable percentage per annum set forth in the relevant Increase Joinder.

“Asset Exchange” means the exchange or other transfer of telecommunications assets between or among the Borrower and another Person or other Persons in connection with which the Borrower would transfer telecommunications assets and/or other property in consideration of the receipt of telecommunications assets and/or other property having a fair market value substantially equivalent to those transferred by the Borrower (as determined in good faith by the board of directors of the Borrower); provided that the principal value of the assets being transferred to the Borrower shall be represented by telecommunications assets.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Auction Manager” has the meaning assigned to such term in Section 2.20(a).

“Auction Procedures” means auction procedures with respect to Purchase Offers set forth in Exhibit B hereto.

“Availability Period” means the period from and including the ~~First~~ Amendment ~~and Restatement~~No. 4 Effective Date to but excluding the earlier of the applicable Revolving Facility Commitment Termination Date and the date of termination of the applicable Revolving Commitments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Event” means, with respect to any Lender, such Lender becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, or become the subject of a Bail-In Action, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Lender by a Governmental Authority or instrumentality thereof, provided that such ownership interest does not result in or provide such Lender or its direct or indirect parent company with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Borrowing” means (a) all ABR Loans of the same Class made or converted on the same date or (b) Eurodollar Loans of the same Class that have the same Interest Period.

“Borrowing Approvals” has the meaning assigned to such term in Section 3.01(d).

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and (b) if such day relates to a borrowing, a continuation or conversion of or into, or the Interest Period for, a Eurodollar Borrowing, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

“Capital Expenditures” shall mean, for any person in respect of any period, the aggregate of, without duplication (a) all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person and (b) Capital Lease Obligations incurred by such Person during such period.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (subject to Section 1.03) and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” means:

(1)          in the case of a corporation, corporate stock;

(2)          in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)          in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)          any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means any of the following:

(1)          securities or obligations issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof;

(2)        securities or obligations issued by any state of the United States of America, or any political subdivision of any such state, or any public instrumentality thereof, having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(3)          commercial paper issued by any Lender or any “Lender” under the Existing Credit Agreements or any bank holding company owning any such Lender;

(4)         commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(5)         domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any “Lender” under the Existing Credit Agreements or any other bank having combined capital and surplus of not less than $250.0 million in the case of domestic banks and $100.0 million in the case of foreign banks;

(6)         auction rate securities rated at least Aa3 by Moody’s and AA- by S&P (or, if at any time either S&P or Moody’s shall not be rating such obligations, an equivalent rating from another nationally recognized rating service);

(7)         repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (1), (2) and (5) above entered into with any bank meeting the qualifications specified in clause (5) above or securities dealers of recognized national standing;

(8)         repurchase obligations with respect to any security that is a direct obligation or fully guaranteed as to both credit and timeliness by the Government of the United States or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the Government of the United States;

(9)         marketable short-term money market and similar funds (x) either having assets in excess of $250.0 million or (y) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service in the United States);

(10)       shares of investment companies that are registered under the Investment Company Act of 1940 and 95% the investments of which are one or more of the types of securities described in clauses (1) through (9) above; and

(11)       in the case of investments by the Borrower or any Subsidiary organized or located in a jurisdiction other than the United States (or any political subdivision or territory thereof), or in the case of investments made in a country outside the United States of America, other customarily utilized high-quality investments in the country where such Subsidiary is organized or located or in which such investment is made, all as reasonably determined in good faith by the Borrower.

“CFC” means a “controlled foreign corporation” within the meaning of section 957(a) of the Code (or any successor provision thereto).

A “Change in Control” shall be deemed to have occurred if (a) any Person or group (within the meaning of Rule 13d-5 of the Exchange Act) shall own directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time have been occupied by Persons who were neither (i) nominated by the board of directors or the management of the Borrower, nor (ii) approved or appointed by directors so nominated.

“Change in Law” means (a) the adoption of any law, rule or regulation after the First Amendment and Restatement Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the First Amendment and Restatement Effective Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the First Amendment and Restatement Effective Date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case relating to Basel III, shall in the case of each of the foregoing clauses (i) and (ii), be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Class,” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are 2022 Revolving Loans, 2024 Revolving Loans, Initial Term Loans, Term B-1 Loans or Other Loans, and (b) any Commitment, refers to whether such Commitment is a 2022 Revolving Commitment, 2024 Revolving Commitment, Term B-1 Commitment or in respect of a commitment to make Other Loans.  Other Loans that have different terms and conditions (together with the Commitments in respect thereof) from the 2022 Revolving Loans, the 2024 Revolving Loans, the Initial Term Loans, the Term B-1 Loans or from other Other Loans shall be construed to be in separate and distinct Classes.

“CoBank” means CoBank, ACB, a federally chartered instrumentality of the United States.

“CoBank Equities” has the meaning specified in Section 5.07(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all the “Collateral” and “Pledged Collateral” (or equivalent terms) as defined in any Collateral Document and any and all other property, now existing or hereafter acquired, that may at any time be or become subject (or purported to be subject) to a security interest or Lien to secure the Secured Obligations.

“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Secured Parties hereunder and its successors in such capacity.

“Collateral and Guarantee Requirement” means the requirement that the Administrative Agent shall have received (or, in the case of clause (c) below, the Collateral Agent):

(a)          a duly executed and delivered counterpart of the Pledge Agreement from the Pledgors and acknowledgment thereof by the Borrower and the Pledged Subsidiaries;

(b)          a duly executed and delivered counterpart of the ~~Guarantee~~Guaranty Agreement from each of the Guarantors;

(c)        the certificates or instruments evidencing the issued and outstanding equity interests of the Pledged Subsidiaries and, to the extent required by the applicable Collateral Document, all certificates, agreements, acknowledgments or instruments representing, evidencing or acknowledging the Collateral accompanied by instruments of transfer and stock powers undated and endorsed in blank;

(d)         UCC financing statements in appropriate form for filing under the UCC and such other documents reasonably requested by the Administrative Agent as may be necessary or appropriate or, in the opinion of the Administrative Agent, desirable to perfect the Liens created or purported to be created by the Collateral Documents; and

(e)        the Collateral Agent shall have a valid and perfected first priority (subject to Liens permitted hereunder) security interest, for the benefit of the Secured Parties, in (i) on the First Amendment and Restatement Effective Date and at all times thereafter, all issued and outstanding equity interests of the Pledged Subsidiaries and the other Pledged Collateral and (ii) after the First Amendment and Restatement Effective Date, all other assets that are required from time to time to be subject to a Lien securing the Obligations pursuant to the terms of this Agreement, in any such case, except to the extent such security interest has been released in accordance with the terms of this Agreement or the applicable Collateral Document(s).

“Collateral Documents” means, collectively, the Pledge Agreement, the Security Agreement (upon execution and delivery thereof), the Intercreditor Agreements (if any) and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, loan agreements, notes, guarantees, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, financing statements and all other written matter whether heretofore, now or hereafter executed by the Borrower or any of its Subsidiaries and delivered to the Administrative Agent.

“Commitment” means, with respect to any Lender, such Lender’s Revolving Commitment and/or any Incremental Loan Commitments, in each case as the same may be reduced or terminated in accordance with the terms hereof.

“Commodity Agreement” means any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

“Companies” has the meaning assigned to such term in Section 5.02(a).

“Competitor” has the meaning ascribed thereto in the definition of “Disqualified Lender.”

 “Consolidated Adjusted EBITDA” means the Consolidated EBITDA limited to that of the Borrower and its Restricted Subsidiaries; provided that solely for purposes of the calculation of “Applicable Amount,” historical results of the entity, divisions or lines or assets so acquired will only be included for periods prior to the date such Material Transaction has been consummated in the Borrower’s sole discretion.

“Consolidated EBITDA” means, with respect to the Borrower and its Subsidiaries for any period, the sum of (i) operating income for such period, plus (ii) to the extent resulting in reductions in such operating income for such period, (a) depreciation and amortization expense for such period and (b) the amount of non-cash charges for such period, plus (iii) charges for severance, restructuring and acquisition (including acquisition integration) costs, plus (iv) cost savings, operating expense reductions, other operating improvements and initiatives and synergies related to any Material Transaction that are (a) permitted under Regulation S‑X of the SEC or (b) projected by a Financial Officer in good faith to be reasonably anticipated to be realizable within eighteen (18) months of the date of such Material Transaction (which will be added to Consolidated EBITDA as so projected until fully realized, and calculated on a Pro Forma Basis, as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that, with respect to this clause (iv)(b), such cost savings, operating expense reductions, other operating improvements and initiatives or synergies are reasonably identifiable and factually supportable (in the good faith determination of a Financial Officer of the Borrower); provided, further, that the aggregate amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies related to any Material Transaction added back pursuant to this clause (iv)(b) or the definition of “Pro Forma Basis” (that are not permitted under Regulation S‑X of the SEC) in any period of four consecutive fiscal quarters shall not exceed 20% of Consolidated EBITDA calculated prior to giving effect to such add-backs added back pursuant to this clause (iv)(b) for such period, minus (v) to the extent resulting in increases in such operating income for such period, the non-cash gains for such period, all determined on a consolidated basis in accordance with GAAP. For any period of calculation, “Consolidated EBITDA” shall be calculated on a Pro Forma Basis.

As used in this definition, “Material Transaction” means any acquisition or disposition outside the ordinary course of business of any property or assets that (x) constitute assets comprising all or substantially all of an operating unit of a business or equity interests of a Person representing a majority of the ordinary voting power or economic interests in such Person that are represented by all its outstanding capital stock and (y) involves aggregate consideration in excess of $50,000,000.

“Consolidated Interest Expense” means, for any period, the cash interest expense (including that attributable to Capital Lease Obligations in accordance with GAAP), net of cash interest income, of the Borrower and its Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and all income or costs under Swap Contracts (other than currency swap agreements, currency future or option contracts and other similar agreements unrelated to interest expense) and any cash dividends paid on any Disqualified Stock, but excluding any Additional Interest, amortization of deferred financing costs and any other amounts of noncash interest, all as calculated on a consolidated basis in accordance with GAAP and excluding, for avoidance of any doubt, any interest in respect of items excluded from Indebtedness in the proviso to the definition thereof. Notwithstanding the foregoing, if any lease or other liability is reclassified as Indebtedness or as a Capital Lease Obligation due to a change in accounting principles or the application thereof after September 25, 2015, the interest component of all payments associated with such lease or other liability shall be excluded from Consolidated Interest Expense to the extent excluded prior to such change. Consolidated Interest Expense shall exclude all interest accrued on each series of Securities (whether or not paid) during the period from September 25, 2015 to, and including, April 1, 2016.

“Consolidated Net Worth” means, as at any date of determination, the consolidated stockholders’ equity of the Borrower and its consolidated Subsidiaries, including redeemable preferred securities where the redemption date occurs after the Latest Maturity Date, mandatorily redeemable convertible or exchangeable preferred securities, mandatorily convertible or exchangeable Indebtedness (or Indebtedness subject to mandatory forward purchase contracts for equity or similar securities) and minority equity interests in other persons, as determined on a consolidated basis in conformity with GAAP consistently applied.

“Consolidated Tangible Assets” means, for any Person, total assets of such Person and its consolidated Subsidiaries, determined on a consolidated basis, less goodwill, patents, trademarks and other assets classified as intangible assets in accordance with GAAP.

“Consolidated Total Assets” means the total assets of the Borrower and its Restricted Subsidiaries, as shown on the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries delivered pursuant to Section 5.02(a) or (b), in conformity with GAAP (on a pro forma basis to give effect to any acquisition or disposition on or prior to the date of determination).

“Consolidated Working Capital” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis at any date of determination, Current Assets and long-term accounts receivable at such date of determination minus Current Liabilities at such date of determination; provided, that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Cumulative Interest Expense” means, in respect of any Restricted Payment, the sum of the aggregate amount of Consolidated Interest Expense of the Borrower and its Restricted Subsidiaries for the period from and after October 1, 2015, to the most recently ended fiscal quarter for which internal financial statements are available preceding the proposed Restricted Payment.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Current Assets” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis at any date of determination, the sum of all assets (other than cash or Cash Equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and the Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits.

“Current Liabilities” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of interest expense (excluding interest expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Increase Joinder Transactions, (e) all Indebtedness consisting of revolving loans or swingline loans (including Revolving Loans), whether or not current, (f) deferred revenue arising from cash receipts that are earmarked for specific projects, (g) the current portion of deferred acquisition costs and (h) current accrued costs associated with any restructuring, business optimization or similar initiative (including accrued severance and accrued facility closure costs).

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which, upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender (a) that has failed to fund any portion of its Loans or participations in Letters of Credit within two Business Days of the date required to be funded by it hereunder, unless, in each case, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of Lender’s good faith determination that a condition precedent to funding (specifically identified and supported by facts) has not been satisfied, (b) that has notified the Borrower, the Administrative Agent, any Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (c) that has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, unless such failure is the result of a good faith determination that a condition precedent to funding (specifically identified and supported by facts) has not been satisfied, (d) that has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount (other than a de minimis amount) required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute or (e) if a Bankruptcy Event has occurred with respect to such Lender (or any holding company parent of such Lender).

“Defeased Indebtedness” means Indebtedness (a) that has been defeased in accordance with the terms of the indenture or other agreement under which it was issued, (b) that has been called for redemption and for which funds sufficient to redeem such Indebtedness have been set aside by the Borrower, or (c) for which amounts are set aside in trust or are held by a representative of the holders of such Indebtedness or any third party escrow agent pending satisfaction or waiver of the conditions for the release of such funds.

“Disclosed Matters” means any event, circumstance, condition or other matter disclosed in the reports and other documents furnished to or filed with the SEC by the Borrower and that are publicly available on or prior to the First Amendment and Restatement Effective Date.

“Disqualified Lender” means (a) competitors of the Borrower or any of its Subsidiaries that are in the same or a similar or reasonably related line of business and, in each case, identified in an e-mail sent to JPMDQ_Contact@jpmorgan.com by the Borrower from time to time (each such entity, a “Competitor”) and (b) Affiliates of Competitors to the extent such Affiliates are clearly identifiable (on the basis of the similarity of such Affiliate’s name to the name of an entity so identified in writing) or designated in writing to the Administrative Agent from time to time and to the extent such Affiliates are not bona fide debt funds or investment vehicles that are primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business with appropriate information barriers in place; provided, that no such updates to the list of Disqualified Lenders (i) shall be deemed effective until the date that is three (3) Business Days after written notice thereof is received by the Administrative Agent and (ii) shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest or any party for which the “trade date” with respect to an assignment or participation interest has occurred in respect of the Loans in compliance with the provisions of this Agreement, from continuing to hold or vote such previously acquired assignments and participations or from closing an assignment or participation interest sale for which the “trade date” has previously occurred on the terms set forth herein for Lenders that are not Disqualified Lenders.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is puttable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than for Capital Stock that is not Disqualified Stock), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Capital Stock that is not Disqualified Stock) other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date that is 91 days after the earlier of the maturity date of the applicable Class of Loans or Commitments or the date such Loans or Commitments are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Borrower or its Restricted Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollars” or “$” refers to lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Laws” means all national, federal, state, provincial, municipal or local laws, statutes, ordinances, orders, judgments, decrees, injunctions, writs, policies and guidelines (having the force of law), directives, approvals, notices, rules and regulations and other applicable laws relating to environmental or occupational health and safety matters, including those relating to the Release or threatened Release of Specified Substances and to the generation, use, storage or transportation of Specified Substances, each as in effect as of the date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a “single employer” within the meaning of Section 4001(b)(1) of ERISA.

“ERISA Termination Event” means (i) a “Reportable Event” described in Section 4043 of ERISA (other than a “Reportable Event” not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceeding to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” means, for any Excess Cash Flow Period, an amount equal to:

(a)          the sum, without duplication, of

(i)           consolidated net income of the Borrower and its Restricted Subsidiaries for such Excess Cash Flow Period,

(ii)          decreases in Consolidated Working Capital for such Excess Cash Flow Period (other than any such decreases arising from dispositions outside the ordinary course of business by the Borrower and the Subsidiaries completed during such Excess Cash Flow Period), and

(iii)         depreciation and amortization expense for such period,

less

(b)          the sum, without duplication, of

(i)           the amount of any required contribution made by the Borrower or any Subsidiary to any pension plan of the Borrower or any Subsidiary,

(ii)          without duplication of amounts deducted pursuant to clause (ix) below in prior years, the amount of Capital Expenditures made in cash during such Excess Cash Flow Period by the Borrower and its Subsidiaries, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of Indebtedness of the Borrower or the Subsidiaries (other than under any revolving facility (including ~~the~~any Revolving Facility)),

(iii)        the aggregate amount of all principal payments of Indebtedness of the Borrower and the Subsidiaries (including (A) the principal component of payments in respect of Capital Lease Obligations and (B) the amount of any scheduled repayment of Term Loans and any mandatory prepayment of Term Loans from any asset sale, but excluding (x) all other prepayments of Term Loans, (y) all prepayments of Revolving Facility Loans and (z) all prepayments in respect of any other revolving credit facility, except in the case of clause (z) to the extent there is an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness (other than under any revolving facility) of the Borrower or the Subsidiaries,

(iv)         increases in Consolidated Working Capital for such Excess Cash Flow Period (other than any such increases arising from acquisitions outside the ordinary course of business by the Borrower and the Subsidiaries completed during such Excess Cash Flow Period or the application of purchase accounting),

(v)         payments by the Borrower and the Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Subsidiaries other than Indebtedness, to the extent not already deducted from Consolidated EBITDA,

(vi)        without duplication of amounts deducted pursuant to clause (ix) below in prior fiscal years, the aggregate amount of cash consideration paid by the Borrower and the Subsidiaries (on a consolidated basis) in connection with Permitted Investments to the extent that such Investments were financed with internally generated cash flow of the Borrower and the Subsidiaries,

(vii)       the amount of Restricted Payments during such Excess Cash Flow Period (on a consolidated basis) by the Borrower and the Subsidiaries made in compliance with Section 6.10 (other than any Restricted Payment made by use of the Applicable Amount) to the extent such Restricted Payments were not financed with the proceeds of Indebtedness of the Borrower and the Subsidiaries,

(viii)       the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Subsidiaries during such Excess Cash Flow Period made in connection with any prepayment or early redemption of Indebtedness,

(ix)        without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Capital Expenditures or acquisitions to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such Excess Cash Flow Period, provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Capital Expenditures or acquisitions during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(x)          the amount of Taxes paid in cash for such Excess Cash Flow Period to the extent not deducted in calculating consolidated net income, and

(xi)         the amount of other cash expenses included in Consolidated EBITDA to the extent not paid from the proceeds of Indebtedness.

“Excess Cash Flow Period” means each fiscal year of the Borrower, commencing with the fiscal year of the Borrower ending December 31, 2018.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Excluded Subsidiary” means any of the following:

(a)          each Immaterial Subsidiary,

(b)         each Subsidiary that is not a wholly-owned Subsidiary (for so long as such Subsidiary remains a non-wholly owned Subsidiary),

(c)         each domestic Subsidiary to the extent that (i) in the case of a Guarantee, (x) such Subsidiary is prohibited from Guaranteeing the Secured Obligations by any applicable law or (y) any such Guarantee would require consent, approval, license or authorization of a Governmental Authority (unless such consent, approval, license or authorization has been received) or (ii) in the case of providing Pledged Collateral, (x) such Subsidiary is prohibited from granting Liens on its assets to secure the Secured Obligations by any applicable law or (y) any such grant of security would require consent, approval, license or authorization of a Governmental Authority (unless such consent, approval, license or authorization has been received),

(d)         each domestic Subsidiary to the extent that (i) in the case of a Guarantee, such Subsidiary is prohibited by any applicable contractual requirement (not created in contemplation of the consummation of this restriction) from Guaranteeing the Secured Obligations on the First Amendment and Restatement Effective Date or at the time such Subsidiary becomes a Subsidiary or (ii) in the case of providing Pledged Collateral, such Subsidiary is prohibited by any applicable contractual requirement (not created in contemplation of the consummation of this restriction) from granting Liens on its assets to secure the Secured Obligations on the First Amendment and Restatement Effective Date or at the time such Subsidiary becomes a Subsidiary,

(e)          any Foreign Subsidiary,

(f)          any domestic Subsidiary (i) that is a FSHCO or (ii) that is a Subsidiary of a Foreign Subsidiary that is a CFC,

(g)         in the case of a Guarantee, any domestic Subsidiary with no material operations and no material assets other than the equity interests of Subsidiaries,

(h)         any special purpose securitization vehicle or similar entity,

(i)          any not-for-profit Subsidiary,

(j)          any captive insurance Subsidiary, and

(k)        any other domestic Subsidiary with respect to which the Administrative Agent and Borrower reasonably agree that the cost or other consequences (including, without limitation, Tax consequences) of providing a Guarantee of or granting Liens to secure the Secured Obligations are likely to be excessive in relation to the value to be afforded thereby.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any other Loan Document, (a) Taxes imposed on or measured by such recipient’s net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by a jurisdiction (or any political subdivision thereof) as a result of such recipient being organized or having its principal office or, in the case of any Lender, its applicable lending office in such jurisdiction, (b) any Tax in the nature of the branch profits tax under Section 884(a) of the Code that is imposed by any jurisdiction described in clause (a), (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.16(b)), any U.S. federal withholding Tax that is imposed on amounts payable to such Foreign Lender pursuant to any Law in effect at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.14(a), (d) Taxes attributable to a Lender or other recipient’s failure to comply with Section 2.14(e), and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreements” means the 2014 CoBank Credit Agreement and the 2016 CoBank Credit Agreement.

“Existing Indebtedness” means Indebtedness of the Company or its Restricted Subsidiaries in existence on the Term B-1 Increase Effective Date, plus interest accruing thereon.

“Existing Revolving Commitments” has the meaning assigned to such term in Amendment No. 4.

“Existing Revolving Loans” has the meaning assigned to such term in Amendment No. 4.

“Extended Commitment” has the meaning assigned to such term in Section 2.18(a).

“Extended Loan” has the meaning assigned to such term in Section 2.18(a).

“Extending Lender” has the meaning assigned to such term in Section 2.18(a).

“Extending Revolving Lender” has the meaning assigned to such term in Amendment No. 4.

“Extension” has the meaning assigned to such term in 2.18(a).

“Extension Amendment” has the meaning assigned to such term in Section 2.18(b).

“FATCA” means Sections 1471 through 1474 of the Code, as of the First Amendment and Restatement Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the First Amendment and Restatement Effective Date (or any amended or successor version described above) and any intergovernmental agreement (and any related laws or administrative pronouncements) implementing the foregoing.

“FCPA” means the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NY FRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate, provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“First Lien Indebtedness” means, as of any date, (a) the aggregate principal amount of Indebtedness of the Borrower and its consolidated Subsidiaries outstanding as of such date, in the amount and only to the extent that such Indebtedness would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP and only to the extent secured by Liens on all or any portion of the assets of the Borrower or any of its Subsidiaries on such date, other than any such Indebtedness secured by Liens on assets solely consisting of Collateral so long as (i) the Liens securing such Indebtedness are junior to the Liens securing ~~the~~each Revolving Facility and the Term Loans and (ii) any Guarantee by a Guarantor of the obligations of the Borrower in respect of such indebtedness is subordinate in right of payment to the Guarantee by such Guarantor of the obligations of the Borrower in respect of ~~the~~each Revolving Facility and the Term Loans, minus (b) the amount of the cash and Cash Equivalents of the Borrower and its consolidated Subsidiaries in excess of $50,000,000 that would be reflected on such balance sheet.

“First Lien Leverage Ratio” means, as of any date of determination, the ratio of (a) First Lien Indebtedness as of the last day of the four consecutive fiscal quarters most recently then ended for which financial statements have been or are required to have been delivered pursuant to Sections 5.02(a) or (b) of this Agreement to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently then ended for which financial statements have been or are required to have been delivered pursuant to Sections 5.02(a) or 5.02(b) of this Agreement.

“Financial Covenant Commitments” means any Class of Commitments that expressly has the benefit of the Financial Covenant set forth in Section 6.07. As of the First Amendment and Restatement Effective Date, the Revolving Commitment is a Financial Covenant Commitment.

“Financial Covenant Loans” means any Class of Loans that expressly has the benefit of the Financial Covenant set forth in Section 6.07. As of the First Amendment and Restatement Effective Date, the Revolving Loans and the Initial Term Loans are Financial Covenant Loans. For the avoidance of doubt, the Term B-1 Loans are not Financial Covenant Loans.

“Financial Officer” of any Person means the President, Chief Financial Officer, Chief Executive Officer, Vice President - Finance, Executive Vice President, Chief Accounting Officer, Treasurer or Controller of such Person. Any document delivered hereunder that is signed by a Financial Officer shall be conclusively presumed to have been authorized by all necessary corporate or other requisite organizational action on the part of such Person and such Financial Officer shall be conclusively presumed to have acted on behalf of such Person. Unless the context otherwise requires, a reference to a Financial Officer shall be deemed to be a reference to a Financial Officer of the Borrower.

“First Amendment and Restatement Effective Date” means February 27, 2017.

“Foreign Lender” means any Lender or Issuing Bank that is not a United States person within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“FSHCO” means any domestic Subsidiary that owns no material assets (directly or through subsidiaries) other than the equity interests of one or more Foreign Subsidiaries that are CFCs.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Approval” means any authorization, consent, order, approval, license, franchise, lease, ruling, tariff, rate, permit, certificate, exemption of, or filing or registration with, any Governmental Authority.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state, local, county, provincial or other, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, for which the guaranteeing Person may be liable pursuant to the terms of its Guarantee thereof or, if not stated or determinable, the maximum reasonably anticipated liability of the guaranteeing Person in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means each Subsidiary that is or becomes a Loan Party pursuant to Section ~~5.09~~5.06 or ~~6.08,~~5.09, whether existing on the First Amendment and Restatement Effective Date or established, created or acquired after the First Amendment and Restatement Effective Date, unless and until such time as such Guarantor is released from its obligations under the ~~Guarantee~~Guaranty Agreement in accordance with the terms and provisions hereof or thereof. After giving effect to the post closing actions described in Section 5.09, the Guarantors shall be those entities listed on Schedule 4.

“Guaranty Agreement” means, collectively, (i) the Guaranty Agreement, dated as of May 2, 2017, by the Guarantors party thereto in favor of the Administrative Agent, as may be amended, restated, supplemented or otherwise modified from time to time, between each applicable Guarantor and the Administrative Agent and (ii) each Guarantee executed and delivered pursuant to Section 6.08.

“Hostile Acquisition” means any Target Acquisition (as defined below) involving a tender offer or proxy contest that has not been recommended or approved by the board of directors (or similar governing body) of the Person that is the subject of such Target Acquisition prior to the first public announcement or disclosure relating to such Target Acquisition. As used in this definition, the term “Target Acquisition” means any transaction, or any series of related transactions, by which the Borrower and/or any of its Subsidiaries is to directly or indirectly (i) acquire any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, (ii) acquire (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a Person which have ordinary voting power for the election of directors or (iii) otherwise acquire control of a more than 50% ownership interest in any such Person.

“Immaterial Subsidiary” means any Subsidiary that (a) did not, as of the last day of the fiscal quarter of Parent most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.02(a) or 5.02(b), have assets with a value in excess of 5.0% of the Consolidated Tangible Assets or revenues representing in excess of 5.0% of total revenues of Borrower and the Subsidiaries on a consolidated basis as of such date, and (b) taken together with all such Subsidiaries as of such date, did not have assets with a value in excess of 10.0% of Consolidated Tangible Assets or revenues representing in excess of 10.0% of total revenues of Borrower and the Subsidiaries on a consolidated basis as of such date.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate.”

“Increase Effective Date” has the meaning assigned to such term in Section 2.21(a).

“Increase Joinder” has the meaning assigned to such term in Section 2.21(c).

“Increase Joinder No. 1” means that certain Increase Joinder No. 1 dated as of the Term B-1 Increase Effective Date relating to the Term B-1 Loans.

“Increase Joinder Transactions” has the meaning assigned to such term in Section 3.10.

“Incremental Amount” means (a) ~~$800,000,000~~the lesser of (i) $800,000,000 and (ii) the aggregate principal amount of additional Indebtedness permitted as of such date to be secured pursuant to Section 6.11(i) of the Senior Notes Indenture so long as any series of notes issued thereunder remains outstanding plus (b) the aggregate amount of prepayments, redemptions, repurchases and other payments of principal and reductions in Revolving Commitments made in respect of any Pari Senior Debt (excluding prepayments, redemptions, repurchases and other payments made with the proceeds of new Indebtedness) plus (c) the aggregate amount of prepayments, redemptions, repurchases and other payments of principal and reductions in Revolving Commitments constituting Pari Senior Debt using the proceeds of new Indebtedness (other than Pari Senior Debt); provided that the portion of the Incremental Amount incurred in reliance upon this clause (c) shall only be permitted to the extent that the proceeds of the relevant Incremental Loan Commitments or Incremental Equivalent Indebtedness are used to repay or redeem existing Indebtedness of the Borrower (other than any Pari Senior Debt) and to pay any related premiums, fees, costs and expenses.  To the extent the proceeds of any Incremental Loan Commitments or Incremental Equivalent Indebtedness are used to repay or redeem existing Pari Senior Debt and to pay any related premiums, fees, costs and expenses, such Incremental Loan Commitments or Incremental Equivalent Indebtedness shall not be deemed to utilize or reduce the Incremental Amount.

“Incremental Equivalent Indebtedness” means Indebtedness (other than syndicated institutional term loans secured by Liens ranking pari passu with the Liens securing the Obligations) issued or Guaranteed by the Loan Parties that is designated by the Borrower in an officers’ certificate delivered to the Administrative Agent as “Incremental Equivalent Indebtedness” on or prior to the date of incurrence; provided that (i) such Indebtedness does not have a final maturity that is prior to the latest Maturity Date or a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of any Class of Term Loans then outstanding, (ii) such Indebtedness is not secured by a Lien on any assets of the Borrower or any of its Subsidiaries except for Liens on the Collateral permitted by Section 6.01, (iii) such Indebtedness is not incurred or Guaranteed by any Subsidiaries that are not Loan Parties, (iv) the All-in Yield in respect of any such Incremental Equivalent Indebtedness or Refinancing Indebtedness that (x) is in the form of senior notes secured by Liens on the Collateral on a pari passu basis with the Term B-1 Loans and (y) has a maturity date on or prior to June 15, 2025 shall not exceed the All-in Yield in respect of the Term B-1 Loans by more than 0.50%, or if it does so exceed 0.50% then the Applicable Rate applicable to such Term B-1 Loans shall be increased such that after giving effect to such increase, such differential shall not exceed 0.50%, (v) the other terms and conditions relating to such debt securities or loans (other than interest rates, rate floors, call protection, discounts, fees, premiums and optional payment or redemption provisions) shall not be more restrictive (taken as a whole) than those applicable to ~~the~~either Revolving Facility or Initial Term Loans, except to the extent (a) this Agreement shall be modified to grant ~~the~~each Revolving Facility and Initial Term Loans the benefit of such more restrictive provisions, (b) applicable solely to periods after the Latest Maturity Date in effect at the time of incurrence or issuance of such Incremental Equivalent Indebtedness or (c) as otherwise agreed by the Administrative Agent in its reasonable discretion and (vi) on the date on which such Incremental Equivalent Indebtedness is incurred, the aggregate outstanding principal amount of Incremental Equivalent Indebtedness, Incremental Term Loans and Incremental Loan Commitments incurred from and after the Amendment No. 2 Effective Date shall not exceed the Incremental Amount.

“Incremental Loan Commitment” has the meaning assigned to such term in Section 2.21(a).

“Incremental Revolving Commitment” has the meaning assigned to such term in Section 2.21(a).

“Incremental Term A Loan” has the meaning assigned to such term in Section 2.21(c).

“Incremental Term B Loan” has the meaning assigned to such term in Section 2.21(c).

“Incremental Term Loan” has the meaning assigned to such term in Section 2.21(c).

“Incremental Term Loan Commitment” has the meaning assigned to such term in Section 2.21(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (other than customer deposits made in the ordinary course of business), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than current trade payables, expense accruals and deferred compensation items arising, in each case, in such Person’s ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided that, if such Person has not assumed such obligations, then the amount of Indebtedness of such Person for purposes of this clause (f) shall be equal to the lesser of the amount of the obligations of the holder of such obligations and the fair market value of the assets of such Person that secure such obligations, (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person in respect of Swap Contracts (except to the extent such obligations are used as a bona fide hedge of other Indebtedness of such Person); provided that the amount of such obligations shall be deemed to be the net termination obligations of such Person thereunder calculated as if such Swap Contracts were terminated on such date of calculation (but such net termination shall not be less than zero for purposes of this definition), (i) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances (except to the extent any such obligations are incurred in support of other obligations constituting Indebtedness of such Person and other than, to the extent reimbursed if drawn, letters of credit in support of ordinary course performance obligations), and (j) all Guarantees of such Person in respect of any of the foregoing; provided that the term Indebtedness shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Initial Term Loan Borrowing Date” means April 1, 2016, the first date on which Initial Term Loans were funded.

“Initial Term Loan Maturity Date” means, March 31, 2021; provided that, prior to the Term B-1 Repayment Date, (a) if the aggregate outstanding principal amount of the Borrower’s existing 8.500% Senior Notes due April 2020 (other than any such Senior Notes constituting Defeased Indebtedness) is greater than $500.0 million on the January 2020 Springing Maturity Date, then the Initial Term Loan Maturity Date shall occur on the January 2020 Springing Maturity Date and (b) if the aggregate outstanding principal amount of the Borrower’s existing 8.875% Senior Notes due September 2020 (other than any such Senior Notes constituting Defeased Indebtedness) is greater than $500.0 million on the June 2020 Springing Maturity Date, then the Initial Term Loan Maturity Date shall occur on the June 2020 Springing Maturity Date.

“Initial Term Loans” means the term loans made by the Lenders to the Borrower on the Initial Term Loan Borrowing Date and by any Increase Joinder. As of the First Amendment and Restatement Effective Date, the outstanding aggregate principal amount of Initial Term Loans was $1,564,062,500.

“Intercreditor Agreements” means any Permitted First Lien Intercreditor Agreement and Permitted Junior Intercreditor Agreement, collectively, in each case to the extent in effect.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

“Interest Payment Date” means (a) with respect to any ABR Loan, each Quarterly Date, and (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period.

“Interest Period” means, for any Eurodollar Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or such other period reasonably satisfactory to the Administrative Agent and each of the Lenders), as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Borrower in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“Issuing Bank” means each of the Lenders set forth on Schedule 1 up to the amount of its Letter of Credit Sublimit, each in its capacity as an issuer of Letters of Credit hereunder, and its applicable successors in such capacity as provided in Section 2.22(j) and/or any other Revolving Lender which has agreed in writing to be an Issuing Bank and is reasonably acceptable to the Borrower and the Administrative Agent. Each Issuing Bank may, in its good faith discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“January 2020 Springing Maturity Date” means January 14, 2020.

“January 2024 Springing Maturity Date” means January 14, 2024.

“Joint Lead Arranger” means the entities identified as such on the cover of this Agreement.

“June 2020 Springing Maturity Date” means June 16, 2020.

“Later Maturing Other Junior Indebtedness” means (i) Indebtedness for borrowed money that matures after the Revolving Commitment Termination Date and is secured by a Lien on the Collateral that is contractually subordinated to the Liens securing the Obligations that mature after the Revolving Commitment Termination Date or (ii) unsecured Indebtedness for borrowed money that matures after the Revolving Commitment Termination Date.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date then in effect on such date of determination.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case whether or not having the force of law.

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Term Lenders, the Revolving Lenders, any other Person that shall have become a party hereto pursuant to an Assignment and Assumption and any Lender of Incremental Term Loans pursuant to Section 2.21, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Sublimit” means, with respect to any Issuing Bank (i) the amount set forth opposite the name of such Issuing Bank on Schedule 1 (which Letter of Credit Sublimits, on the First Amendment and Restatement Effective Date, shall not exceed the maximum allowable LC Exposure pursuant to Section 2.22(c) in the aggregate) or (ii) such other amount specified in the agreement by which such Issuing Bank becomes an Issuing Bank hereunder.

“Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Total Indebtedness as of such day to (b) Consolidated EBITDA for the four consecutive fiscal quarters ending on such day.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Association (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; and provided, further, if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate; provided that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBO Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate.”

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call, or similar right of a third party with respect to such securities.

“Loan Documents” means, collectively, this Agreement, the Collateral Documents, the Guaranty Agreement and each note issued pursuant to Section 2.07(f).

“Loan Parties” means the Borrower ~~and~~, the Guarantors and the Pledgors.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement including any Loans contemplated by Section 2.21.

“Margin Regulations” means Regulations T, U and X of the Board.

“Material Adverse Effect” means a material adverse effect on the business, assets, operations, financial condition or results of operations of the Borrower and the Subsidiaries taken as a whole.

“Material Transaction” has the meaning assigned to such term in the definition of “Consolidated EBITDA.”

“Maturity Date” means (a) with respect to the Initial Term Loans, the Initial Term Loan Maturity Date, (b) with respect to ~~the~~any Revolving Facility, the applicable Revolving Facility Commitment Termination Date, (c) with respect to the Term B-1 Loans, the Term B-1 Maturity Date and (d) with respect to any other Class of Loans or Commitments, the maturity dates specified in the applicable Increase Joinder Extension Amendment or Refinancing Amendment.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Proceeds” means:

(a)          100% of the cash proceeds actually received by the Borrower or any Principal Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any sale, assignment or other disposition (x) of Collateral, (y) of any property or assets of any Pledged Subsidiary or any Specified Subsidiary or (z) made in reliance on Section 6.02(e) (excluding, in each such case, any proceeds from sales, assignments or other dispositions in the ordinary course of business or to the extent less than $75,000,000 ~~(or with respect to the 2017 calendar year, $125,000,000)~~ in the aggregate during any calendar year ~~(subject to carryover of unused amounts not to exceed an aggregate of $200,000,000 in any calendar year)~~), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) the principal amount of any Indebtedness (other than Indebtedness under the Loan Documents) that is secured by a Lien (other than a Lien that ranks pari passu with or is subordinated to the Liens securing the Obligations) on the asset subject to such sale, assignment or disposition and that is required to be repaid in connection with such sale, assignment or disposition, together with any applicable premium, penalty, interest and breakage costs, (iii) in the case of any sale, assignment or disposition by a non-wholly owned Principal Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Principal Subsidiary as a result thereof, (iv) taxes paid or reasonably estimated to be payable, directly or indirectly, as a result thereof (including taxes that are or would be imposed on the distribution or repatriation of any such Net Proceeds), and (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any Principal Subsidiary, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (provided, however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such sale, assignment or disposition occurring on the date of such reduction); provided that, at the option of the Borrower, all or any portion of the proceeds from any sale, assignment or other disposition any property or assets of a Pledged Subsidiary or a Specified Subsidiary may be used to acquire, maintain, develop, construct, improve, upgrade or repair assets of the Borrower or any Pledged Subsidiary or any Specified Subsidiary, in each case within 365 days of such receipt (or, if any such proceeds are contractually committed during such 365-day period to be so used, within 545 days of such receipt), and such proceeds shall not constitute Net Proceeds except to the extent not so used within 365 days of such receipt (or, if any such proceeds are contractually committed during such 365-day period to be so used, within 545 days of such receipt) (it being understood that, if any portion of such proceeds is not so used within the applicable period, such remaining portion shall constitute Net Proceeds as of the end of such period); and

(b)        100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any of the Principal Subsidiaries of any Indebtedness incurred in violation of Section 6.08, net of all taxes paid or reasonably estimated to be payable, directly or indirectly, as a result thereof and fees (including investment banking fees, underwriting fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower shall be disregarded.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.16(b).

“Non-Extending Revolving Lender” has the meaning specified in Amendment No. 4.

“Non-Financial Covenant Tranche” means any Class of Loans or Commitments that does not expressly have the benefit of the Financial Covenant set forth in Section 6.07 (including the Term B-1 Loans).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“October 2022 Springing Maturity Date” means October 18, 2022.

“Original Effective Date” means August 12, 2015, the date of effectiveness of the Existing Term Loan Credit Agreement.

“Other Loans” means, collectively, (a) Extended Loans, (b) Refinancing Term Loans, (c) Incremental Revolving Loans (d) Replacement Revolving Loans and (e) Incremental Term Loans.

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Other Term Loans” means Term Loans that are Other Loans.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Pari Senior Debt” means any Indebtedness created under the Loan Documents and any other Indebtedness of the Borrower which is secured by Liens on all or any portion of the Collateral on a pari passu basis with the Liens securing ~~the~~each Revolving Facility and the Term Loans.

“Participant” means any Person to whom a participation is sold as permitted by Section 9.04(d).

“Participant Register” has the meaning assigned to such term in Section 9.04(d).

“Patriot Act” has the meaning assigned to such term in Section 9.14.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Debt” means:

(a)          Indebtedness created under the Loan Documents and any Replacement Revolving Commitments, Replacement Revolving Loans, Refinancing Notes and Refinancing Term Loans;

(b)          Existing Indebtedness (other than Indebtedness described in clause (a) of this definition);

(c)         Indebtedness (including Capital Lease Obligations, Indebtedness related to Sale and Lease-Back Transactions, mortgage financings or purchase money obligations) incurred by the Borrower or any of its Restricted Subsidiaries, or preferred stock of any Restricted Subsidiary issued, to finance the purchase, lease, construction or improvement (including, without limitation, the cost of design, development, construction, acquisition, transportation, installation, improvement and migration) of property (real or personal) or equipment that is used or useful in the business of the Borrower or any of its Restricted Subsidiaries, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness and preferred stock then outstanding and incurred pursuant to this clause (c) and including all Refinancing Indebtedness incurred to extend, renew, refund, refinance or replace any other Indebtedness and preferred stock incurred pursuant to this clause (c), does not exceed the greater of (x) $250.0 million and (y) 1.00% of Consolidated Total Assets;

(d)          Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, death, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(e)         Indebtedness of the Borrower and its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring or disposing of all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness incurred or assumed in connection with any disposition shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Borrower and its Restricted Subsidiaries in connection with such disposition;

(f)         Indebtedness of the Borrower to any Restricted Subsidiary of the Borrower; provided that any such Indebtedness is subordinated in right of payment to the Obligations; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Borrower or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary of the Borrower) shall be deemed in each case to be an incurrence of such Indebtedness;

(g)          Indebtedness or preferred stock of a Restricted Subsidiary to the Borrower or another Restricted Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note;

(h)         Indebtedness of the Borrower; provided, however, that the aggregate principal amount of Indebtedness or liquidation preference of preferred stock incurred under this clause (h), when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (h) and any Refinancing Indebtedness incurred to extend, renew, refund, refinance or replace any other Indebtedness incurred pursuant to this clause (h), does not exceed the sum of (x) the greater of $1,000.0 million and 5.0% of Consolidated Total Assets plus (y) $900.0 million;

(i)          (x) Swap Obligations of the Borrower entered into for bona fide (non-speculative) business purposes and (y) Indebtedness of the Borrower in respect of Interest Rate Agreements, Commodity Agreements and Currency Agreements;

(j)         obligations in respect of performance, bid, appeal and surety bonds, completion guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business, including guarantees or obligations of the Borrower or any of its Restricted Subsidiaries and letters of credit supporting any of the foregoing (in each case other than for an obligation for money borrowed);

(k)        the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness or preferred stock which serves to extend, renew, replace, refund or refinance any Indebtedness or preferred stock incurred as permitted under Section 6.08(a), clauses (a) (with respect to Refinancing Notes), (b), (c), (l) and (o)(2) of this definition, this clause (k) or any Indebtedness or preferred stock issued to so extend, renew, replace, refund or refinance such Indebtedness or preferred stock including additional Indebtedness or preferred stock incurred to pay premiums, expenses and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(i)          has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being extended, renewed, replaced, refunded or refinanced;

(ii)         is incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being extended, renewed, replaced, refunded or refinanced (plus, without duplication, any additional Indebtedness incurred to pay interest, fees or premiums required by the instruments governing such existing Indebtedness or in connection with the issuance of such Refinancing Indebtedness and fees and expenses incurred in connection therewith);

(iii)        to the extent such Refinancing Indebtedness extends, renews, replaces, refunds or refinances Subordinated Indebtedness, such Refinancing Indebtedness is subordinated to the Loans at least to the same extent as the Indebtedness being extended, renewed, replaced, refinanced or refunded; provided that this subclause (ii) need not be satisfied if the amount of such Refinancing Indebtedness shall not exceed the Applicable Amount (it being understood that if amounts available under the Applicable Amount are used to refinance such Subordinated Indebtedness, then the Applicable Amount shall be reduced by such amount);

(iv)         shall not include Indebtedness of a Restricted Subsidiary of the Borrower that refinances Indebtedness of the Borrower;

(v)         to the extent such Refinancing Indebtedness is secured by the Collateral (A) such Refinancing Indebtedness shall not be secured by any assets that do not constitute Collateral (or become Collateral substantially concurrently with the issuance of such Refinancing Indebtedness) and (B) such Refinancing Indebtedness shall be subject to the provisions of a Permitted First Lien Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable (and in any event shall be subject to a Permitted Junior Intercreditor Agreement if the Indebtedness being Refinanced is secured on a junior lien basis to any of the Secured Obligations); and

(vi)          to the extent such Refinancing Indebtedness is Guaranteed by any Guarantor (A) such Refinancing Indebtedness shall not be Guaranteed by any Subsidiary that is not a Guarantor and that was not a guarantor of the Indebtedness refinanced thereby and (B) to the extent that such Guarantor’s Guarantee of the Indebtedness refinanced by such Refinancing Indebtedness was subordinated in right of payment to the Guarantee by such Guarantor of the Obligations of the Borrower in respect of ~~the~~each Revolving Facility and the Term Loans, such Guarantor’s Guarantee of such Refinancing Indebtedness shall be subordinated in right of payment to the Guarantee by such Guarantor of the Obligations of the Borrower in respect of ~~the~~each Revolving Facility and the Term Loans pursuant to the terms of (x) the definitive documentation governing such Guarantee or (y) a Permitted Junior Intercreditor Agreement;

(l)        (i) Indebtedness or preferred stock of Persons that are acquired by the Borrower or any of its Restricted Subsidiaries or merged into or amalgamated with a Restricted Subsidiary of the Borrower in accordance with the terms of this Agreement, provided that in the case of this clause (i) immediately and after giving effect to such acquisition, amalgamation or merger either (1) the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Adjusted Leverage Ratio set forth in Section 6.08(a) or (2) the Adjusted Leverage Ratio is less than or equal to the Adjusted Leverage Ratio immediately prior to such acquisition, amalgamation or merger; or

(ii)        Indebtedness or preferred stock of the Borrower incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the acquisition of Persons that are acquired by the Borrower or any Restricted Subsidiary of the Borrower or merged into or amalgamated with a Restricted Subsidiary of the Borrower in accordance with the terms of this Agreement, provided that in the case of this clause (ii) immediately after giving effect to such acquisition, amalgamation or merger either (1) the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Adjusted Leverage Ratio set forth in Section 6.08(a) or (2) the Adjusted Leverage Ratio is less than or equal to the Adjusted Leverage Ratio immediately prior to such acquisition, amalgamation or merger; or

(iii)        Indebtedness of Persons acquired by the Borrower, directly or indirectly, pursuant to the Verizon Purchase Agreement in existence on both September 25, 2015 and April 1, 2016, plus interest accruing thereon;

(m)        Indebtedness (i) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence, (ii) in respect of netting, overdraft protection and other arrangements arising under standard business terms of any bank which the Borrower or any of its Restricted Subsidiaries maintains an overdraft, cash pooling or other similar facility or arrangements or (iii) arising in connection with the endorsement of instruments for deposit in the ordinary course of business;

(n)          Indebtedness of the Borrower or any of its Restricted Subsidiaries supported by a letter of credit, in a principal amount not in excess of the stated amount of such letter of credit;

(o)         (1) any guarantee by the Borrower or any of its Restricted Subsidiaries of Indebtedness or other obligations of any of the Borrower’s Restricted Subsidiaries so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Agreement, or (2) Incremental Equivalent Indebtedness, together with any Refinancing Indebtedness incurred to extend, renew, replace, refund or refinance any Indebtedness incurred pursuant to this clause (o)(2);

(p)         Indebtedness of the Borrower or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums and (ii) take-or-pay or similar obligations contained in supply arrangements, in each case, incurred in the ordinary course of business; and

(q)         Indebtedness of the Borrower or any of its Restricted Subsidiaries attributable to any Sale and Lease-Back Transaction or similar transaction entered into by the Borrower or any of its Restricted Subsidiaries in connection with a Plan Contribution.

“Permitted First Lien Intercreditor Agreement” means, with respect to any Liens on Collateral that are intended to be equal and ratable with the Liens securing the Loans (and other Secured Obligations that are secured by Liens on the Collateral ranking equally and ratably with the Liens securing the Loans), one or more intercreditor agreements, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent. The intercreditor arrangements set forth in the Pledge Agreement and/or the Security Agreement, after execution and delivery thereof, shall constitute a Permitted First Lien Intercreditor Agreement.

“Permitted Investments” means:

(1)          any Investment in the Borrower or any of its Restricted Subsidiaries;

(2)          any Investment in cash and Cash Equivalents;

(3)         any Investment by the Borrower or any Restricted Subsidiary of the Borrower in a Person that is engaged in a Similar Business if as a result of such Investment, such Person, in one transaction or a series of related transactions, (i) becomes a Restricted Subsidiary of the Borrower or (ii) is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary of the Borrower and, in each case, any Investment held by such Person; provided that, with respect to clause (ii), such Investment was not acquired by such Person in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation;

(4)         any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an asset sale not prohibited under Section 6.03 or any other disposition of assets not constituting an asset sale;

(5)         any Investment existing on the Term B-1 Increase Effective Date;

(6)         any Investment acquired by the Borrower or any of its Restricted Subsidiaries:

(a)          in compromise or resolution of any other Investment or obligations owed to the Borrower or any such Restricted Subsidiary, including in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of any trade creditor or customer or in satisfaction of litigation, arbitration or other disputes; or

(b)          as a result of a foreclosure by the Borrower or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

and, in each case, any Investment held by such Person;

(7)          Swap Obligations permitted under clause (i)(x) of the definition of “Permitted Debt”;

(8)         Investments the payment for which consists of Equity Interests of the Borrower, or any of its direct or indirect parent companies (exclusive of Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under the calculation set forth in the definition of “Applicable Amount”;

(9)          guarantees of Indebtedness permitted under Section 6.08(a);

(10)        any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of Section 6.06;

(11)        Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(12)       if no Event of Default has occurred and is continuing, additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12), not to exceed since Term B-1 Increase Effective Date the greater of $750.0 million and 2.5% of Consolidated Total Assets at the time of such Investments (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(13)        advances to employees not in excess of $25.0 million outstanding at any one time, in the aggregate;

(14)        loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

(15)       receivables owing to the Borrower or any Restricted Subsidiary of the Borrower if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (which trade terms may include such concessionary trade terms as the Borrower or any such Restricted Subsidiary deems reasonable under the circumstances), and other Investments to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Borrower or any Restricted Subsidiary;

(16)       deposits or payments made with the FCC in connection with the auction or licensing of any permit, license, authorization, plan, directive, consent, permission, consent order or consent decree of or from any Governmental Authority; and

(17)        any Plan Contribution.

“Permitted Junior Intercreditor Agreement” means, with respect to any Liens on Collateral that are intended to be junior to any Liens securing the Loans (and other Secured Obligations that are secured by Liens on the Collateral ranking equally and ratably with the Liens securing the Loans), an intercreditor agreement substantially in the form of Exhibit G hereto with (i) any immaterial, conforming or technical changes (as determined in the Administrative Agent’s sole discretion) thereto as the Borrower and the Administrative Agent may agree in their respective reasonable discretion and/or (ii) any other changes thereto as the Borrower and the Administrative Agent may agree in their respective reasonable discretion, which changes are posted for review by the Lenders and deemed acceptable if the Required Lenders have not objected thereto within five Business Days following the date on which such changes are posted for review.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any pension plan (including a multiemployer plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for or to which contributions are made for employees of the Borrower or any ERISA Affiliate.

“Plan Contribution” means the contribution of real property to the Borrower’s defined benefit pension plan (or any successor plan) in existence on September 25, 2015 in lieu of or in conjunction with cash contributions to such pension plan, including by way of a Sale and Lease-Back Transaction, in a manner consistent with past practice.

“Pledge Agreement” means that certain Second Amended and Restated Pledge Agreement, dated as of July 3, 2018, among the Pledgors party thereto, the Collateral Agent, the Administrative Agent and the other Secured Representatives (as defined in the Pledge Agreement) party thereto, as may be amended, restated, amended and restated, supplemented, re-affirmed or otherwise modified from time to time.

“Pledged Collateral” means all the “Pledged Collateral” as defined in the Pledge Agreement that is subject to any Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Pledge Agreement.

“Pledged Subsidiary” means any Subsidiary whose issued and outstanding equity interests are pledged pursuant to the Pledge Agreement. After giving effect to the post closing actions described in Section 5.09, the Pledged Subsidiaries shall be those entities listed on Schedule 5.

“Pledgor” means (i) the Borrower and each Subsidiary of the Borrower that has pledged Pledged Collateral pursuant to the Pledge Agreement and (ii) each Subsidiary of the Borrower party to the Security Agreement.  As of the Amendment No. ~~3.~~4 Effective Date, the Pledgor shall mean the Borrower and Frontier Video Services Inc.

“Prime Rate” means the per annum rate of interest established from time to time by the Administrative Agent, at its principal office in New York, New York, as its prime lending rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Administrative Agent. The prime lending rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor. The Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below its prime lending rate.

“Principal Subsidiary” means any Subsidiary of the Borrower whose Consolidated Tangible Assets comprise in excess of 10% of the Consolidated Tangible Assets of the Borrower and its consolidated Subsidiaries as of the First Amendment and Restatement Effective Date or thereafter, as of the last day of the four consecutive fiscal quarters most recently then ended for which financial statements have been delivered or are required to have been delivered pursuant to Section 5.02(a) or (b).

“Pro Forma Basis” means, as of any date, that such calculation shall give pro forma effect to all Material Transactions (and the application of the proceeds from any such asset sale or related debt incurrence or repayment) that have occurred during the relevant calculation period and during the period immediately following the applicable date of determination therefor and prior to or simultaneously with the event for which the calculation is made, including pro forma adjustments arising out of events which are attributable to a Material Transaction, including giving effect to those specified in accordance with the definition of “Consolidated EBITDA,” in each case as in good faith determined by a Financial Officer of the Borrower, using historical financial statements of all entities, divisions or lines or assets so acquired or sold and the consolidated financial statements of the Borrower and/or any of its Subsidiaries, calculated as if such Material Transaction, and all other Material Transactions that have been consummated during the relevant period, and any Indebtedness incurred or repaid in connection therewith, had been consummated (and the change in Consolidated EBITDA resulting therefrom realized) and incurred or repaid at the beginning of such period.

Whenever pro forma effect is to be given to a Material Transaction, the pro forma calculations shall be made in good faith by a Financial Officer of the Borrower (including adjustments for costs and charges arising out of or related to the Material Transaction and projected cost savings, operating expense reductions, other operating improvements and initiatives and synergies resulting from such Material Transaction that have been or are reasonably anticipated to be realizable, net of the amount of actual benefits realized during such test period from such actions), and any such adjustments included in the initial pro forma calculations shall continue to apply to subsequent calculations, including during any subsequent periods in which the effects thereof are reasonably expected to be realizable); provided that (i) no amounts shall be added pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA for such period and (ii) the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies that are not in accordance with Regulation S‑X of the SEC shall be subject to the last proviso in clause (iv)(b) of the definition of “Consolidated EBITDA”.

“Pro Rata Extension Offer” has the meaning assigned to such term in Section 2.18(a).

“Public-Sider” means any representative of a Lender that does not want to receive material non-public information within the meaning of federal and state securities laws.

“Purchase Offer” has the meaning assigned to such term in Section 2.20(a).

“Quarterly Dates” means the last Business Day of March, June, September and December in each year.

“Refinance” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund the Indebtedness being Refinanced, and “Refinanced” and “Refinancing” shall have meanings correlative thereto.

“Refinancing Amendment” has the meaning assigned to such term in Section 2.19(d).

“Refinancing Effective Date” has the meaning assigned to such term in Section 2.19(a).

“Refinancing Indebtedness” has the meaning assigned to such term in clause (k) of the definition of “Permitted Debt.”

“Refinancing Notes” means any secured or unsecured notes or loans issued by the Borrower to Refinance all or any portion of any Loans (or Class of Loans) and/or replace any Commitments (whether under an indenture, a credit agreement or otherwise) and the Indebtedness represented thereby (other than any Refinancing Term Loans); provided that (a) 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower of such Refinancing Notes, net of all taxes paid or reasonably estimated to be payable, directly or indirectly, as a result thereof and fees (including investment banking fees, underwriting fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale, are used to permanently repay Loans and/or replace Commitments no later than three (3) Business Days after the date on which such Refinancing Notes are issued or incurred; (b) the aggregate principal amount (or accreted value, if applicable) of such Refinancing Notes does not exceed the principal amount (or accreted value, if applicable) of the aggregate portion of the Loans so repaid and/or Commitments so replaced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses); (c) the final maturity date of such Refinancing Notes is at least ninety-one (91) days after the Maturity Date of the Loans so repaid or Commitments so replaced; (d) the Weighted Average Life to Maturity of such Refinancing Notes is greater than or equal to the Weighted Average Life to Maturity of the Loans so repaid; (e) the terms of such Refinancing Notes do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Maturity Date of the Loans so repaid (other than (x) in the case of notes, customary offers to repurchase or mandatory prepayment provisions upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default and (y) in the case of loans, customary amortization and mandatory and voluntary prepayment provisions which are (when taken as a whole and as determined by the Borrower in good faith) consistent in all material respects with, or not materially less favorable to the Borrower and its Subsidiaries than, those applicable to the Initial Term Loans or the Term B-1 Loans, with such Indebtedness to provide that any such mandatory prepayments as a result of asset sales, events of loss, or excess cash flow, shall be allocated on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) with the Initial Term Loans and the Term B-1 Loans outstanding pursuant to this Agreement); (f) there shall be no obligor with respect thereto other than the Borrower (unless such other obligor is a Guarantor or provides a Guarantee of the Obligations on terms reasonably acceptable to the Administrative Agent substantially concurrently with the issuance of such Refinancing Notes); (g) if such Refinancing Notes are secured, (i) such Refinancing Notes shall not be secured by any assets that do not constitute Collateral (or become Collateral substantially concurrently with the issuance of such Refinancing Notes), (ii) the related security agreements shall be no more favorable in any material respect to the secured party or parties holding such Refinancing Notes, taken as a whole (determined by the Borrower in good faith), than the Collateral Documents (except as is otherwise reasonably acceptable to the Administrative Agent) and (iii) such Refinancing Notes shall be subject to the provisions of a Permitted First Lien Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable (and in any event shall be subject to a Permitted Junior Intercreditor Agreement if the Indebtedness being Refinanced is secured on a junior lien basis to any of the Secured Obligations) and (h) all other terms applicable to such Refinancing Notes (other than provisions relating to original issue discount, upfront fees, interest rates and any other pricing terms (which original issue discount, upfront fees, interest rates and other pricing terms shall not be subject to the provisions set forth in this clause (h)) shall (when taken as a whole and as determined by the Borrower in good faith) be substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than, the terms, taken as a whole, applicable to the Loans so repaid (except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date or are otherwise reasonably acceptable to the Administrative Agent).

“Refinancing Term Loans” has the meaning assigned to such term in Section 2.19(a).

“Refunding Capital Stock” has the meaning assigned to such term in Section 6.10(b)(ii).

“Register” has the meaning assigned to such term in Section 9.04(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any spilling, emitting, discharging, depositing, escaping, leaching, dumping or other releasing, including the movement of any Specified Substance through the air, soil, surface water, groundwater or property, and when used as a verb has a like meaning.

“Replacement Revolving Commitment” has the meaning assigned to such term in Section 2.19(b).

“Replacement Revolving Facilities” has the meaning assigned to such term in Section 2.19(b).

“Replacement Revolving Facility Effective Date” has the meaning assigned to such term in Section 2.19(b).

“Replacement Revolving Loans” has the meaning assigned to such term in Section 2.19(b).

“Repricing Event” means each of (a) the prepayment, repayment, refinancing, substitution or replacement of all or a portion of the Term B-1 Loans with the proceeds of any term loans incurred or guaranteed by the Borrower or any Guarantor for the primary purpose of obtaining an All-in Yield that is less than the All-in Yield applicable to such Term B-1 Loans so prepaid, repaid, refinanced, substituted or replaced and (b) any amendment, waiver or other modification to, or consent under, this Agreement that has the primary purpose of reducing the All-in Yield of the Term B-1 Loans; provided that in no event shall any such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver, modification or consent in connection with a Change in Control or an acquisition or investment that is not otherwise permitted hereunder constitute a Repricing Event.

“Required Financial Covenant Lenders” means, at any time, Lenders having Financial Covenant Loans and Financial Covenant Commitments representing more than 50% of the aggregate Financial Covenant Loans and Financial Covenant Commitments; provided that the Loans and Commitments of any Defaulting Lender shall be disregarded for all purposes of this definition for so long as such Lender is a Defaulting Lender.

“Required Lenders” means, at any time, Lenders having Term Loans, Term Commitments and Revolving Commitments (or, if the Revolving Commitments have terminated, Revolving Credit Exposure) representing more than 50% of the aggregate Term Loans, Term Commitments and Revolving Commitments (or, if the Revolving Commitments have terminated, Revolving Credit Exposure); provided that the Loans and Commitments of any Defaulting Lender shall be disregarded for all purposes of this definition for so long as such Lender is a Defaulting Lender.

“Required Percentage” means, with respect to any Excess Cash Flow Period, 50%; provided, that, if the Leverage Ratio as of the end of such Excess Cash Flow Period is (x) less than or equal to 5.25 to 1.00 but greater than 5.00 to 1.00, such percentage shall be 25% and (y) less than or equal to 5.00 to 1.00, such percentage shall be 0%.

“Required Revolving Lenders” means, at any time, Revolving Lenders having Revolving Commitments (or if the Revolving Commitments have terminated, Revolving Credit Exposure) that, taken together, represent more than 50% of the sum of all Revolving Commitments (or, if the Revolving Commitments have terminated, Revolving Credit Exposure) at such time; provided, that the Revolving Commitments and Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” (i) for all purposes other than Section 6.10(c) shall have the meaning set forth in Section 6.10(a) and (ii) for purposes of Section 6.10(c), means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Revolving Commitment” means~~, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 or increased from time to time pursuant to Section 2.21 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Revolving Commitment is set forth on~~ Schedule 1 ~~under the heading “Revolving Commitments” or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.  The aggregate amount of the Lenders’ Revolving Commitments as of the First Amendment and Restatement Effective Date is $850,000,000.~~ the 2022 Revolving Commitments and the 2024 Revolving Commitments.

“Revolving Credit Exposure” means~~, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC~~ the 2022 Revolving Credit Exposure and the 2024 Revolving Credit Exposure ~~at such time~~.

“Revolving Facility” means the 2022 Revolving ~~Commitments~~Facility and the ~~extensions of credit made hereunder by the~~2024 Revolving ~~Lenders~~Facility.

“Revolving Facility Commitment Termination Date” means February 27, 2022 with respect to the 2022 Revolving Facility and February 27, 2024 with respect to the 2024 Revolving Facility; provided that (a) if the aggregate principal amount of the Borrower’s existing 8.500% Senior Notes due April 2020 (other than any such Senior Notes constituting Defeased Indebtedness) is greater than $500.0 million on the January 2020 Springing Maturity Date, then the Revolving Facility Commitment Termination Date shall occur on the January 2020 Springing Maturity Date, (b) if the aggregate principal amount of the Borrower’s existing 8.875% Senior Notes due September 2020 (other than any such Senior Notes constituting Defeased Indebtedness) is greater than $500.0 million on the June 2020 Springing Maturity Date, then the Revolving Facility Commitment Termination Date shall occur on the June 2020 Springing Maturity Date ~~and~~, (c) if the aggregate principal amount of the Borrower’s existing 9.250% Senior Notes due 2021 and 6.250% Senior Notes due 2021 (other than any such Senior Notes constituting Defeased Indebtedness) is greater than $500.0 million on the 2021 Springing Maturity Date, then the Revolving Facility Commitment Termination Date shall occur on the 2021 Springing Maturity Date, (d) if the aggregate outstanding principal amount of the Borrower’s existing 8.750% Senior Notes due 2022 and 10.500% Senior Notes due 2022 (other than any such Senior Notes constituting Defeased Indebtedness) is greater than $500.0 million on the 2022 Springing Maturity Date, then the Revolving Commitment Termination Date shall occur on the 2022 Springing Maturity Date, (e) if the aggregate outstanding principal amount of the Borrower’s existing 7.125% Senior Notes due January 2023 (other than any such Senior Notes constituting Defeased Indebtedness) is greater than $500.0 million on the October 2022 Springing Maturity Date, then the Revolving Commitment Termination Date shall occur on the October 2022 Springing Maturity Date and (f) if the aggregate outstanding principal amount of the Borrower’s existing 7.625% Senior Notes due April 2024 (other than any such Senior Notes constituting Defeased Indebtedness) is greater than $500.0 million on the January 2024 Springing Maturity Date, then the Revolving Commitment Termination Date shall occur on the January 2024 Springing Maturity Date .

“Revolving Lender” means a Lender with a Revolving Commitment or with outstanding Revolving Loans.

“Revolving Loans” means ~~a Loan made by a~~the 2022 Revolving ~~Lender pursuant to Section 2.01(b)~~Loans and the 2024 Revolving Loans.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person in contemplation of such leasing.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“SEC” means the Securities and Exchange Commission (or any successor thereto).

“Secured Obligations” means all Obligations owing to one or more Secured Parties.

“Secured Parties” means the holders of the Secured Obligations from time to time and shall include (a) each Lender in respect of its Loans, (b) the Administrative Agent and the Lenders in respect of all other present and future obligations and liabilities of the Borrower and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (c) each Indemnitee under Section 9.03(b) in respect of the obligations and liabilities of the Borrower to such Person hereunder and under the other Loan Documents and (d) their respective successors and (in the case of a Lender, permitted) transferees and assigns.

“Security” or “Securities” means any security or securities, as the case may be, duly authenticated by the trustee under the Senior Notes Indenture.

“Security Agreement” means the New Security Agreement (as defined in Section 4 of Amendment No. 3).

“Senior Notes Indenture” means the indenture dated as of September 25, 2015, by and among the Borrower and the Bank of New York Mellon, as trustee, as amended, restated, amended and restated, modified or otherwise supplemented from time to time.

“Similar Business” means any business conducted or proposed to be conducted by the Borrower and its Subsidiaries on the Term B-1 Increase Effective Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Solvency Certificate” means the solvency certificate executed and delivered by a Financial Officer of the Borrower on the First Amendment and Restatement Effective Date, substantially in the Form of Exhibit D or any other form reasonably acceptable to the Administrative Agent.

“Solvent” means, with respect to any Person or group of Persons, as of any date of determination:

(a)          the fair value of the property of such Person or group of Persons, as applicable, will be greater than the total amount of liabilities, including contingent liabilities, of such Person or group, as applicable;

(b)         the present fair saleable value of the assets of such Person or group, as applicable, will be greater than the amount that will be required to pay the probable liability of such Person or group, as applicable, on the debts of such Person or Group, as applicable, as such debts become absolute and matured;

(c)         the capital of such Person or group, as applicable, is not unreasonably small in relation to the business of such Person or group, as applicable, as conducted as of such date of determination and as proposed to be conducted following such date of determination; and

(d)         such Person or group, as applicable, does not intend to incur, or believe that it will incur, debts, including current obligations, beyond its ability to pay such debts as they become absolute and matured.

For the purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

~~“Senior Notes Indenture” means the indenture dated as of September 25, 2015, by and among the Borrower and the Bank of New York Mellon, as trustee.~~

“Specified Representations” means those representations and warranties set forth in Sections 3.01(a)(i), 3.01(b), 3.01(c)(ii), 3.08, 3.09, 3.15, 3.16 and 3.17.

“Specified Subsidiary” means each Pledged Subsidiary immediately prior to the Amendment No. 3 Effective Date.

“Specified Substance” means (i) any chemical, material or substance defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste” or “toxic substances” or words of similar import under any applicable Environmental Laws; (ii) any (A) oil, natural gas, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal fluid, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or (B) other materials or pollutants that, in the case of both (A) and (B), (1) pose a hazard to the property of the Borrower or any of its Subsidiaries or any part thereof or to persons on or about such property or to any other property that may be affected by the Release of such materials or pollutants from such property or any part thereof or to persons on or about such other property or (2) cause such property or such other property to be in violation of any Environmental Law; (iii) asbestos, urea formaldehyde foam insulation, toluene, polychlorinated biphenyls and any electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; and (iv) any sound, vibration, heat, radiation or other form of energy and any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

“Statutory Reserve Rate” means a fraction (expressed as a decimal) the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves) established by any central bank, monetary authority, the Board, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall include those imposed pursuant to Regulation D of the Board. Eurodollar Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the Board. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” means any Indebtedness of the Borrower which is by its terms subordinated in right of payment to a Class of Loans.

“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association, or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled, or held by the parent, or (b) which is, at the time any determination is made, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references in this Agreement to “Subsidiaries” shall be construed as references to Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means obligations under or with respect to Swap Contracts.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) above, the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as reasonably determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term B-1 Commitment” means, as to any Term B-1 Lender, the obligation of such Term B-1 Lender to make Term B-1 Loans in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule I of Increase Joinder No. 1 or in the Assignment and Assumption pursuant to which such Term B-1 Lender became a party hereto as the same may be changed from time to time pursuant to the terms of this Agreement (including as increased, extended or replaced as provided in Section 2.18, 2.19 and 2.21). The original aggregate amount of all Term B-1 Commitments is $1,500,000,000.

“Term B-1 Facility” means the credit facility constituted by the Term B-1 Commitments and the Term B-1 Loans thereunder.

“Term B-1 Increase Effective Date” has the meaning assigned to such term in Increase Joinder No. 1.

“Term B-1 Lender” means each Lender that has a Term B-1 Commitment or that holds Term B-1 Loans.

“Term B-1 Loan Repayment Date” means the date on which all Term B-1 Loans are no longer outstanding.

“Term B-1 Loans” means the Term Loans made pursuant to the Term B-1 Commitment.

“Term B-1 Maturity Date” means June 15, 2024; provided, that, (a) if the aggregate outstanding principal amount of the Borrower’s existing 8.500% Senior Notes due April 2020 (other than any such Senior Notes constituting Defeased Indebtedness) is greater than $500.0 million on the January 2020 Springing Maturity Date, then the Term B-1 Maturity Date shall occur on the January 2020 Springing Maturity Date, (b) if the aggregate outstanding principal amount of the Borrower’s existing 8.875% Senior Notes due September 2020 (other than any such Senior Notes constituting Defeased Indebtedness) is greater than $500.0 million on the June 2020 Springing Maturity Date, then the Term B-1 Maturity Date shall occur on the June 2020 Springing Maturity Date, (c) if the aggregate outstanding principal amount of the Borrower’s existing 9.250% Senior Notes due 2021 and 6.250% Senior Notes due 2021 (other than any such Senior Notes constituting Defeased Indebtedness) is greater than $500.0 million on the 2021 Springing Maturity Date, then the Term B-1 Maturity Date shall occur on the 2021 Springing Maturity Date, (d) if the aggregate outstanding principal amount of the Borrower’s existing 8.750% Senior Notes due 2022 and 10.500% Senior Notes due 2022 (other than any such Senior Notes constituting Defeased Indebtedness) is greater than $500.0 million on ~~January 14,~~the 2022 ~~(the “2022~~ Springing Maturity Date~~”)~~, then the Term B-1 Maturity Date shall occur on the 2022 Springing Maturity Date, (e) if the aggregate outstanding principal amount of the Borrower’s existing 7.125% Senior Notes due January 2023 (other than any such Senior Notes constituting Defeased Indebtedness) is greater than $500.0 million on the October ~~18,~~ 2022 ~~(the “October 2022~~ Springing Maturity Date~~”)~~, then the Term B-1 Maturity Date shall occur on the October 2022 Springing Maturity Date and (f) if the aggregate outstanding principal amount of the Borrower’s existing 7.625% Senior Notes due April 2024 (other than any such Senior Notes constituting Defeased Indebtedness) is greater than $500.0 million on the January ~~14,~~ 2024 ~~(the “January 2024~~ Springing Maturity Date~~”)~~, then the Term B-1 Maturity Date shall occur on the January 2024 Springing Maturity Date.

“Term Commitments” means the commitment of a Term Lender to make Term Loans, including Initial Term Loans, Term B-1 Loans and/or Other Term Loans.

“Term Lender” means a Lender with a Term Commitment or with outstanding Term Loans.

“Term Loans” means the Initial Term Loans, Term B-1 Loans and/or the Other Term Loans.

“Test Period” means, on any date of determination, the period of four consecutive fiscal quarters of the Borrower then most recently ended (taken as one accounting period).

“Total Indebtedness” means, as of any date, the aggregate principal amount of Indebtedness of the Borrower and its consolidated Subsidiaries outstanding as of such date, in the amount and only to the extent that such Indebtedness would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP minus the amount of the cash and Cash Equivalents of the Borrower and its consolidated Subsidiaries in excess of $50,000,000 that would be reflected on such balance sheet.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York; provided that, if creation, perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code (or similar code or statute) as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such creation, perfection, effect of perfection or non-perfection or priority.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower that is designated as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that (a) except as permitted by Section 6.06, such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Borrower or any of its Restricted Subsidiaries unless the terms of such agreement, contract, arrangement or understanding are, taken as a whole, no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower; (b) such Subsidiary does not hold any Liens on any property of the Borrower or any of its other Restricted Subsidiaries; and (c) such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries, except to the extent that such guarantee or credit support would be released upon such designation.

“Verizon” means Verizon Communications, Inc., a Delaware corporation.

“Verizon Purchase Agreement” means the securities purchase agreement, dated as of February 5, 2015, as amended, between the Borrower and Verizon Communications Inc. to acquire, among other things, Verizon’s wireline business and statewide fiber networks that provide services to residential, commercial and wholesale customers in California, Texas and Florida, along with certain of Verizon’s FIOS customers in those states.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02   Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, extended, supplemented, replaced, renewed, refinanced, refunded, restated or otherwise modified (subject to any restrictions on the foregoing set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) all references herein to times of day shall be references to New York City time.

SECTION 1.03   Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature in the Loan Documents shall be construed, and all computations and determinations as to accounting or financial matters pursuant to any Loan Document shall be made and prepared, in accordance with GAAP as in effect from time to time; provided that (a) the effects of any changes to FASB ASC 840 after the First Amendment and Restatement Effective Date shall be disregarded, (b) any obligations relating to a lease that was accounted for by any Person as an operating lease as of the First Amendment and Restatement Effective Date and any similar lease entered into after the First Amendment and Restatement Effective Date by such Person shall be accounted for as obligations relating to an operating lease and not as Capital Lease Obligations and (c) other than in respect of any change to FASB ASC 840 after the First Amendment and Restatement Effective Date, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the First Amendment and Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. To enable the ready and consistent determination of compliance with the covenants set forth in Article VI, the Borrower will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

ARTICLE II

THE CREDITS

SECTION 2.01    The Commitments.

(a)          Initial Term Loans. Subject to the terms and conditions set forth herein, certain Term Lenders made Initial Term Loans to the Borrower on the Initial Term Loan Borrowing Date. Amounts repaid or prepaid in respect of Initial Term Loans may not be reborrowed.

(b)          Revolving Facility.  At the Amendment No. 4 Effective Date, (i) the Existing Revolving Commitments and any Existing Revolving Loan of each Extending Revolving Lender outstanding on such date shall continue hereunder and be reclassified as a 2024 Revolving Commitment and a 2024 Revolving Loan, respectively on such date and (ii) the Existing Revolving Commitments and any Existing Revolving Loan of each Non-Extending Revolving Lender outstanding on such date shall continue hereunder and be reclassified as a 2022 Revolving Commitment and a 2022 Revolving Loan, respectively on such date.  Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) the total Revolving Credit Exposures exceeding the total Revolving Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(c)         Subject to the terms and conditions hereof and in Increase Joinder No. 1, each Term B-1 Lender agrees to make to the Borrower Term B-1 Loans denominated in Dollars on the Term B-1 Increase Effective Date in an amount equal to such Term B-1 Lender’s Term B-1 Commitment. Amounts repaid or prepaid in respect of Term B-1 Loans may not be reborrowed.

SECTION 2.02    Loans and Borrowings.

(a)          Obligations of Lenders.  Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments.  From the Amendment No. 4 Effective Date until the Maturity Date of the 2022 Revolving Facility, all Revolving Loans shall be made on a pro rata basis between the 2022 Revolving Facility and the 2024 Revolving Facility. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

Notwithstanding anything to the contrary in this Agreement: (A) on the Amendment No. 4 Effective Date, (x) 2022 Revolving Loans and 2024 Revolving Loans shall be deemed made as Eurodollar Loans in a principal amount equal to the principal amount of the Existing Revolving Loans reclassified as 2022 Revolving Loans and 2024 Revolving Loans, as applicable, pursuant to Section 2.01(b) that were outstanding as Eurodollar Loans at the time of reclassification (such 2022 Revolving Loans and 2024 Revolving Loans to correspond in principal amount to the Existing Revolving Loans so converted of a given Interest Period), (y) Interest Periods for the 2022 Revolving Loans and the 2024 Revolving Loans described in clause (x) above shall end on the same dates as the Interest Periods applicable to the corresponding Existing Revolving Loans described in clause (x) above, and the Eurodollar Rates applicable to such 2022 Revolving Loans and 2024 Revolving Loans during such Interest Periods shall be the same as those applicable to the Existing Revolving Loans so reclassified, and (z) 2022 Revolving Loans and 2024 Revolving Loans shall be deemed made as ABR Loans in a principal amount equal to the principal amount of Existing Revolving Loans reclassified into 2022 Revolving Loans and 2024 Revolving Loans, respectively, pursuant to Section 2.01(b) that were outstanding as ABR Loans at the time of reclassification; and (B) each 2022 Revolving Loan and 2024 Revolving Loan shall continue to be entitled to all accrued and unpaid interest with respect to the Existing Revolving Loan from which such 2022 Revolving Loan and 2024 Revolving Loan, as applicable, was reclassified up to but excluding the Amendment No. 4 Effective Date.

(b)         Type of Loans. Subject to Section 2.11, each Borrowing shall be comprised entirely of ABR Loans or of Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)          Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than (x) with respect to a Revolving Loan, $10,000,000 and (y) with respect to a Term Loan, $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than (x) with respect to a Revolving Loan, $10,000,000 and (y) with respect to a Term Loan, $1,000,000 (or, if less, an amount equal to (x) with respect to Term Loans, the entire remaining principal amount of outstanding Loans under the applicable Class or (y) with respect to Revolving Loans, the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.22(f)). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen (15) Eurodollar Borrowings outstanding.

(d)         Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue as a Eurodollar Borrowing) any Borrowing if the Interest Period requested therefor would end after the applicable Maturity Date.

SECTION 2.03    Requests for Borrowings.

(a)         Notice by the Borrower. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, or (ii) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing (or, in each case, such shorter period as may be agreed to by the Administrative Agent in consultation with the applicable Lenders). Each such Borrowing Request shall be irrevocable.

(b)         Content of Borrowing Requests. Each Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)	the aggregate amount of the requested Borrowing;

(ii)	the date of such Borrowing, which shall be a Business Day;

(iii)	whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)	whether such Borrowing is to be a Borrowing of 2022 Revolving Loans, 2024 Revolving Loans, Initial Term Loans, Term B-1 Loans or Other Term Loans;

(v)	in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and

(vi)	the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

(c)         Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(d)         Failure to Elect. If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

SECTION 2.04    Funding of Borrowings.

(a)          Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by (i) 12:00 noon, New York City time, in the case of a Eurodollar Borrowing, and (ii) 3:00 p.m., New York City time, in the case of an ABR Borrowing, in each case to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower agreed between the Borrower and the Administrative Agent; provided that ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.22(f) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)         Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to (i) the proposed date of any Eurodollar Borrowing or (ii) in the case of any proposed ABR Borrowing, 3:00 p.m., New York City time, on the proposed date of such ABR Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.05    Interest Elections.

(a)         Elections by the Borrower. The Loans comprising each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)         Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable.

(c)          Content of Interest Election Requests. Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)
the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)	the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)	whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)
if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d).

(d)         Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)         Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Eurodollar Borrowing is repaid as provided herein, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period therefor.

SECTION 2.06    Termination and Reduction of Commitments.

(a)          Scheduled Termination.  Unless previously terminated, the Revolving Commitments shall terminate on the applicable Revolving Facility Commitment Termination Date.

(b)         Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each partial reduction of the Commitments shall be in an amount that is $10,000,000 or a larger multiple of $1,000,000 (or, if less, the remaining amount of any Commitments) and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the total Revolving Credit Exposures would exceed the total Revolving Commitments.

(c)          Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or another transaction (such as a change of control transaction) or other incurrence of Indebtedness, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d)          Effect of Termination or Reduction.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.  Notwithstanding anything to the contrary in this Agreement, the Borrower may terminate 2022 Revolving Commitments and repay 2022 Revolving Loans on a non-pro rata basis and without terminating 2024 Revolving Commitments or repaying 2024 Revolving Loans.

SECTION 2.07    Repayment and Amortization of Loans; Evidence of Debt.

(a)          Repayment. The Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the Lenders the outstanding principal amount of the Loans on the applicable Maturity Date.

(b)         Amortization. The Borrower shall make principal payments on (i) the Initial Term Loans in equal installments on each Quarterly Date, commencing with the Quarterly Date of the first full fiscal quarter following the Initial Term Loan Borrowing Date, in an aggregate amount equal to (x) for the first (1st) through twelfth (12th) full fiscal quarters following the Initial Term Loan Borrowing Date, 1.25% of the aggregate principal amount of Initial Term Loans made on the Initial Term Loan Borrowing Date and (y) for each fiscal quarter thereafter, 2.50% of the aggregate principal amount of Initial Term Loans made on the Initial Term Loan Borrowing Date, in the case of each of clauses (x) and (y), per fiscal quarter with final payment to be made no later than the applicable Maturity Date and (ii) the Term B-1 Loans in equal installments on each Quarterly Date, commencing with the Quarterly Date of the first full fiscal quarter following the Term B-1 Increase Effective Date, in an aggregate amount equal to 0.25% of the aggregate principal amount of Term B-1 Loans made on the Term B-1 Increase Effective Date. In the event that any Other Loans are made, the Borrower shall repay such Other Loans on the dates and in the amounts set forth in the related Increase Joinder, Refinancing Amendment or Extension Amendment, as applicable.

(c)         Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)        Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records (including the Register maintained pursuant to Section 9.04(c)) in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.

(e)          Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section (including the Register maintained pursuant to Section 9.04(c)) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(f)         Promissory Notes. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns, in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

SECTION 2.08    Prepayment of Loans.

(a)         The Borrower shall have the right at any time and from time to time to prepay Loans (or one or more Classes of Loans) in whole or in part, without premium or penalty (except as specifically provided in the last sentence of this Section 2.08(a)), but subject to the break funding payments required by Section 2.13 and subject to prior notice in accordance with the provisions of Section 2.08(e); provided that each such prepayment shall be in an amount that is an integral multiple of $1,000,000 and with respect to Revolving Loans, in a minimum amount of $5,000,000 (or, if less, the remaining amount of any Loan). Any such prepayment made with the proceeds from any issuance or incurrence of Refinancing Notes or Refinancing Term Loans shall be made no later than three (3) Business Days after the date on which such Refinancing Notes or Refinancing Term Loans, as the case may be, are issued or incurred. If any Repricing Event occurs on or prior to the date occurring 6 months after the Term B-1 Increase Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with Term B-1 Loans that are subject to such Repricing Event, a fee in an amount equal to 1.00% of the aggregate principal amount of the Term B-1 Loans subject to such Repricing Event. Such fees shall be earned, due and payable upon the date of the occurrence of such Repricing Event.

(b)        Beginning on the Term B-1 Increase Effective Date, the Borrower shall apply all Net Proceeds within ten (10) Business Days after receipt thereof to prepay Initial Term Loans and Term B-1 Loans in accordance with clauses (c) and (e) of Section 2.08.

(c)        Except as otherwise provided in any Extension Amendment, Refinancing Amendment or Increase Joinder and subject to the terms of any Intercreditor Agreement, mandatory prepayments pursuant to Section 2.08(b) shall be applied to reduce scheduled repayments required under Section 2.07(b), first, in direct order to such scheduled repayments due on the next eight Quarterly Dates occurring following such prepayment and, second, on a pro rata basis among the repayments remaining to be made on each other Quarterly Date; provided that any mandatory prepayment contemplated by Section 2.08(b) (x) shall be shared with the Term B-1 Lenders so that the Term B-1 Loans are prepaid on a pro rata basis and (y) may be shared with other creditors that hold senior Indebtedness of the Borrower or any Subsidiary secured by a Lien on the Collateral that ranks pari passu with the Liens that secure the Obligations (solely to the extent a mandatory prepayment, redemption or offer to redeem is required for such senior Indebtedness pursuant to the applicable financing agreements governing such senior Indebtedness) so that the Loans and any such senior secured Indebtedness requiring such prepayment or redemption are prepaid or redeemed on a pro rata basis. Any prepayments of Term Loans pursuant to Section 2.08(a) shall be applied to the remaining installments of the Term Loans (or applicable Class(es) of Term Loans) being prepaid as the Borrower may direct.

(d)         Not later than five (5) Business Days after the date on which the annual financial statements are, or are required to be, delivered under Section 5.02(a) with respect to each Excess Cash Flow Period, if and to the extent the amount of such Excess Cash Flow is greater than $0, the Borrower shall apply an amount to prepay Term B-1 Loans equal to (i) the Required Percentage of such Excess Cash Flow minus (ii) the sum of (x) prepayments of Loans pursuant to Section 2.08(a) during such fiscal year, (y) purchases of Loans pursuant to Section 2.20 and Section 9.04(b)(v) by the Borrower during such fiscal year (determined by the actual cash purchase price paid by the Borrower for any such purchase and not the par value of the Loans purchased by Borrower) and (z) voluntary prepayments of Indebtedness of the Borrower or any Subsidiary secured by a Lien on the Collateral that ranks pari passu with the Liens that secure the Obligations during such fiscal year, in each case, except to the extent financed with the proceeds of long-term Indebtedness and, in the case of any prepayment of Revolving Loans pursuant to Section 2.08(a), only to the extent accompanied by a permanent reduction of Revolving Commitments on a dollar-for-dollar basis.

(e)         The Borrower shall notify the Administrative Agent by telephone (as confirmed by telecopy) of any prepayment of a Borrowing hereunder (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of such prepayment, and (ii) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of such prepayment. Each such notice shall be irrevocable; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of another credit facility, the closing of a securities offering or other transaction or (in the case of a prepayment pursuant to Section 2.08(b)) receipt (or deemed receipt in accordance with the definition thereof) of Net Proceeds, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. Each such notice shall specify the prepayment date, the Class of Loans to be prepaid, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.08. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10.

SECTION 2.09    Fees.

(a)         Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the First Amendment and Restatement Effective Date to but excluding the date such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on each Quarterly Date and on the date the Commitments terminate, commencing on the first such date to occur after the First Amendment and Restatement Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Revolving Commitment of a Revolving Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Revolving Lender.

(b)         Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the First Amendment and Restatement Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the applicable Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure of Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the First Amendment and Restatement Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the applicable Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the First Amendment and Restatement Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the applicable Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)          Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d)         Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of ticking fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.10    Interest.

(a)          ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

(b)         Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Rate.

(c)         Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due (after giving effect to any applicable grace period), whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal amounts, 2% per annum above the interest rate otherwise applicable thereto pursuant to this Section 2.10 and (ii) in the case of other overdue amounts, 2% plus the Alternate Base Rate.

(d)         Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the applicable Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand; (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(e)         Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.11    Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurodollar Borrowing:

(a)           the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)          the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing upon the expiration of the Interest Period applicable thereto and, (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.12    Increased Costs.

(a)          Increased Costs Generally. If any Change in Law shall:

(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii)	result in any increase in Tax to any Lender or any Issuing Bank (except for Indemnified Taxes or Other Taxes covered by Section 2.14 and any Excluded Taxes); or

(iii)
impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or any other amount), in each case by an amount reasonably deemed by such Lender to be material, then, upon request of such Lender or such Issuing Bank, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)         Capital Requirements. If any Lender or any Issuing Bank determines that any Change in Law affecting such Lender or such Issuing Bank or any lending office of such Lender or such Lender’s or such Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company, if any, could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)          Certificates for Reimbursement. A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount due hereunder within 15 days after receipt of any such certificate.

(d)         Delay in Requests. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than 120 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower in writing of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof).

(e)       Termination. If any Lender shall have delivered a notice or certificate pursuant to paragraph (c) above, the Borrower shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, to require such Lender to terminate its Commitment (if outstanding) and to pay such Lender in immediately available funds the principal of and interest accrued to the day of payment on the Loans made by such Lender hereunder and all other amounts accrued for its account or owed to it hereunder (including under Section 2.13); provided that no such termination shall conflict with any law, rule, or regulation or order of any Governmental Authority.

SECTION 2.13   Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of the Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified by the Borrower in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08(e) and is revoked in accordance herewith), or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.16(b) or Section 2.12(e) of any Eurodollar Loan other than on the last day of the Interest Period therefor, then, in any such event, the Borrower shall compensate each Lender for its loss, cost and expense (excluding lost profits) attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount reasonably determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount due hereunder within 15 days after receipt of any such certificate.

SECTION 2.14    Taxes.

(a)         Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes; provided that, if the Borrower or other applicable withholding agent shall be required by applicable law (as determined in the good faith discretion of the applicable withholding agent) to deduct and withhold any Taxes, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or an Other Tax, then the sum payable shall be increased by the Borrower as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 2.14) each Lender or Issuing Bank, as the case may be (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b)         Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)       The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after demand therefor, for the full amount of any Indemnified Taxes payable by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document and any Other Taxes payable by the Administrative Agent, such Lender or such Issuing Bank (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d)        As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)         (i) Each Lender or Issuing Bank that is entitled to an exemption from or reduction of any applicable withholding Tax (including backup withholding Tax), with respect to any payment under any Loan Document shall deliver to the Borrower and the Administrative Agent at any time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation as may be prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent to permit such payments to be made without such withholding Tax or at a reduced rate. Each Lender or Issuing Bank hereby authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided to the Administrative Agent pursuant to this Section 2.14(e).

(ii)        Without limiting the generality of the foregoing, any Foreign Lender or Issuing Bank shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender or Issuing Bank becomes a party under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender or Issuing Bank is legally eligible to do so), whichever of the following is applicable:

(I)          duly completed copies of Internal Revenue Service Form W‑8BEN or W‑8BEN-E, as applicable (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)         duly completed copies of Internal Revenue Service Form W‑8ECI (or any successor forms),

(III)       in the case of a Foreign Lender or Issuing Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit F‑1, or any other form approved by the Administrative Agent, to the effect that such Foreign Lender or Issuing Bank is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Foreign Lender’s or Issuing Bank’s conduct of a U.S. trade or business and (y) duly completed copies of Internal Revenue Service Form W‑8BEN or W‑8BEN-E, as applicable (or any successor forms),

(IV)      to the extent a Foreign Lender or Issuing Bank is not the beneficial owner (for example, where the Foreign Lender or Issuing Bank is a partnership, or a participating Lender granting a typical participation), an Internal Revenue Service Form W‑8IMY (or any successor form), accompanied by a Form W‑8ECI, W‑8BEN, W‑8BEN-E, a certificate in substantially the form of Exhibit F‑2, Exhibit F‑3 or Exhibit F‑4, as applicable, Form W‑9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender or Issuing Bank is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender or Issuing Bank are claiming the portfolio interest exemption, such Foreign Lender or Issuing Bank shall provide a certificate, in substantially the form of Exhibit F‑3, on behalf of such beneficial owner(s) (in lieu of requiring each beneficial owner to provide such certificate); and

(V)        any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

(iii)        If a payment made to a Lender or Issuing Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or Issuing Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or Issuing Bank shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, determine whether such Lender or Issuing Bank has complied with such Lender’s or Issuing Bank’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the First Amendment and Restatement Effective Date.

(iv)        Any Lender or Issuing Bank that is a “United States person” (within the meaning of Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a party under this Agreement (and from time to time thereafter as prescribed by applicable law or upon the request of the Borrower or the Administrative Agent), duly executed and properly completed copies of Internal Revenue Service Form W‑9 certifying that it is not subject to U.S. federal backup withholding.

Each Lender or Issuing Bank shall, whenever a lapse in time or change in such Lender’s or Issuing Bank’s circumstances renders any such forms, certificates or other documentation so delivered pursuant to this Section 2.14(e) obsolete, expired or inaccurate in any respect, promptly (1) deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) renewals, amendments or additional or successor documentation (including any new documentation reasonable requested by the Borrower or the Administrative Agent), properly completed and duly executed by such Lender or Issuing Bank, together with any other certificate or statement of exemption required in order to confirm or establish such Lender’s or Issuing Bank’s status or that such Lender or Issuing Bank is entitled to an exemption from or reduction in any applicable withholding Tax or (2) notify Administrative Agent and the Borrower of its legal ineligibility to deliver any such forms, certificates or other documentation.

Notwithstanding any other provision of this Section 2.14(e), a Lender or Issuing Bank shall not be required to deliver any documentation that such Lender or Issuing Bank is not legally eligible to deliver.

(f)          If the Administrative Agent, a Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.14, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.14 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or such Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Issuing Bank in the event the Administrative Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority. This Section 2.14(f) shall not be construed to require the Administrative Agent, any Lender or any Issuing Bank to make available its Tax returns (or any other information relating to its Taxes that it deems confidential in its reasonable discretion) to the Borrower or any other Person.

(g)        Solely for purposes of FATCA, this Agreement and all Loans made hereunder (including any Revolving Loans) have, at all times, not qualified as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(h)          For the avoidance of doubt, the term “applicable law” in this Section 2.14 includes FATCA.

SECTION 2.15    Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)          Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.12, Section 2.13 or Section 2.14, or otherwise), or under any other Loan Document (except to the extent otherwise provided therein), prior to 2:00 pm, New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at the address provided pursuant to Section 9.01, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to an Issuing Bank as expressly provided herein and payments pursuant to Section 2.12, Section 2.13, Section 2.14 and Section 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder or other action to be taken by the Borrower hereunder or under any other Loan Document shall be due on a day that is not a Business Day, the date for payment or action shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in Dollars.

(b)         Application of Insufficient Payments. Any payments received by the Administrative Agent (i) not constituting (A) a specific payment of principal, unreimbursed LC Disbursements, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.08), or (C) proceeds of any Collateral, or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct to exercise remedies in accordance with the terms of the Loan Documents, shall be applied, subject to any applicable Intercreditor Agreement, (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties. For the avoidance of doubt, for purposes of this Section 2.15(b), unreimbursed LC Disbursements shall be treated the same as principal then due hereunder.

(c)          Pro Rata Treatment.  Except to the extent otherwise provided herein (including, without limitation, pursuant to transactions contemplated by Section 2.18, 2.19, 2.20, 2.21 or 9.04(b)(v)):  (i) each Borrowing shall be made from the Lenders, each payment of commitment fee under Section 2.09 shall be made for account of the Revolving Lenders, and each termination or reduction of the amount of the Revolving Commitments under Section 2.06 shall be applied to the respective Revolving Commitments of the Revolving Lenders, pro rata according to the amounts of their respective Revolving Commitments of the applicable Class; (ii) each Borrowing of a Class shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans of a Class by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (iv) each payment of interest on Loans of a Class by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans of such Class then due and payable to the respective Lenders. Notwithstanding anything to the contrary in this Agreement, the Borrower may terminate 2022 Revolving Commitments and repay 2022 Revolving Loans on a non-pro rata basis and without terminating 2024 Revolving Commitments or repaying 2024 Revolving Loans.

(d)         Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact and (B) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)
if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)
the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including, without limitation, pursuant to transactions contemplated by Section 2.18, 2.19, 2.20 or 9.04(b)(v) and including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.15(d) shall apply, unless pursuant to Section 2.20 or 9.04(b)(v)).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e)         Payments by the Borrower; Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f)          Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04, Section 2.15(e) or 2.22(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.16    Mitigation Obligations; Replacement of Lenders.

(a)         Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or requires the Borrower to indemnify or pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or Section 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)         Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if the Borrower is required to indemnify or pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender becomes a Defaulting Lender, or if any Lender shall withhold its consent (any such Lender, a “Non-Consenting Lender”) to any amendment, waiver or other modification to this Agreement or any other Loan Document that requires the consent of all the Lenders or each affected Lender and that has been consented to by the Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.04), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)	the Borrower or applicable assignee shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.04;

(ii)
such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)
in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)	such assignment does not conflict with applicable law;

(v)	in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or modification.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that, if the Borrower elects to replace such Lender in accordance with this Section 2.16, it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any promissory notes issued in respect of such Lender’s Loans; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register.

SECTION 2.17   Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)          commitment fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.09(a);

(b)          the Commitments and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender;

(c)          if any LC Exposure exists at the time a Revolving Lender becomes a Defaulting Lender then:

(i)         all or any part of such LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time;

(ii)        if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three Business Days following notice by the Administrative Agent, without prejudice to any rights or remedies of the Borrower against such Defaulting Lender, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.22(k) for so long as such LC Exposure is outstanding;

(iii)        if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to Section 2.17(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.09(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)       if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.17(c), then the fees otherwise payable to the Defaulting Lender pursuant to Section 2.09(b) shall be allocated among the non-Defaulting Lenders in accordance with such non-Defaulting Lenders’ Applicable Percentages of the applicable Revolving Facility; and

(v)         if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.17(c), then, without prejudice to any rights or remedies of any Issuing Bank or any Revolving Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.09(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until such LC Exposure is cash collateralized and/or reallocated;

(d)         so long as any Revolving Lender is a Defaulting Lender, the applicable Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.17(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.17(c)(i) (and Defaulting Lenders shall not participate therein); and

(e)          any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.15(d) but excluding Section 2.16(b)) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to such Issuing Bank hereunder, (iii) third, if so determined by the Administrative Agent or requested by an Issuing Bank, to be held in such account as cash collateral for future funding obligations of the Defaulting Lender of any participating interest in any Letter of Credit, (iv) fourth, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (v) fifth, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender of any Loans under this Agreement, (vi) sixth, to the payment of any amounts owing to the Lenders or an Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or such Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vii) seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of LC Disbursements for which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.02 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.

In the event that the Administrative Agent, the Borrower and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Subject to Section 9.15, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

SECTION 2.18    Extensions of Loans.

(a)         Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers made from time to time by the Borrower to all Lenders of any Class of Loans or Commitments on a pro rata basis (based on the aggregate outstanding Loans or Commitments of such Class), and on the same terms to each such Lender (“Pro Rata Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Lenders that agree to such transactions from time to time to extend the maturity date of such Lender’s Loans or Commitments of such Class and to otherwise modify the terms of such Lender’s Loans or Commitments of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender’s Loans and/or, with respect to Term Loans, modifying the amortization schedule in respect of such Term Loans). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean that all of the Loans or Commitments of such Class are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same. Any such extension (an “Extension”) agreed to between the Borrower and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Other Loan for such Lender (such extended Loan, an “Extended Loan”) or another Class of commitments for such Lender (such extended Commitment, an “Extended Commitment”). Each Pro Rata Extension Offer shall specify the date on which the Borrower proposes that the Extended Loan shall be made, which shall be a date not earlier than ten (10) Business Days after the date on which notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion).

(b)        The Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an amendment to this Agreement (an “Extension Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Commitments or Extended Loans of such Extending Lender. Each Extension Amendment shall specify the terms of the applicable Extended Commitments or Extended Loans; provided that (i) the terms applicable to such Extended Loans (other than provisions relating to original issue discount, upfront fees, interest rates and any other pricing terms and, subject to clauses (ii) and (iii) of this proviso, optional prepayment, mandatory prepayment (with respect to Term Loans), amortization (with respect to Term Loans) or redemption terms or final maturity date, which shall be as agreed between the Borrower and the Lenders providing such Extended Loans) shall (when taken as a whole and as determined by the Borrower in good faith) be substantially similar to, or not materially less favorable to the Borrower than, the terms, taken as a whole, applicable to the existing Class of Loans or Commitments being extended (except to the extent such covenants and other terms apply solely to any period after the Maturity Date then in effect of the existing Class of Loans being extended or are otherwise reasonably acceptable to the Administrative Agent), (ii) the final maturity date of any Extended Loans and Extended Commitments shall be no earlier than ninety-one (91) days after the Latest Maturity Date in effect with respect to such Class as such offer relates on the date of incurrence, (iii) the Weighted Average Life to Maturity of any Extended Loans and Extended Commitments shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Loans to which such offer relates, (iv) any Extended Loans in the form of Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Initial Term Loans and the Term B-1 Loans in any mandatory prepayment hereunder, and (v) before and after giving effect to the Extension Amendment, no Event of Default shall have occurred and be continuing. Upon the effectiveness of any Extension Amendment, this Agreement shall be amended without the consent of any other Lenders to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Loans or Extended Commitments evidenced thereby as provided for in Section 9.02. Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(c)          Upon the effectiveness of any such Extension, the applicable Extending Lender’s Loan or Commitments will be automatically designated an Extended Loan or Extended Commitments.

(d)         Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.18), (i) no Extended Loan is required to be in any minimum amount or any minimum increment, (ii) any Extending Lender may extend all or any portion of its Loans or Commitments pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Loan or Extended Commitments), (iii) there shall be no condition to any Extension of any Loan or Commitments at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Loan implemented thereby, (iv) all Extended Loans and Extended Commitments and all obligations in respect thereof shall be Obligations of the Borrower under this Agreement and the other Loan Documents that rank equally and ratably in right of security with all other Obligations of the Class being extended, and (v) there shall be no borrower (other than the Borrowers) and no guarantors (other than the Guarantors) in respect of any such Extended Loans or Extended Commitments.

(e)         Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided, that the Borrower shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

SECTION 2.19    Refinancing Amendments.

(a)         Notwithstanding anything to the contrary in this Agreement, the Borrower may by written notice to the Administrative Agent establish one or more additional tranches of term loans under this Agreement (such loans, “Refinancing Term Loans”), all cash proceeds from the incurrence, issuance or sale by the Borrower of which Refinancing Term Loans, net of all taxes paid or reasonably estimated to be payable, directly or indirectly, as a result thereof and fees (including investment banking fees, underwriting fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale, are used to Refinance in whole or in part any Loans (or one or more Class(es) of Loans). Each such notice shall specify the applicable Class(es) of Loans being refinanced and the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not earlier than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its sole discretion); provided that:

(i)	before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date:

(A)      the representations and warranties of Borrower set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (except in the case of any such representations and warranty that expressly relates to an earlier given date or period, in which case such representation and warranty shall be true and correct in all material respects as of the respective earlier date or respective period, as the case may be); and

(B)         no Default shall have occurred and be continuing;

(ii)	the final maturity date of the Refinancing Term Loans shall be no earlier than the Maturity Date of the refinanced Loans;

(iii)	the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no shorter than the then-remaining Weighted Average Life to Maturity of the refinanced Loans;

(iv)
the aggregate principal amount of the Refinancing Term Loans shall not exceed the outstanding principal amount of the refinanced Loans plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith;

(v)
all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates and any other pricing terms and optional prepayment, mandatory prepayment, amortization or redemption terms, which shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Loans) shall (when taken as a whole and as determined by the Borrower in good faith) be substantially similar to, or not materially less favorable to the Borrower than, the terms (taken as a whole) applicable to the Term Loans being refinanced (except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date then in effect or are otherwise reasonably acceptable to the Administrative Agent); provided that any Refinancing Term Loans that are unsecured or rank junior in right of security to the Initial Term Loans and the Term B-1 Loans shall not have scheduled amortization commencing prior to the Latest Maturity Date other than at a nominal rate;

(vi)
with respect to Refinancing Term Loans secured by Liens on the Collateral that rank junior in right of security to the Initial Term Loans and Term B-1 Loans, such Liens will be subject to a Permitted Junior Intercreditor Agreement;

(vii)
there shall be no borrower (other than the Borrower) and no guarantors (other than the Guarantors) in respect of such Refinancing Term Loans (unless such other borrower or guarantor provides a Guarantee of the Obligations on terms reasonably acceptable to the Administrative Agent substantially concurrently with the making of such Refinancing Term Loans);

(viii)
Refinancing Term Loans shall not be secured by any asset of the Borrower and its Subsidiaries other than the Collateral (or assets that become Collateral substantially concurrently with the making of such Refinancing Term Loans); and

(ix)
Refinancing Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments hereunder, as specified in the applicable Refinancing Amendment.

(b)          Notwithstanding anything to the contrary in this Agreement, the Borrower may by written notice to the Administrative Agent establish one or more additional facilities (“Replacement Revolving Facilities”) providing for revolving commitments (“Replacement Revolving Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replace in whole or in part any Class of Revolving Commitments under this Agreement.  Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which the Borrower proposes that the Replacement Revolving Commitments shall become effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its sole discretion); provided, that:  (i) before and after giving effect to the establishment of such Replacement Revolving Commitments on the Replacement Revolving Facility Effective Date, each of the conditions set forth in Section 4.02 shall be satisfied; (ii) after giving effect to the establishment of any Replacement Revolving Commitments and any concurrent reduction in the aggregate amount of any other Revolving Commitments, the aggregate amount of Revolving Commitments shall not exceed the aggregate amount of the Revolving Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith; (iii) no Replacement Revolving Commitments shall have a final maturity date (or require commitment reductions or amortizations) prior to the applicable Revolving Facility Commitment Termination Date for the Revolving Commitments being replaced; (iv) all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the applicable Borrower and the Lenders providing such Replacement Revolving Commitments and (y) the amount of any letter of credit sublimit under such Replacement Revolving Facility, which shall be as agreed between the applicable Borrower, the Lenders providing such Replacement Revolving Commitments, the Administrative Agent and the replacement issuing bank, if any, under such Replacement Revolving Commitments) taken as a whole shall (as determined by the applicable Borrower in good faith) be substantially similar to, or no more restrictive to the Borrower and the Subsidiaries than, those applicable to the Revolving Commitments so replaced (except to the extent such covenants and other terms apply solely to any period after the latest Maturity Date with respect to the Revolving Commitments in effect at the time of incurrence or are otherwise reasonably acceptable to the Administrative Agent); and (v) there shall be no borrower (other than the Borrowers) and no guarantors (other than the Guarantors) in respect of such Replacement Revolving Facility; and (vi) Replacement Revolving Commitments and extensions of credit thereunder shall not be secured by any asset of Borrower and its Subsidiaries other than the Collateral.  Solely to the extent that an Issuing Bank is not a replacement issuing bank under a Replacement Revolving Facility, it is understood and agreed that such Issuing Bank shall not be required to issue any letters of credit under such Replacement Revolving Facility and, to the extent it is necessary for such Issuing Bank to withdraw as an Issuing Bank, as the case may be, at the time of the establishment of such Replacement Revolving Facility, such withdrawal shall be on terms and conditions reasonably satisfactory to such Issuing Bank in its sole discretion.  The Borrower agrees to reimburse each Issuing Bank in full upon demand, for any reasonable and documented out-of-pocket cost or expense attributable to such withdrawal.

(c)        The Borrower may approach any Lender or any other person that would be a permitted assignee pursuant to Section 9.04 to provide all or a portion of the Refinancing Term Loans or Replacement Revolving Commitments; provided, that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans or Replacement Revolving Commitments may elect or decline, in its sole discretion, to provide a Refinancing Loan or Replacement Revolving Commitments. Any Refinancing Term Loans or Replacement Revolving Commitments made on any Refinancing Effective Date shall be designated an additional Class of Loans for all purposes of this Agreement; provided, further, that any Refinancing Term Loans or Replacement Revolving Commitments may, to the extent provided in the applicable Refinancing Amendment governing such Refinancing Term Loans or Replacement Revolving Commitments, be designated as an increase in any previously established Class of Loans made to the Borrower.

(d)        Any Borrower and each Lender providing the applicable Refinancing Term Loans and/or Replacement Revolving Commitments (as applicable) shall execute and deliver to the Administrative Agent an amendment to this Agreement (a “Refinancing Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence such Refinancing Term Loans and/or Replacement Revolving Commitments (as applicable). For purposes of this Agreement and the other Loan Documents, if a Lender is providing a Refinancing Term Loan, such Lender will be deemed to have an Other Term Loan having the terms of such Refinancing Term Loan. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.19), (i) no Refinancing Term Loan or Replacement Revolving Commitment is required to be in any minimum amount or any minimum increment, (ii) there shall be no condition to any incurrence of any Refinancing Term Loan or Replacement Revolving Commitment at any time or from time to time other than those set forth in clauses (a) or (b) above, as applicable, and (iii) all Refinancing Term Loans, Replacement Revolving Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that rank equally and ratably in right of security with the Initial Term Loans, the Term B-1 Loans and other Obligations (other than Refinancing Term Loans or Replacement Revolving Commitments that rank junior in right of security, and except to the extent any such Refinancing Term Loans or Replacement Revolving Commitments are secured by the Collateral on a junior lien basis in accordance with the provisions above). Upon the effectiveness of any Refinancing Amendment, this Agreement shall be amended without the consent of any other Lenders to the extent (but only to the extent) necessary to reflect the existence and terms of the Refinancing Term Loans or Replacement Revolving Commitments evidenced thereby as provided for in Section 9.02. Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

SECTION 2.20    Loan Repurchases.

(a)          Subject to the terms and conditions set forth or referred to below, the Borrower may from time to time, at its discretion, conduct modified Dutch auctions in order to purchase its Term Loans of one or more Classes (as determined by the Borrower) (each, a “Purchase Offer”), each such Purchase Offer to be managed exclusively by the Administrative Agent (or such other financial institution chosen by the Borrower and reasonably acceptable to the Administrative Agent) (in such capacity, the “Auction Manager”), so long as the following conditions are satisfied:

(i)	each Purchase Offer shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.20 and the Auction Procedures;

(ii)
no Event of Default shall have occurred and be continuing on the date of the delivery of each notice of an auction and at the time of (and immediately after giving effect to) the purchase of any Term Loans in connection with any Purchase Offer;

(iii)
the principal amount (calculated on the face amount thereof) of each and all Classes of Term Loans that the Borrower offers to purchase in any such Purchase Offer shall be no less than $50,000,000 (unless another amount is agreed to by the Administrative Agent) (across all such Classes);

(iv)
the aggregate principal amount (calculated on the face amount thereof) of all Term Loans of the applicable Class or Classes so purchased by the Borrower shall automatically be cancelled and retired by the Borrower on the settlement date of the relevant purchase (and may not be resold) (without any increase to Consolidated EBITDA as a result of any gains associated with cancellation of debt), and in no event shall the Borrower be entitled to any vote hereunder in connection with such Term Loans;

(v)	no more than one Purchase Offer with respect to any Class may be ongoing at any one time;

(vi)
no Purchase Offer may be made with the proceeds of ~~the~~any Revolving Facility and at the time of each purchase of Term Loans through a Purchase Offer, there must be at least $500,000,000 of unborrowed commitments under the Revolving Facility; provided that this clause (vi) shall not be applicable if, immediately after giving effect to the consummation of such Purchase Offer, all Obligations (other than contingent indemnification obligations not yet accrued and payable) shall have been paid in full and any commitment of any Lender hereunder to extend credit to the Borrower shall have terminated or expired;

(vii)
at the time of each purchase of Term Loans through a Purchase Offer, the Borrower shall have delivered to the Auction Manager an officer’s certificate of a Financial Officer certifying as to compliance with the preceding clause (vi); and

(viii)	any Purchase Offer with respect to any Class shall be offered to all Lenders holding Term Loans of such Class on a pro rata basis.

(b)         The Borrower must terminate any Purchase Offer if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Purchase Offer. If the Borrower commences any Purchase Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Purchase Offer have in fact been satisfied), and if at such time of commencement the Borrower reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Purchase Offer shall be satisfied, then the Borrower shall have no liability to any Lender for any termination of such Purchase Offer as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of consummation of such Purchase Offer, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans of any Class or Classes made by the Borrower pursuant to this Section 2.20, (x) the Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Loans of the applicable Class or Classes up to the settlement date of such purchase and (y) such purchases (and the payments made by the Borrower and the cancellation of the purchased Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.08 hereof.

(c)        The Administrative Agent and the Lenders hereby consent to the Purchase Offers and the other transactions effected pursuant to and in accordance with the terms of this Section 2.20; provided, that notwithstanding anything to the contrary contained herein, no Lender shall have an obligation to participate in any such Purchase Offer. For the avoidance of doubt, it is understood and agreed that the provisions of Sections 2.13 and 9.04 will not apply to the purchases of Term Loans pursuant to Purchase Offers made pursuant to and in accordance with the provisions of this Section 2.20. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article VIII and Section 9.03 to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Purchase Offer.

SECTION 2.21    Increase in Commitments.

(a)          Borrower Request.  Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more new Term Commitments (each an “Incremental Term Loan Commitment”) or, prior to the Revolving Facility Commitment Termination Date in respect of the 2024 Revolving Commitments, one or more increases in the 2024 Revolving Commitments (any such increase, an “Incremental Revolving Commitment” and, together with the Incremental Term Loan Commitments, the “Incremental Loan Commitments”); provided that, on the date on which such Incremental Term Loan Commitment is established, the aggregate outstanding principal amount of Incremental Equivalent Indebtedness, Incremental Term Loans and Incremental Loan Commitments incurred from and after the Amendment No. 2 Effective Date shall not exceed the Incremental Amount.  Each such notice shall specify (i) the date (each, an “Increase Effective Date”) on which the Borrower proposes that the increased or new Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each person (which much be a person to whom Loans are permitted to be assigned pursuant to Section 9.04(b)) to whom the Borrower proposes any portion of such increased or new Commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the increased or new Commitments may elect or decline, in its sole discretion, to provide such increased or new Commitment.

(b)         Conditions. The increased or new Commitments shall become effective, as of such Increase Effective Date; provided that:

(i)	The Administrative Agent shall have received a Borrowing Request as required by Section 2.03;

(ii)
each of the representations and warranties made by the Borrower set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects on and as of Increase Effective Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and, to the extent such representations and warranties are qualified as to materiality, Material Adverse Effect or similar language, such representations shall be true and correct in all respects); provided, that, in the case of Incremental Term Loans incurred to make an acquisition or other investment permitted to be made hereunder, such representations and warranties to be made on the Increase Effective Date shall be limited to the Specified Representations and the “acquisition agreement representations” (or similar representations) conformed as appropriate for such transaction;

(iii)
no Default (or, in the case of Incremental Term Loans incurred to make an acquisition or other investment permitted hereunder no Event of Default described in Section 7.01(a), (b), (h) or (i)) shall have occurred and be continuing or would result from the borrowings to be made on the Increase Effective Date; and

(iv)	the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

(c)          Terms of New Loans and Commitments.  The terms of Loans made pursuant to Incremental Term Loan Commitments shall be, except as otherwise set forth herein or in the Increase Joinder, identical to (i) the Term B-1 Loans (“Incremental Term B Loans”) or (ii) the Initial Term Loans (“Incremental Term A Loans,” and, together with any Incremental Term B Loan, the “Incremental Term Loans”) (it being understood that Incremental Term Loans may be part of an existing Class of Term Loans); provided that (i) the final maturity date of (x) all Incremental Term B Loans shall not be earlier than the latest Maturity Date with respect to the Term B-1 Loans then in effect and (y) all Incremental Term Loans shall not be earlier than the latest Maturity Date with respect to the Initial Term Loans then in effect, (ii) the Weighted Average Life to Maturity of all (x) Incremental Term B Loans shall not be shorter than the remaining Weighted Average Life to Maturity of the existing Term B-1 Loans and (y) Incremental Term Loans shall be no shorter than the Weighted Average Life to Maturity of all existing Initial Term Loans, (iii) Incremental Term Loans shall not participate on a greater than pro rata basis with the Term Loans in any mandatory prepayments hereunder (other than scheduled amortization payments), (iv) the All-in Yield for (x) the new Incremental Term A Loans shall be determined by the Borrower and the applicable new Lenders and (y) the new Incremental Term B Loans shall be determined by the Borrower and the applicable new Lenders, except that the All-in Yield in respect of any such Incremental Term B Loans may exceed the All-in Yield in respect of the Term B-1 Loans by no more than 0.50%, or if it does so exceed such All-in Yield (such difference, the “Term Yield Differential”) then the Applicable Rate (or the “Adjusted LIBO Rate floor” as provided in the following proviso) applicable to such Term B-1 Loans shall be increased such that after giving effect to such increase, the Term Yield Differential shall not exceed 0.50%; provided that to the extent any portion of the Term Yield Differential is attributable to a higher “Adjusted LIBO Rate floor” being applicable to such Incremental Term B Loans, such floor shall only be included in the calculation of the Term Yield Differential to the extent such floor is greater than the Adjusted LIBO Rate in effect for an Interest Period of three months’ duration at such time, and, with respect to such excess, the “Adjusted LIBO Rate floor” applicable to the outstanding Term B-1 Loans shall be increased to an amount not to exceed the “Adjusted LIBO Rate floor” applicable to such Incremental Term B Loans prior to any increase in the Applicable Rate applicable to such Term B-1 Loans then outstanding, and (v) all other terms applicable to such Incremental Term Loans (other than those specified in clauses (i) through (v) above) shall not be more restrictive (taken as a whole) than those applicable to ~~the~~any Revolving Facility, Initial Term Loans or Term B-1 Loans, except to the extent (a) this Agreement shall be modified to grant ~~the~~each Revolving Facility, Initial Term Loans and Term B-1 Loans the benefit of such more restrictive provisions, (b) applicable solely to periods after the Latest Maturity Date in effect at the time of incurrence or issuance of such Incremental Term Loans or (c) as otherwise agreed by the Administrative Agent in its reasonable discretion.  The terms of any Incremental Revolving Commitment shall be the same as those of the 2024 Revolving Commitment or any Extended Commitment; provided that any Replacement Revolving Commitment may have a later maturity date than, and pricing and fees different from, those applicable to the 2024 Revolving Commitment and Extended Commitment.

The increased or new Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such increased or new Commitment, in form and substance satisfactory to each of them. For purposes of this Agreement and the other Loan Documents, if a Lender is providing an Incremental Term Loan, such Lender will be deemed to have an Other Loan having the terms of such Incremental Term Loan. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.21. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Loans shall be deemed, unless the context otherwise requires, to include references to Incremental Term Loans and Loans under any Incremental Revolving Commitment, made pursuant to this Agreement.

(d)         Adjustment of Revolving Loans. If any Revolving Loan or Letter of Credit shall be outstanding on the relevant Increase Effective Date, the Borrower shall have borrowed Revolving Loans from each of the Lenders providing Incremental Revolving Commitments on the Increase Effective Date, and such Lenders shall have made Revolving Loans to the Borrower (in the case of Eurodollar Loans, with Interest Period(s) ending on the date(s) of any then outstanding Interest Period(s)) and shall be deemed to have acquired participations in any outstanding Letters of Credit, and (notwithstanding the provisions of Section 2.15 requiring that borrowings and prepayments be made ratably in accordance with the principal amounts of the Loans held by the Lenders) the Borrower in coordination with the Administrative Agent shall have taken such actions, including, if necessary, prepaying Loans held by the other Revolving Lenders (together with accrued interest thereon and any amounts owing pursuant to Section 2.13 as a result of such payment) in such amounts as may be necessary so that after giving effect to such Revolving Loans, purchases and prepayments the Revolving Loans (and Interest Period(s) of Eurodollar Loan(s)) and the LC Exposure shall be held by the Revolving Lenders pro rata in accordance with the respective amounts of their Revolving Commitments (as so increased) and, in that connection, the applicable Issuing Bank shall be deemed to have released any Revolving Lenders so deemed to have sold participations in outstanding Letters of Credit on the date of such replacement from such sold participation. If there is a new borrowing of Revolving Loans on such Increase Effective Date, the Revolving Lenders after giving effect to such Increase Effective Date shall make such Revolving Loans in accordance with Section 2.01(b).

(e)        Equal and Ratable Benefit. The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents, except that the new Loans may be subordinated in right of payment or the Liens securing the new Loans may be subordinated, in each case, as set forth in the Increase Joinder. The Loan Parties and Pledgors shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such Class of Loans or any such new Commitments.

SECTION 2.22    Letters of Credit.

(a)         General. Subject to the terms and conditions set forth herein, in addition to the Revolving Loans provided for in Section 2.01(b), the Borrower may request an Issuing Bank to issue, at any time and from time to time during the Availability Period, Letters of Credit for its own account in such form as is acceptable to the Administrative Agent and the applicable Issuing Bank in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Commitments.

(b)         Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to an Issuing Bank and the Administrative Agent (at least three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on the applicable Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. No Issuing Bank shall be under any obligation to issue any Letter of Credit if the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank now or hereafter applicable to letters of credit generally (including, for the avoidance, with respect to whether such Issuing Bank may issue trade and commercial letters of credit).

(c)          Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (A) (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that) immediately after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure shall not exceed $150,000,000, (ii) the LC Exposure in respect of Letters of Credit issued by such Issuing Bank does not exceed its Letter of Credit Sublimit (unless such Issuing Bank agrees to do so in its sole discretion) and (iii) the total Revolving Credit Exposures shall not exceed the total Revolving Commitments, and (B) the Issuing Bank shall not have received written notice from the Administrative Agent (at the request of the Required Lenders) at least one Business Day prior to the requested date of issuance, amendment, renewal or extension that one or more of the conditions contained in Section 4.02 shall not be satisfied with respect thereto.

(d)          Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit and (ii) the date that is five Business Days prior to the applicable Revolving Facility Commitment Termination Date; provided, that a Letter of Credit may provide for the automatic renewal thereof for additional one-year periods (but shall in no event extend beyond the date referred to in clause (ii) above).

(e)          Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by an Issuing Bank, and without any further action on the part of an Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit; provided that notwithstanding the foregoing, participations in any new Letters of Credit that have any expiry date after the Maturity Date of the 2022 Revolving Facility, shall be allocated to the Extending Revolving Lenders ratably in accordance with their Applicable Percentage of the 2024 Revolving Commitments.  On the Maturity Date of the 2022 Revolving Facility, the participations in outstanding Letters of Credit of the Non-Extending Revolving Lenders shall be reallocated to the Extending Revolving Lenders ratably in accordance with their Applicable Percentage of the 2024 Revolving Commitments but in any case only to the extent it would not cause the 2024 Revolving Credit Exposure to exceed the 2024 Revolving Commitments.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations and fund ABR Loans pursuant to this sentence of this clause (e) and the next sentence hereof in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments.

In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by the applicable Issuing Bank promptly upon the request of the applicable Issuing Bank at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Each such payment shall be deemed to be an ABR Loan by such Revolving Lender and shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.04 with respect to Loans made by such Revolving Lender (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that the Revolving Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then to such Revolving Lenders and the applicable Issuing Bank as their interests may appear.

(f)         Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the applicable Issuing Bank in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 3:00 p.m., New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof. The Borrower’s obligations under this clause (f) shall be satisfied to the extent of the making of ABR Loans under clause (e) above.

(g)         Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.

Neither the Administrative Agent, the Revolving Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by any Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by any Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), the applicable Issuing Bank shall be deemed to have exercised care in each such determination, and that:

(i)
The applicable Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii)
The applicable Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii)
this sentence shall establish the standard of care to be exercised by the applicable Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(h)         Disbursement Procedures. The applicable Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower of such demand for payment and whether the applicable Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the applicable Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(i)         Interim Interest. If the applicable Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement (including through the making of ABR Loans as contemplated above), when due pursuant to paragraph (f) of this Section, then Section 2.10(c) shall apply. Interest accrued pursuant to this paragraph shall be for account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section to reimburse the applicable Issuing Bank shall be for account of such Revolving Lender to the extent of such payment.

(j)          Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.09(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k)         Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent, which account may be a “securities account” (within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York), in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 7.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement.

The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense (provided that absent the Borrower’s express written agreement, the only such investments will be in cash equivalent investments), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing 100% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower (together with all interest or profits, if any, thereon) within three Business Days after all Events of Default have been cured or waived.

(l)         Resignation. Subject to the consent of the Borrower, any Issuing Bank may resign at any time by giving 30 days’ prior notice to the Administrative Agent, the Lenders and the Borrower. After the resignation of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit or to extend, renew or increase any existing Letter of Credit.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent, each Issuing Bank and each of the Lenders that:

SECTION 3.01    Organization; Powers; Governmental Approvals.

(a)         The Borrower and each Principal Subsidiary (i) is duly organized, validly existing and in good standing (to the extent the concept is applicable in such jurisdiction) under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not have a Material Adverse Effect.

(b)        Each Loan Party’s and each Pledgor’s execution, delivery and performance of the Loan Documents to which it is a party are within its corporate powers and have been duly authorized by all necessary action. Each of the Loan Documents to which such Loan Party or Pledgor is a party constitutes the legal, valid and binding obligation of such Loan Party or Pledgor, enforceable against such Loan Party or Pledgor in accordance with its terms (except as such enforceability may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing).

(c)        Each Loan Party’s and each Pledgor’s execution, delivery and performance of the Loan Documents to which it is a party do not violate or create a default under (i) applicable law, (ii) its constituent documents, or (iii) any contractual provision binding upon it, except to the extent (in the case of violations or defaults described under clauses (i) or (iii)) such violation or default would not reasonably be expected to result in a Material Adverse Effect and would not have an adverse effect on the validity, binding effect or enforceability of this Agreement or any other Loan Document and would not materially adversely affect any of the rights of the Administrative Agent or any Lender under or in connection with this Agreement or any other Loan Document.

(d)        Except for (i) any Governmental Approvals required in connection with any Borrowing (such approvals being “Borrowing Approvals”) and (ii) any Governmental Approvals the failure to obtain which could not reasonably be expected to result in a Material Adverse Effect or affect the validity or enforceability of this Agreement or any other Loan Document, all Governmental Approvals required in connection with the execution and delivery by the Loan Parties and the Pledgors of this Agreement and the other Loan Documents to which each is a party and the performance by the Loan Parties and the Pledgors of their respective obligations hereunder and thereunder have been, and, prior to the time of any Borrowing, all Borrowing Approvals will be, duly obtained, are (or, in the case of Borrowing Approvals, will be) in full force and effect without having been amended or modified in any manner that may impair the ability of the Loan Parties or the Pledgors to perform their respective obligations under this Agreement and the other Loan Documents, and are not (or, in the case of Borrowing Approvals, will not be) the subject of any pending appeal, stay or other challenge.

SECTION 3.02   Financial Statements. The Borrower has furnished its most recent filings with the SEC on Forms 10‑K and 10‑Q. Such Forms 10‑K and 10‑Q do not, as of the dates specified therein or for the periods covered thereby, as applicable, contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement therein, in light of the circumstances under which it was made, not materially misleading as of such dates or for such periods, as applicable, in light of the circumstances under which such statements were made. Each of the financial statements in such Forms 10‑K and 10‑Q has been, and each of the most recent financial statements to be furnished pursuant to Section 5.02 will be, prepared in accordance with GAAP applied consistently with prior periods (subject, in the case of any such unaudited financial statements, to the absence of footnotes and normal year-end audit adjustments), except as therein noted and except for changes in FASB ASC 840, and fairly presents or will fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as of the date thereof and the results of the operations of the Borrower and its Subsidiaries for the period then ended.

SECTION 3.03   No Material Adverse Change. Since the date of the Borrower’s most recent financial statements contained in its Annual Report on Form 10‑K for the fiscal year ended December 31, 2015, there has been no material adverse change in, and there has occurred no event or condition which is likely to result in a material adverse change in, the financial condition, results of operations, business, assets or operations of the Borrower and the Subsidiaries taken as a whole (it being understood that the consummation of an Asset Exchange shall not constitute such a material adverse change).

SECTION 3.04    Titles to Properties; Possession Under Leases.

(a)          Each of the Borrower and the Principal Subsidiaries has good and marketable title to, or valid leasehold interests in, or other rights to use or occupy, all its properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except as would not reasonably be expected to have a Material Adverse Effect. All such material properties and assets are free and clear of Liens securing Indebtedness, other than Liens expressly permitted by Section 6.01.

(b)          Each of the Borrower and the Principal Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect, except where such failure to comply or maintain such leases in full force and effect would not have a Material Adverse Effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases except where such failure would not have a Material Adverse Effect.

SECTION 3.05   Ownership of Subsidiaries. The Borrower owns, directly or indirectly, free and clear of any Lien (other than Liens expressly permitted by Section 6.01 or 6.02), all of the issued and outstanding shares of common stock of each of the Principal Subsidiaries.

SECTION 3.06    Litigation; Compliance with Laws.

(a)        There is no action, suit, or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of the Borrower, threatened against the Borrower or any of the Subsidiaries or any material property of any thereof before any court or arbitrator or any governmental or administrative body, agency, or official which (i) challenges the validity of this Agreement or any other Loan Document, (ii) may reasonably be expected to have a material adverse effect on the ability of the Loan Parties or Pledgors to perform any of their respective obligations under this Agreement or any other Loan Document or on the rights of or benefits available to the Lenders under this Agreement or any other Loan Document or (iii) except with respect to Disclosed Matters, may reasonably be expected to have a Material Adverse Effect.

(b)         Neither the Borrower nor any of the Subsidiaries is in violation of any law, rule, or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

(c)         Except with respect to Disclosed Matters, (i) the Borrower and each of its Subsidiaries have complied with all Environmental Laws, except to the extent that failure to so comply is not reasonably likely to have a Material Adverse Effect, (ii) neither the Borrower nor any of its Subsidiaries has failed to obtain, maintain or comply with any permit, license or other approval under any Environmental Law, except where such failure is not reasonably likely to have a Material Adverse Effect, (iii) neither the Borrower nor any of its Subsidiaries has received notice of any failure to comply with any Environmental Law or become subject to any liability under any Environmental Law, except where such failure or liability is not reasonably likely to have a Material Adverse Effect, (iv) no facilities of the Borrower or any of its Subsidiaries are used to manage any Specified Substance in violation of any law, except to the extent that such violations, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, and (v) the Borrower is aware of no events, conditions or circumstances involving any Release of a Specified Substance that is reasonably likely to have a Material Adverse Effect.

SECTION 3.07   Agreements. Neither the Borrower nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08   Federal Reserve Regulations. No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.

SECTION 3.09   Investment Company Act. Neither the Borrower nor any of the Subsidiaries is an “investment company” as defined in, or subject to regulation as an “investment company” under, the Investment Company Act of 1940.

SECTION 3.10  Use of Proceeds. The Borrower will use the proceeds of (i) the Term B-1 Loans for general corporate purposes, including to repurchase, redeem or defease any of the Borrower’s and its Subsidiaries’ existing indebtedness and to pay the fees, premiums, expenses and other transaction costs incurred in connection therewith and in connection with Increase Joinder No. 1 and the arrangement and funding of the Term B-1 Loans thereunder (the transactions in this clause (i), the “Increase Joinder Transactions”), (ii) any Incremental Term Loans for the purposes specified in the Increase Joinder and (iii) the Revolving Loans for general corporate purposes, including working capital and one or more acquisitions or Asset Exchanges; provided that in the case of this clause (iii) no such proceeds of Revolving Loans shall be used (x) directly or indirectly in connection with any Hostile Acquisition or (y) if the aggregate undrawn amount of Revolving Commitments at such time is less than $250,000,000, to make any Restricted Payments.

SECTION 3.11    Tax Returns. Each of the Borrower and each of the Subsidiaries has filed or caused to be filed all Federal, state and local and non-U.S. Tax returns required to have been filed by it and has paid or caused to be paid all Taxes required to be paid by it (whether or not shown in such Tax returns) and satisfied all of its withholding Tax obligations, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or applicable Subsidiary shall have set aside on its books adequate reserves in accordance with GAAP or (ii) where such failure to file, pay or satisfy would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.12   No Material Misstatements. All information (other than any projections, estimates, forecasts, other information of a forward-looking nature and information of a general economic or industry-specific nature) furnished in writing or formally presented at a general meeting of the Lenders by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the syndication or negotiation of or otherwise pursuant to this Agreement or any other Loan Document, when taken as a whole (giving effect to all supplements and updates thereto and the information in the periodic and other reports of the Borrower filed with the SEC), does not (when furnished) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein (when taken as a whole) not materially misleading in light of the circumstances under which such statements were made.

SECTION 3.13    Employee Benefit Plans.

(a)          Each Plan is in compliance with ERISA, except for such noncompliance that has not resulted, and could not reasonably be expected to result, in a Material Adverse Effect.

(b)         No Plan has an accumulated or waived funding deficiency within the meaning of Section 412 or Section 418B of the Code and no failure to satisfy the minimum funding standard under Section 412 of the Code has occurred, whether or not waived, with respect to any Plan, except for any such deficiency or failure that has not resulted, and could not reasonably be expected to result, in a Material Adverse Effect.

(c)        No proceedings have been instituted to terminate any Plan, except for such proceedings where the termination of a Plan has not resulted, and could not reasonably be expected to result, in a Material Adverse Effect.

(d)         Neither the Borrower nor any Subsidiary or ERISA Affiliate has incurred any liability to or on account of a Plan under ERISA (other than obligations to make contributions in accordance with such Plan), and no condition exists which presents a material risk to the Borrower or any Subsidiary of incurring such a liability, except for such liabilities that have not resulted, and could not reasonably be expected to result, in a Material Adverse Effect.

SECTION 3.14   Insurance. Each of the Borrower and the Principal Subsidiaries maintains insurance with financially sound and reputable insurers, or self-insurance, with respect to its properties and business against loss or damage of the kind customarily insured against by reputable companies in the same or similar business and of such types and in such amounts (with such deductible amounts) as is customary for such companies under similar circumstances.

SECTION 3.15    Patriot Act; FCPA; Sanctions.

(a)          Each of the Borrower and its Subsidiaries is in compliance in all material respects with the Patriot Act.

(b)         Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws, the FCPA and applicable Sanctions, and the Borrower and its Subsidiaries, and to the knowledge of the Borrower or such Subsidiary, its respective officers, employees and directors, are in compliance with Anti-Corruption Laws, the FCPA and applicable Sanctions in all material respects. None of the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers or employees is a Sanctioned Person. No Borrowing, use of proceeds, or other transaction contemplated by the Transactions will violate Anti-Corruption Laws, the FCPA or applicable Sanctions.

SECTION 3.16   Collateral Documents. The Pledge Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Pledged Collateral described therein. As of the Amendment No. 3 Effective Date, in the case of the issued and outstanding equity interests of the Pledged Subsidiaries described in the Pledge Agreement as of the Amendment No. 3 Effective Date, when certificates representing such equity interests and required to be delivered under the Pledge Agreement are delivered to the Collateral Agent, and in the case of the other Collateral described in the Pledge Agreement, when a financing statement in appropriate form is filed in the office specified in the Pledge Agreement, the Collateral Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien (subject to all Liens permitted pursuant to Section 6.01) on, and security interest in, all right, title and interest of Pledgors in such Pledged Collateral as security for the Secured Obligations to the extent perfection of such Lien can be obtained by filing Uniform Commercial Code financing statements or possession, in each case prior and superior in right to the Lien of any other Person (except for all Liens permitted pursuant to Section 6.01).

SECTION 3.17    Solvency. As of the First Amendment and Restatement Effective Date, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

ARTICLE IV

CONDITIONS

SECTION 4.01  First Amendment and Restatement Effective Date. Each of the following conditions shall be satisfied on the First Amendment and Restatement Effective Date (or waived in accordance with Section 9.02):

(a)         Executed Counterparts. The Administrative Agent shall have received from the Borrower, Administrative Agent, the Required Lenders (as defined in the Existing Term Loan Credit Agreement) and each Revolving Lender either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

(b)       Opinion of General Counsel to the Borrower. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the First Amendment and Restatement Effective Date) of Mark D. Nielsen, Esq., General Counsel to the Borrower, covering such matters relating to the Borrower and this Agreement as the Administrative Agent shall reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(c)         Opinion of Special New York Counsel to the Borrower. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the First Amendment and Restatement Effective Date) of Mayer Brown LLP, special New York Counsel to the Borrower, covering such matters relating to the Borrower and this Agreement as the Administrative Agent shall reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(d)        Corporate Documents. The Administrative Agent shall have received (i) a recently dated certificate as to the good standing of the Borrower under the laws of its jurisdiction of incorporation, and (ii) a certificate of the secretary or assistant secretary of the Borrower certifying (x) that attached thereto are true and complete copies of (1) the certificate of incorporation, certificate of formation or equivalent formation document of the Borrower, and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, (2) the bylaws, operation agreement, limited liability company agreement or equivalent document of the Borrower as in effect on the First Amendment and Restatement Effective Date, and (3) the resolutions of the board of directors (or other appropriate governing body) of the Borrower, authorizing the borrowings contemplated hereunder, the execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower are contemplated to be a party, and (y) as to the incumbency and genuineness of the signature of each officer of the Borrower executing Loan Documents.

(e)         Fees. The Administrative Agent and the Joint Lead Arrangers shall have received payment of all fees as the Borrower shall have agreed to pay on or prior to the First Amendment and Restatement Effective Date to the Administrative Agent or any Joint Lead Arranger in connection herewith, including the reasonable and documented fees and expenses of Cahill Gordon & Reindel llp, special New York counsel to JPMorgan Chase Bank, N.A., in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents (to the extent that statements in reasonable detail for such fees and expenses have been delivered to the Borrower at least two (2) Business Days prior to the First Amendment and Restatement Effective Date).

(f)         Patriot Act. The Administrative Agent shall have received, at least three (3) Business Days prior to the First Amendment and Restatement Effective Date, all documentation and other information with respect to the Borrower that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, that has been requested at least ten (10) Business Days prior to the First Amendment and Restatement Effective Date.

(g)          Collateral and Guarantee Requirement.

(i)
The Administrative Agent shall have received a duly executed and delivered Reaffirmation of the Pledge Agreement from Frontier Communications ILEC, the Borrower and Frontier North in form and substance reasonably satisfactory to the Administrative Agent;

(ii)
the Collateral Agent shall have received all certificates or instruments evidencing the issued and outstanding equity interests of each Pledged Subsidiary required to be pledged on the First Amendment and Restatement Effective Date, accompanied by stock powers undated and endorsed in blank (or arrangements reasonably satisfactory to the Administrative Agent and the Collateral Agent shall have been made for the foregoing);

(iii)
the Administrative Agent shall have received a UCC financing statement identifying each Pledgor required to be party to the Pledge Agreement on the First Amendment and Restatement Effective Date as the debtor and the Collateral Agent as the secured party, in appropriate form for filing under the UCC;

(iv)
the Administrative Agent shall have received the results of recent UCC, tax and judgment Lien searches with respect to the Borrower, each Pledgor and each Pledged Subsidiary, and such searches shall reveal no Liens except for Liens permitted hereunder or to be discharged on the First Amendment and Restatement Effective Date (or with respect to which arrangements reasonably satisfactory to the Administrative Agent shall have been made to discharge such Liens); and

(v)
the Collateral Agent shall have a valid and perfected security interest, for the benefit of the Secured Parties, in the Pledged Collateral pursuant to the Pledge Agreement to the extent perfection of such security interest can be obtained by filing a Uniform Commercial Code financing statement or possession;

provided that the foregoing requirement shall not be required to be satisfied until the date required pursuant to Section 5.09.

(h)          Officer’s Certificate. The Administrative Agent shall have received a certificate of a Financial Officer of the Borrower confirming compliance with the conditions set forth in Sections 4.01(j), (k) and (l).

(i)           Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate.

(j)          No Material Adverse Effect. Since December 31, 2015, there shall not have occurred any event, occurrence, development, state of facts, effect, condition or change that, individually or in the aggregate, has had or is reasonably likely to have, a Material Adverse Effect.

(k)         Representations and Warranties. The representations and warranties in Article III shall be true and correct in all material respects as of the First Amendment and Restatement Effective Date (except in the case of any such representations and warranty that expressly relates to an earlier given date or period, in which case such representation and warranty shall be true and correct in all material respects as of the respective earlier date or respective period, as the case may be, and, to the extent such representations and warranties are qualified as to materiality, Material Adverse Effect or similar language, such representations shall be true and correct in all respects).

(l)           No Default. No Default shall have occurred and be continuing.

The Administrative Agent shall notify the Borrower and the Lenders of the First Amendment and Restatement Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02    Each Credit Event. The obligation of each Lender to make any Loan, including any Loans on the First Amendment and Restatement Effective Date (but not a conversion or continuation of Loans that does not increase the principal amount of such Loans), and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)         the representations and warranties of each Loan Party set forth in this Agreement and in the other Loan Documents, as applicable, shall be true and correct in all material respects on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and, to the extent such representations and warranties are qualified as to materiality, Material Adverse Effect or similar language, such representations shall be true and correct in all respects);

(b)         at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing; and

(c)          the Administrative Agent shall have received a Borrowing Request with respect to such credit event;

provided that in the case of Incremental Term Loans incurred to make an acquisition or other investment permitted to be made hereunder, the requirements pursuant to clauses (a) and (b) above shall be replaced by the requirements set forth in Section 2.21(b).

Each Borrowing and each issuance or amendment increasing the amount of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (a) and (b) of the preceding sentence.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with the Administrative Agent, each Issuing Bank and each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan (or any portion thereof), or any other expenses or amounts payable hereunder (other than contingent obligations in respect of which no claim has been made), shall be unpaid, or any Letter of Credit shall remain outstanding, the Borrower will:

SECTION 5.01    Existence; Businesses and Properties.

(a)        Preserve and maintain, cause each of the Principal Subsidiaries to preserve and maintain, and cause each other Subsidiary to preserve and maintain, (i) its legal existence (except, with respect to any Subsidiary other than a Principal Subsidiary, to the extent failure to do so would not be reasonably expected to result in a Material Adverse Effect) and (ii) rights and franchises (except to the extent failure to do so would not be reasonably expected to result in a Material Adverse Effect); provided that the legal existence of any Principal Subsidiary may be terminated if such termination is not disadvantageous to the Administrative Agent or any Lender;

(b)         continue to own (directly or indirectly) all of the outstanding shares of common stock of each Principal Subsidiary, except in connection with an Asset Exchange or pursuant to any sale of shares of common stock of such Principal Subsidiary not prohibited hereunder;

(c)         comply, and cause each of the Subsidiaries to comply with all applicable laws, rules, regulations and orders, including all Environmental Laws, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect;

(d)       maintain in effect and enforce policies and procedures reasonably designed to achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws, the FCPA and applicable Sanctions;

(e)        pay, and cause each of the Subsidiaries to pay, before any such amounts become delinquent, (i) all Taxes imposed upon it or upon its property, and (ii) all claims (including claims for labor, materials, supplies, or services) that would, if unpaid, become a Lien upon its property, in each case, except to the extent (x) the validity or amount thereof is being disputed in good faith, and the Borrower or applicable Subsidiary has maintained adequate reserves with respect thereto, or (y) the failure to so pay would not be reasonably expected to cause a Material Adverse Effect;

(f)         keep, and cause each of the Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all material financial and business transactions of the Borrower and such Subsidiary in all material respects;

(g)         continue to carry on, and cause each Principal Subsidiary to continue to carry on (so long as such Principal Subsidiary is a Principal Subsidiary), substantially the same type of business as the Borrower or such Principal Subsidiary conducted as of the First Amendment and Restatement Effective Date or other business reasonably related ancillary, similar, complementary or synergistic thereto or a reasonable extension, development or expansion thereof, except for changes in such business that result from an Asset Exchange; and

(h)         maintain or cause to be maintained insurance with financially sound and reputable insurers, or self-insurance, with respect to its properties and business and the properties and business of the Subsidiaries against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts (with such deductible amounts) as is customary for such companies under similar circumstances;

provided that the foregoing shall not limit the right of the Borrower or any of its Subsidiaries to engage in any transaction not otherwise prohibited by Section 6.02, 6.03 or 6.04.

SECTION 5.02    Financial Statements, Reports, Etc. In the case of the Borrower, furnish to the Administrative Agent:

(a)          as soon as available and in any event within 110 days after the end of each fiscal year, consolidated balance sheets and the related statements of income and cash flows of the Borrower and its Subsidiaries (the Borrower and its Subsidiaries being collectively referred to as the “Companies”) as of the close of such fiscal year (which requirement shall be deemed satisfied by the delivery of the Borrower’s Annual Report on Form 10‑K (or any successor form) for such year), all audited by KPMG LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Companies on a consolidated basis in accordance with GAAP consistently applied;

(b)         within 65 days after the end of each of the first three fiscal quarters of each fiscal year, consolidated balance sheets and related statements of income and cash flows of the Companies as of the close of such fiscal quarter and the then elapsed portion of the fiscal year (which requirement shall be deemed satisfied by the delivery of the Borrower’s Quarterly Report on Form 10‑Q (or any successor form) for such quarter), each certified by a Financial Officer as fairly presenting in all material respects the financial condition and results of operations of the Companies on a consolidated basis in accordance with GAAP consistently applied, subject to the absence of footnotes and normal year-end audit adjustments;

(c)         (i) concurrently with any delivery of financial statements under paragraph (a) or (b) of this Section 5.02, a certificate of a Financial Officer of the Borrower (x) certifying as to whether a Default has occurred that is continuing and, if a Default has occurred that is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (y) so long as any Financial Covenant Loans are outstanding or Financial Covenant Commitments are in effect, setting forth reasonably detailed calculations (including with respect to any pro forma effect given to a Material Transaction) demonstrating compliance with Section 6.07 as of the last day of the most recent fiscal quarter covered by such financial statements and (ii) concurrently with any delivery of financial statements under paragraph (a) of this Section 5.02, solely to the extent that the Required Percentage for the relevant Excess Cash Flow Period would be greater than 0%, a certificate of a Financial Officer of the Borrower setting forth (x) the amount, if any, of Excess Cash Flow for such Excess Cash Flow Period, (y) the amount of any required prepayment in respect thereof and (z) reasonably detailed calculations thereof;

(d)        promptly after the same become publicly available, copies of all financial statements, reports and proxy statements mailed to the Borrower’s public shareholders generally, and copies of all registration statements (other than those on Form S‑8) and Form 8-K’s (to the extent that such Form 8-K’s disclose actual or potential adverse developments with respect to the Borrower or any of its Subsidiaries that constitute, or would reasonably be expected to constitute, a Material Adverse Effect) filed with the SEC or any national securities exchange;

(e)         promptly after (i) the occurrence thereof, notice of any ERISA Termination Event or “prohibited transaction,” as such term is defined in Section 4975 of the Code, with respect to any Plan that results, or would reasonably be expected to result, in a Material Adverse Effect, which notice shall specify (in reasonable detail) the nature thereof and the Borrower’s proposed response thereto, and (ii) actual knowledge thereof, copies of any notice of PBGC’s intention to terminate or to have a trustee appointed to administer any Plan; and

(f)          promptly following any request therefor from time to time, such other information regarding its operations, business affairs and financial condition, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

Documents required to be delivered pursuant to Section 5.02(a), (b) or (d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System, (ii) on which the Borrower posts such documents, or provides a link thereto at www.frontier.com; (iii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent (by telecopier, electronic mail or such other manner permitted pursuant to Section 9.01) of the posting of any such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower represents and warrants that either (i) it and any Subsidiary has no registered or publicly traded securities outstanding, or (ii) it files its financial statements with the SEC and/or makes its financial statements available to potential holders of its 144A securities. Accordingly, the Borrower hereby (x) authorizes the Administrative Agent to make available to Public-Siders the financial statements to be provided under Section 5.02(a) and (b) above and, unless the Borrower promptly notifies the Administrative Agent otherwise (provided that such documents have been provided to the Borrower and its counsel for review a reasonable period of time prior thereto), the Loan Documents, and (y) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities. The Borrower will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information with respect to any of the Borrower, its Subsidiaries or their respective securities within the meaning of the federal securities laws or that the Borrower has no outstanding publicly traded securities, including 144A securities. In no event shall the Administrative Agent post compliance certificates or budgets to Public-Siders.

SECTION 5.03    Litigation and Other Notices. Furnish to the Administrative Agent prompt written notice of the following upon any Financial Officer of the Borrower becoming aware thereof:

(a)          any Event of Default or Default, specifying (in reasonable detail) the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)         the filing or commencement of, or any written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any of the Subsidiaries that would reasonably be expected to result in a Material Adverse Effect; and

(c)          any development with respect to the Borrower or any Subsidiary that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

SECTION 5.04   Maintaining Records. Maintain all financial records in accordance with GAAP (or in form permitting financial statements conforming with GAAP to be derived therefrom) and, upon reasonable notice, permit the Administrative Agent and each Lender to visit and inspect the financial records of the Borrower at reasonable times and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of the Borrower with the appropriate officers thereof and, with the Borrower’s consent (which shall not be unreasonably withheld), the independent accountants therefor (and the Borrower shall be afforded the opportunity to participate in such discussion with such independent accountants); provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 5.04 and the Administrative Agent shall not exercise such rights more than once during any calendar year; provided, further, that, when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing, upon reasonable notice and as often as reasonably requested, at any time during normal business hours. Notwithstanding anything to the contrary in this Section 5.04, neither the Borrower nor any of its Subsidiaries will be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any documents, information or other matters that (i) constitute non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or applicable Lenders (or any of their respective designated representatives or independent contractors) is then prohibited by law, rule or regulation or any agreement binding on the Borrower or any of its Subsidiaries or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product.

SECTION 5.05    Use of Proceeds. Use the proceeds of the Loans solely for the purposes described in Section 3.10. No Borrowing, use of proceeds or other transaction contemplated by the Transactions will violate Anti-Corruption Laws, the FCPA or applicable Sanctions.

SECTION 5.06    Collateral Documents; Additional Guarantors.

(a)         Execute, and cause the Loan Parties and Pledgors to execute, any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, and other documents), that the Administrative Agent may reasonably request, to satisfy the Collateral and Guarantee Requirement or in connection with the Security Agreement and to cause the Collateral and Guarantee Requirement to be and remain satisfied and the security interest created under the Security Agreement (upon the execution and delivery thereof) to be and remain a valid and perfected security interest (with respect to any assets that are required to constitute Collateral at the time of such request pursuant to this Agreement), all at the expense of the Borrower and provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents; provided that the foregoing shall not require the delivery of any document, financing statement or instrument described on Schedule 7 until the date required pursuant to Section 5.09.

(b)         If any additional direct or indirect Subsidiary of the Borrower is formed or acquired following the First Amendment and Restatement Effective Date and such Subsidiary is (1) a wholly owned domestic Subsidiary (other than an Excluded Subsidiary) or (2) any other domestic Subsidiary that may be designated by the Borrower in its sole discretion, within twenty (20) days after the date such Subsidiary is formed or acquired or meets such criteria (or first becomes subject to such requirement) (or such longer period as the Administrative Agent may agree in its sole discretion), notify the Administrative Agent thereof and, within sixty (60) days after the date such Subsidiary is formed or acquired or meets such criteria (or first becomes subject to such requirement) or such longer period as the Administrative Agent may agree in its sole discretion, cause such Subsidiary to become a Guarantor and Pledgor and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary; provided that the foregoing shall not require the delivery of any document, financing statement, legal opinion or instrument or the taking of any action, in each case in respect of such Subsidiary, of a type described on Schedule 7 until the date required pursuant to Section 5.09. Notwithstanding anything to the contrary herein or in any other Loan Document, (i) in no circumstance shall any Excluded Subsidiary become a Guarantor or a Pledgor unless designated as a Guarantor or Pledgor, as applicable, by Borrower in its sole discretion and (ii) to the extent the holders of any Subsidiary’s equity interests are prohibited from granting Liens on such equity interests to secure the Secured Obligations by any applicable Law, or the grant of any such Lien would require consent, approval, license or authorization of a Governmental Authority (unless such consent, approval, license or authorization has been received), in no circumstance shall such equity interests required to be pledged to secure the Secured Obligations.

SECTION 5.07    CoBank Equity.

(a)          So long as CoBank is a Lender hereunder, the Borrower will acquire equity in CoBank in such amounts and at such times as CoBank may require in accordance with CoBank’s Bylaws and Capital Plan (as each may be amended from time to time), except that the maximum amount of equity that the Borrower may be required to purchase in CoBank in connection with the Loans made by CoBank hereunder may not exceed the maximum amount permitted by CoBank’s Bylaws and Capital Plan at the time this Agreement is entered into. The Borrower acknowledges receipt of a copy of (i) CoBank’s most recent annual report available prior to the Original Effective Date, and if more recent, CoBank’s latest quarterly report available prior to the Original Effective Date, (ii) CoBank’s Notice to Prospective Stockholders as in effect prior to the Original Effective Date and (iii) CoBank’s Bylaws and Capital Plan as in effect prior to the Original Effective Date, which describe the nature of all of the Borrower’s stock and other equities in CoBank acquired in connection with its patronage loan from CoBank (the “CoBank Equities”) as well as capitalization requirements, and agrees to be bound by the terms thereof.

(b)         Each party hereto acknowledges that CoBank’s Bylaws and Capital Plan (as each may be amended from time to time upon notice to the Borrower) shall govern (x) the rights and obligations of the parties with respect to the CoBank Equities and any patronage refunds or other distributions made on account thereof or on account of the Borrower’s patronage with CoBank, (y) the Borrower’s eligibility for patronage distributions from CoBank (in the form of CoBank Equities and cash) and (z) patronage distributions, if any, in the event of a sale of a participation interest. CoBank reserves the right to assign or sell participations in all or any part of its Loans or Commitments on a non-patronage basis.

(c)         Each party hereto acknowledges that CoBank has a statutory first lien pursuant to the Farm Credit Act of 1971 (as amended from time to time) on all CoBank Equities that the Borrower may now own or hereafter acquire, which statutory lien shall be for CoBank’s sole and exclusive benefit. The CoBank Equities shall not constitute security for the Obligations due to any other Lender. To the extent that any of the Loan Documents create a Lien on the CoBank Equities or on patronage accrued by CoBank for the account of the Borrower (including, in each case, proceeds thereof), such Lien shall be for CoBank’s sole and exclusive benefit and shall not be subject to pro rata sharing hereunder. Neither the CoBank Equities nor any accrued patronage shall be offset against the Obligations except that, in the event of an Event of Default, CoBank may elect to apply the cash portion of any patronage distribution or retirement of equity to amounts due under this Agreement. The Borrower acknowledges that any corresponding tax liability associated with such application is the sole responsibility of the Borrower. CoBank shall have no obligation to retire the CoBank Equities upon any Event of Default, Default or any other default by the Borrower or at any other time, either for application to the Obligations or otherwise.

SECTION 5.08   Further Assurances. Promptly upon the reasonable request by the Administrative Agent, or any Lender through the Administrative Agent, the Borrower shall, and shall cause the Loan Parties to, (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s issued and outstanding equity interests to the Liens granted by the Pledge Agreement to the extent required thereunder and (iii) perfect and maintain the validity, effectiveness and priority of the Pledge Agreement and (upon the execution and delivery thereof) the Security Agreement and any Liens created thereunder.

SECTION 5.09    Post-Closing Actions. The Borrower agrees to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as set forth on Schedule 7 as soon as commercially reasonable and by no later than the date set forth on Schedule 7, as such time periods may be extended by the Administrative Agent, in its sole discretion; provided that any extension to after the date that is 270 days after the First Amendment and Restatement Effective Date shall require the consent of the Required Lenders.

SECTION 5.10   Ratings. The Borrower shall use commercially reasonable efforts to obtain and to maintain public ratings from Moody’s and Standard & Poor’s for the Term B-1 Loans; provided, however, that the Borrower shall not be required to obtain or maintain any specific rating.

ARTICLE VI

NEGATIVE COVENANTS

The Borrower covenants and agrees with each Lender, each Issuing Bank and the Administrative Agent that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan (or any portion thereof), or any other expenses or amounts payable hereunder (other than contingent obligations in respect of which no claim has been made), shall be unpaid or any Letter of Credit shall remain outstanding, it will not (and in the case of Sections 6.08(a) and 6.10 will not permit any of its Restricted Subsidiaries to):

SECTION 6.01   Liens; Restrictions on Sales of Receivables. Create, incur, assume, or suffer to exist, or permit any of the Subsidiaries to create, incur, assume, or suffer to exist, any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness of the Borrower or any such Subsidiary, or sell or assign any accounts receivable in connection with a financing or factoring transaction (other than in the ordinary course of business), other than:  (a) Liens listed on Schedule 2 on the First Amendment and Restatement Effective Date and Liens securing any Indebtedness incurred to refinance, refund, renew or extend any Indebtedness secured by Liens listed on Schedule 2 to the extent not increasing the principal amount thereof except by the amount of accrued and unpaid interest and premium thereon and reasonable fees and expense in connection with such refinancing, refunding, renewal or extension so long as the Liens securing such Indebtedness shall be limited to all or part of the same property that secured the Indebtedness refinanced, refunded, renewed or extended (and improvements on and proceeds from such property); (b) pledges or deposits to secure the utility obligations of the Borrower incurred in the ordinary course of business; (c) Liens upon or in property now owned or hereafter acquired to secure Indebtedness incurred (i) solely for the purpose of financing the acquisition, construction, lease or improvement of such property; provided that such Indebtedness shall not exceed the fair market value of the property being acquired, constructed, leased or improved or (ii) to refinance, refund, renew or extend any Indebtedness described in subclause (i) above to the extent not increasing the principal amount thereof except by the amount of accrued and unpaid interest and premium thereon and reasonable fees and expense in connection with such refinancing, refunding, renewal or extension so long as the Liens securing such Indebtedness shall be limited to all or part of the same property that secured the Indebtedness refinanced, refunded, renewed or extended (and improvements on and proceeds from such property); (d) Liens on the assets of any Person merged or consolidated with or into (in accordance with Section 6.04) or acquired by the Borrower or any Subsidiary that were in effect at the time of such merger, consolidation or acquisition and Liens securing any Indebtedness incurred to refinance, refund, renew or extend any Indebtedness secured by Liens described in this clause (d) to the extent not increasing the principal amount thereof except by the amount of accrued and unpaid interest and premium thereon and reasonable fees and expense in connection with such refinancing, refunding, renewal or extension so long as the Liens securing such Indebtedness shall be limited to all or part of the same property that secured the Indebtedness refinanced, refunded, renewed or extended (and improvements on and proceeds from such property); (e) Liens for Taxes, assessments and governmental charges or levies, which are not yet due or are which are being contested in good faith by appropriate proceedings; (f) Liens securing Indebtedness of the Borrower or any Subsidiary to the Rural Electrification Administration or the Rural Utilities Service (or any successor to any such agency) in an aggregate principal amount outstanding at any time not to exceed $50,000,000; (g) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, suppliers’ or other like Liens arising in the ordinary course of business relating to obligations not overdue for a period of more than 60 days or which are bonded or being contested in good faith by appropriate proceedings; (h) pledges or deposits in connection with workers’ compensation laws or similar legislation or to secure public or statutory obligations; (i) Liens or deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (j) easements, rights of way, restrictions and other encumbrances incurred which, in the aggregate, do not materially interfere with the ordinary conduct of business; (k) restrictions by Governmental Authorities on the operations, business or assets of the Borrower or its Subsidiaries that are customary in the Borrower’s and its Subsidiaries’ businesses; (l) [reserved]; (m) Liens securing Refinancing Notes and Refinancing Indebtedness which refinances Refinancing Notes; (n) [reserved]; (o) Liens securing Indebtedness incurred pursuant to the Existing Credit Agreements and Refinancing Indebtedness which refinances Indebtedness incurred pursuant to the Existing Credit Agreements; (p) Liens created under the Loan Documents securing the Secured Obligations; (q) Liens securing any letter of credit facility or similar facility of the Borrower or any of its Subsidiaries in an aggregate principal amount outstanding at any time not to exceed $75,000,000, so long as either (i) such Liens equally and ratably secure the Obligations pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent or (ii) on or prior to the date 90 days after the Amendment No. 2 Effective Date, such Liens are on cash collateral provided to the issuer or lender under such letter of credit facility; (r) Liens on the Collateral that secure Incremental Equivalent Indebtedness and Refinancing Indebtedness which refinances Incremental Equivalent Indebtedness; provided that the Liens securing such Indebtedness shall be subject to the provisions of a Permitted First Lien Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable; and (s) Liens on the Collateral securing any other Indebtedness permitted to be incurred under this Agreement; provided that the Liens securing any such other Indebtedness shall be junior to the Liens on the Collateral securing ~~the~~each Revolving Facility and the Term Loans pursuant to a Permitted Junior Intercreditor Agreement.  Notwithstanding the foregoing, in no event shall Borrower create, incur, assume, or suffer to exist, or permit any of the Subsidiaries to create, incur, assume or suffer to exist, any Lien on the property or equity interests of any Specified Subsidiary pursuant to clauses (m), (o), (r) or (s) above, unless such property or equity interests of such Specified Subsidiary constitute Collateral securing the Secured Obligations and such Liens are otherwise permitted under this Section 6.01.

SECTION 6.02    Ownership of the Principal Subsidiaries. Sell, assign, pledge, or otherwise transfer or dispose of any shares of common stock, voting stock, or stock convertible into voting or common stock of any Principal Subsidiary, except (a) to another Subsidiary, (b) in connection with an Asset Exchange, (c) pursuant to Section 6.01(o) (to the extent an equal and ratable pledge is required under any Existing Credit Agreement), Section 6.01(r) or Section 6.01(s), (d) pursuant to any Collateral Document, or (e) to the extent that at least 75% of the proceeds thereof consist of cash and Cash Equivalents, in connection with any other sale, transfer or disposition for fair market value so long as the Net Proceeds of such transaction are applied in accordance with Section 2.08; provided that the Borrower may pledge any shares of common stock, voting stock, or stock convertible into voting or common stock of any Principal Subsidiary so long as such pledge equally and ratably secures the Obligations pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 6.03   Asset Sales. Except in connection with an Asset Exchange, sell or permit any Principal Subsidiary to sell, assign, or otherwise dispose of telecommunications assets (whether in one transaction or a series of transactions), if the net, after-tax proceeds thereof are used by the Borrower or any Subsidiary to prepay (other than a mandatory prepayment in accordance with the terms of the applicable governing documents, including pursuant to any put provision) Indebtedness incurred after the First Amendment and Restatement Effective Date which Indebtedness has a maturity later than the Maturity Date (other than (a) bridge or other financings incurred in connection with an asset purchase or sale, including acquisition indebtedness or indebtedness of an acquired entity, or (b) indebtedness incurred to refinance indebtedness outstanding as of or prior to the Initial Term Loan Borrowing Date).

SECTION 6.04    Mergers. Merge or consolidate with, or sell, assign, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), except in connection with an Asset Exchange, to any Person, or permit any Principal Subsidiary to do so, except that (a) any Subsidiary may merge or consolidate with or, subject to Section 6.03, sell, assign, lease, or otherwise dispose of assets to the Borrower or any other Subsidiary, (b) any Subsidiary may merge or consolidate with any other Person so long as the surviving entity is or becomes a Subsidiary and (c) the Borrower may merge or consolidate with any other Person organized or existing under the Laws of the United States, any state thereof, the District of Columbia; provided that, (i) in the case of clause (c) above, (x) immediately after giving effect thereto, no Event of Default or a Default shall have occurred and be continuing and (y) the Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act reasonably requested by the Lenders and (ii) in any such case of any such merger or consolidation to which the Borrower is a party, either the Borrower is the surviving entity or the surviving entity (if not the Borrower) has a consolidated net worth (as determined in accordance with GAAP) immediately subsequent to such merger or consolidation at least equal to the Consolidated Net Worth of the Borrower immediately prior to such merger or consolidation and expressly assumes the obligations of the Borrower hereunder; provided, further, that, notwithstanding the foregoing, the Borrower and any of the Principal Subsidiaries may sell, assign, lease, or otherwise dispose assets in the ordinary course of business and may sell, assign, lease, or otherwise dispose of worn out or obsolete equipment on a basis consistent with good business practices.

SECTION 6.05   Dividends and Payment Restrictions. Enter into or permit any Principal Subsidiary to enter into any contract or agreement (other than with a governmental regulatory authority having jurisdiction over the Borrower or such Principal Subsidiary) restricting the ability of such Principal Subsidiary to pay dividends or make distributions to the Borrower in any manner that would impair the ability of the Borrower to meet its present and future obligations hereunder, other than customary restrictions relating to dividends set forth in any Collateral Documents or in the documents evidencing any Indebtedness permitted hereunder that are substantially similar or not more restrictive (taken as a whole) on the Borrower and its Subsidiaries in all material respects to such restrictions set forth in any Collateral Document or that are otherwise reasonably satisfactory to the Administrative Agent.

SECTION 6.06    Transactions with Affiliates. Except in connection with an Asset Exchange, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (or permit any of its Subsidiaries to do any of the foregoing), except that the Borrower or any Subsidiary may engage in any of the foregoing transactions (to the extent not otherwise prohibited hereunder) (i) on terms and conditions not materially less favorable to the Borrower or such Subsidiary than would reasonably be expected to be obtained on an arm’s-length basis from unrelated third parties for a comparable transaction, (ii) as otherwise may be required by any Federal or state Governmental Authority, (iii) so long as such transactions are not materially disadvantageous to the Borrower, (iv) so long as such transactions are solely among the Borrower and/or one or more of its Subsidiaries (or an entity that becomes a Subsidiary of the Borrower as a result of such transaction) (or any combination thereof), or (v) that are Disclosed Matters.

SECTION 6.07    Financial Ratio. Permit the First Lien Leverage Ratio as of the last day of any fiscal quarter to be greater than the applicable ratio set forth opposite such fiscal quarter in the chart below:

Fiscal Quarter Ending	First Lien Leverage Ratio

March 31, 2018 through March 31, 2020	1.50:1.00

June 30, 2020 and each fiscal quarter ended thereafter	1.35:1.00

SECTION 6.08    Indebtedness; Subsidiary Indebtedness.

(a)         Directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise with respect to any Indebtedness and the Borrower will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Borrower may incur Indebtedness if as of the date any such Indebtedness is incurred, on a pro forma basis after giving effect to the incurrence and application of the proceeds of such Indebtedness, the Adjusted Leverage Ratio for the Test Period immediately preceding such date shall be less than or equal to 4.50 to 1.00; provided that the foregoing limitations in clause (a) will not apply to Permitted Debt.

For purposes of determining compliance with this Section 6.08(a):

(i)
in the event that an item of Indebtedness or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (q) of the definition thereof or is entitled to be incurred pursuant to Section 6.08(a), the Borrower, in its sole discretion, will classify or reclassify such item of Indebtedness or preferred stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness or preferred stock in one of the clauses of the definition of “Permitted Debt” or as having been incurred pursuant to Section 6.08(a); provided, that all Indebtedness in respect of ~~the~~each Revolving Facility, Initial Term Loans and all Indebtedness outstanding under the 2014 CoBank Credit Agreement will be treated as incurred under clause (a) of the definition of “Permitted Debt” and the Borrower shall not be permitted to reclassify all or any portion of such Indebtedness;

(ii)
at the time of incurrence or thereafter, the Borrower will be entitled to divide and classify or reclassify an item of Indebtedness or preferred stock in more than one of the types of Indebtedness or preferred stock described in this clause (a) and in the definition of “Permitted Debt”;

(iii)
the Borrower or the applicable Restricted Subsidiary may, but shall not be required to, elect pursuant to a certificate of a Financial Officer of the Borrower delivered to the Administrative Agent to treat all or any portion of the commitment under any Indebtedness (including with respect to any revolving loan commitment) as being incurred at the time of such commitment and thereafter outstanding so long as such commitment remains outstanding, regardless of whether fully drawn, in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed to be an incurrence at such subsequent time; and

(iv)
accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends on Disqualified Stock in the form of additional shares of Disqualified Stock and the reclassification of preferred stock as Indebtedness due to a change in accounting principles or the application thereof will not be deemed to be an incurrence of Indebtedness.

(b)         Notwithstanding anything set forth in Section 6.08(a), permit any Subsidiary to enter into, directly or indirectly, issue, incur, assume or Guarantee any Indebtedness, except (i) Indebtedness in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such Indebtedness was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower (and any refinancing, refunding, renewal or extension of such Indebtedness to the extent not increasing the principal amount thereof except by the amount of accrued and unpaid interest and premium thereon and reasonable fees and expenses in connection with such refinancing, refunding, renewal or extension), (ii) any Indebtedness in effect as of the First Amendment and Restatement Effective Date that is listed on Schedule 3 (and any refinancing, refunding, renewal or extension of such Indebtedness to the extent not increasing the principal amount thereof except by the amount of accrued and unpaid interest and premium thereon and reasonable fees and expenses in connection with such refinancing, refunding, renewal or extension), (iii) Indebtedness of a type described in clauses (c), (d), (j), (m), (n), (p) or (q) of the definition of Permitted Debt or in clause (k) of the definition of Permitted Debt with respect to Refinancing Indebtedness which refinances Indebtedness of a type described in clause (c) of the definition of Permitted Debt, (iv) Indebtedness of a Subsidiary to the Borrower or another Subsidiary, (v) Guarantees by any Guarantor of Indebtedness incurred pursuant to clause (a) of the definition of Permitted Debt or of Indebtedness incurred pursuant to clause (k) of the definition of Permitted Debt which refinances Indebtedness incurred pursuant to clause (a) of the definition of Permitted Debt, (vi) Guarantees by any Guarantor of Indebtedness in respect of the 2014 CoBank Credit Agreement or the 2016 CoBank Credit Agreement or of Indebtedness incurred pursuant to clause (k) of the definition of Permitted Debt with respect to Refinancing Indebtedness which refinances the 2014 CoBank Credit Agreement or the 2016 CoBank Credit Agreement, (vii) Guarantees by any Guarantor of Incremental Equivalent Indebtedness; provided that if such Incremental Equivalent Indebtedness is secured by a Lien on the Collateral ranking junior to the Lien securing ~~the~~each Revolving Facility and the Term Loans, such Guarantee shall be subordinate in right of payment to the Guarantee by such Guarantor of the Obligations of the Borrower in respect of ~~the~~each Revolving Facility and the Term Loans pursuant to the terms of a Permitted Junior Intercreditor Agreement and (viii) Guarantees by any Guarantor of any Indebtedness of the Borrower permitted under this Agreement; provided that any such Guarantee shall be subordinate in right of payment to the Guarantee by such Guarantor of the Obligations of the Borrower in respect of ~~the~~each Revolving Facility and the Term Loans pursuant to the terms of (x) the definitive documentation governing such Guarantee or (y) a Permitted Junior Intercreditor Agreement.

SECTION 6.09    Use of Proceeds; Anti-Corruption Laws; Sanctions. Request any Borrowing or Letter of Credit or use, or permit its Subsidiaries or its or their respective directors, officers, employees and agents to use, any Letter of Credit, the proceeds of any Borrowing (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 6.10    Restricted Payments.

(a)          Directly or indirectly:

(i)
declare or pay any dividend or make any distribution on account of the Borrower’s or any of its Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable on account of the Borrower’s or any Restricted Subsidiary’s Equity Interests in connection with any merger or consolidation, other than:

(A)       dividends or distributions by the Borrower payable in Equity Interests (other than Disqualified Stock) of the Borrower or in options, warrants or other rights to purchase such Equity Interests, or

(B)         dividends or distributions payable to the Borrower or a Restricted Subsidiary of the Borrower so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary of the Borrower other than a Wholly-Owned Subsidiary, the Borrower or a Restricted Subsidiary of the Borrower receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(ii)
purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Borrower or any direct or indirect parent of the Borrower held by Persons other than the Borrower or any of its Restricted Subsidiaries, including in connection with any merger, amalgamation or consolidation;

(iii)
make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness or Later Maturing Other Junior Indebtedness (in the case of Later Maturing Other Junior Indebtedness, solely to the extent such principal payment on, or redemption, repurchase, defeasance or otherwise acquisition or retirement for value is above par and in cash), other than (i) Indebtedness of the type incurred pursuant to clause (f) of the definition of “Permitted Debt” or (ii) the purchase, redemption, repurchase or other acquisition of Subordinated Indebtedness or Later Maturing Other Junior Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, redemption, repurchase or acquisition; or

(iv)	make any Restricted Investment;

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(~~i~~1)	no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(~~ii~~2)	the Borrower can incur at least $1.00 of additional Indebtedness pursuant to the first proviso to Section 6.08(a); and

(~~iii~~3)
such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after April 1, 2016 (including Restricted Payments permitted by Section 6.10(b)(i) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the Applicable Amount.

(b)          The foregoing provisions of Section 6.10(a) will not prohibit:

(i)	the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

(ii)
Restricted Payments made in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Borrower (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”);

(iii)
the redemption, repurchase, defeasance, exchange or other acquisition or retirement of Subordinated Indebtedness or Later Maturing Other Junior Indebtedness of the Borrower or any Restricted Subsidiary of the Borrower made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Borrower or any Restricted Subsidiary of the Borrower which is incurred in compliance with Section 6.08 so long as:

(A)         the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Indebtedness or Later Maturing Other Junior Indebtedness being so redeemed, repurchased, acquired, defeased, exchanged or retired, plus the amount of all accrued interest and any reasonable fees, expenses and premium incurred or paid in connection with such redemption, repurchase, acquisition, defeasance, exchange or retirement and the incurrence of such new Indebtedness;

(B)        such new Indebtedness is subordinated to the Obligations at least to the same extent as such Subordinated Indebtedness so redeemed, repurchased, defeased, exchanged, acquired or retired; provided that this subclause (B) need not be satisfied if (i) such new Indebtedness can be incurred pursuant to the first proviso to Section 6.08(a) or (ii) the amount of such new Indebtedness shall not exceed the Applicable Amount (it being understood that if amounts available under the Applicable Amount are used to redeem, repurchase, defease, exchange, acquire or retire such Subordinated Indebtedness, then the Applicable Amount shall be reduced by such amounts);

(C)        such new Indebtedness has a Weighted Average Life to Maturity at the time incurred which is not less than the shorter of (i) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Later Maturing Other Junior Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired and (ii) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being so redeemed, repurchased, defeased, acquired or retired that were due on or after the date one year following the stated maturity date of any Securities of any series then Outstanding (as defined in the Senior Notes Indenture) were instead due on such date one year following the stated maturity date of such Securities; and

(D)         the obligor of such new Indebtedness does not include any Restricted Subsidiary that is not an obligor of the Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired;

(iv)
a Restricted Payment to pay for the repurchase, redemption or other acquisition or retirement for value of Equity Interests of the Borrower or any of its Restricted Subsidiaries or direct or indirect parent companies held by any future, present or former employee, director or consultant of, or service provider to, the Borrower, any of its Restricted Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed $75.0 million in the aggregate in any calendar year from and after the Term B-1 Increase Effective Date (with unused amounts for any year being carried over to the next succeeding year, but not to any subsequent year, with the permitted amount for each year being used prior to any amount carried over from the previous year and, for purposes of this parenthetical with an amount equal to $150.0 million being deemed carried over to calendar year 2018); provided, further, that such amount may be increased by an amount not to exceed:

(A)        the cash proceeds from the sale of Equity Interests of the Borrower and, to the extent contributed to the Borrower, Equity Interests of any of the Borrower’s direct or indirect parent companies, in each case to members of management, directors or consultants of, or service providers to, the Borrower, any of its Restricted Subsidiaries or any of its direct or indirect parent companies that occurs or occurred after September 25, 2015, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (B)(1) of the definition of “Applicable Amount”; plus

(B)         the cash proceeds of key man life insurance policies received by the Borrower and its Restricted Subsidiaries after September 25, 2015; less

(C)         the amount of any Restricted Payments previously made since the Term B-1 Increase Effective Date that would have been incurred pursuant to clauses (A) and (B) of this clause (iv);

provided, further, that cancellation of Indebtedness owing to the Borrower, or its Restricted Subsidiaries from members of management of the Borrower, any of its direct or indirect parent companies or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Borrower, its Restricted Subsidiaries or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this Section 6.10 or any other provision of this Agreement;

(v)
the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Borrower or any of its Restricted Subsidiaries or preferred stock of any of the Borrower’s Restricted Subsidiaries issued in accordance with Section 6.08(a);

(vi)
repurchases of Equity Interests (A) deemed to occur upon exercise of stock options, warrants or similar instruments if such Equity Interests represent a portion of the exercise price or taxes payable in respect of such options, warrants or similar instruments or (B) upon the vesting of restricted stock, restricted stock units, performance shares units or similar equity incentives to satisfy tax withholding or similar tax obligations with respect thereto;

(vii)
the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness or Disqualified Stock pursuant to the provisions similar to those described in Section 6.14 or 6.15 of the Senior Notes Indenture;

(viii)	the declaration and payment of dividends by the Borrower to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay:

(A)         franchise taxes and other fees, taxes and expenses required to maintain their corporate or other legal existence, and

(B)        customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and its Subsidiaries;

(ix)
payments to holders of Equity Interests (or to the holders of Indebtedness that is convertible into or exchangeable for Equity Interests upon such conversion or exchange) in lieu of the issuance of fractional shares;

(x)
other Restricted Payments; provided that the amount of any such Restricted Payment, when taken together with the amount of all other Restricted Payments made pursuant to this clause (x), does not exceed the greater of (A) $~~750.0~~550.0 million and (B) ~~2.5~~2.50% of Total Assets; provided, further, that at the time of, and after giving effect to, such Restricted Payment, no Event of Default shall have occurred and be continuing or would occur as a consequence thereof; ~~and~~

(xi)	any Restricted Payments made in connection with the closing of the Verizon Acquisition~~.~~; and

(xii)
any principal payment on, or redemption, repurchase, defeasance or other acquisition or retirement for value of any Later Maturing Other Junior Indebtedness if as of the date any such principal payment on, redemption, repurchase, defeasance or other acquisition or retirement for value, on a pro forma basis after giving effect to such principal payment on, redemption, repurchase, defeasance or other acquisition or retirement for value (including any related incurrence of Indebtedness), the Adjusted Leverage Ratio for the Test Period immediately preceding such date shall be less than or equal to 4.50 to 1.00.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Borrower or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For purposes of determining compliance with this Section 6.10, in the event that a Restricted Payment meets the criteria of more than one of the categories described in Section 6.10(a), clauses (i) through (xi) of Section 6.10(b) or the definition of “Permitted Investments,” the Borrower will be permitted to classify such Restricted Payment and later reclassify all or a portion of such Restricted Payment in any manner that complies with this Section 6.10. In addition, a Restricted Payment need not be permitted solely by reference to one provision permitting such Restricted Payment but may be permitted in part by one such provision and in part by one or more other provisions of this Section 6.10 permitting such Restricted Payment.

(c)          In the case of the Borrower only, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, in each case if any Event of Default has occurred and is continuing at the time of such action or will result therefrom (but excluding the payment of dividends declared and announced by the board of directors of the Borrower at a time when no Event of Default existed).

(d)          Notwithstanding anything to the contrary in this Section 6.10, the Borrower shall not:

(i)
declare or pay any dividend or make any distribution on account of the Borrower’s common Equity Interests, including any dividend or distribution payable on account of the Borrower’s common Equity Interests in connection with any merger or consolidation~~, in an amount which, when aggregated with all other such dividends or distributions and any amounts paid pursuant to Section 6.10(d)(ii), exceeds $2.40 per share in any fiscal year (subject to adjustments for any splits and reverse splits or other reductions in the number of outstanding shares of common stock)~~; or

(ii)
purchase, redeem, defease or otherwise acquire or retire for value any common Equity Interests of the Borrower or any direct or indirect parent of the Borrower held by Persons other than the Borrower or any of its Restricted Subsidiaries, including in connection with any merger, amalgamation or consolidation, in an amount which~~, when aggregated with all other such purchases, redemptions, defeasances, acquisitions or retirements and any amounts paid pursuant to Section 6.10(d)(i),~~ exceeds $2.40 per share in any fiscal year (subject to adjustments for any splits and reverse splits or other reductions in the number of outstanding shares of common stock).

SECTION 6.11    Designation of Restricted and Unrestricted Subsidiaries. The Borrower’s board of directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary will be deemed to be a designation of each of such entity’s Subsidiaries as Unrestricted Subsidiaries. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the Subsidiary designated an Unrestricted Subsidiary will be deemed to be an Investment made as of the tine of such designation and may reduce the amount available for Restricted Payments under Section 6.10 or under one or more of the clauses of the definition of “Permitted Investments,” as determined by the Borrower. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.” Any designation of a Subsidiary of the Borrower as an Unrestricted Subsidiary will be evidenced to the Administrative Agent by delivery to the Administrative Agent a certified copy of the board resolution giving effect to such designation and a certificate of a Financial Officer certifying that such designation complied with the preceding conditions and was not prohibited by Section 6.10.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01    Events of Default. If any of the following events (“Events of Default”) shall occur:

(a)         the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable (after giving effect to ABR Loans made pursuant to Section 2.22(e)), whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)         the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 7.01(a)) payable by the Borrower under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)          any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, shall prove to have been incorrect when made or deemed made in any material respect;

(d)        the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(a)(i) (with respect to the Borrower only), Section 5.01(g) or Section 5.05 or in Article VI; provided that no breach or default under Section 6.07 will constitute an Event of Default with respect to any Non-Financial Covenant Tranche unless and until the Required Financial Covenant Lenders have accelerated their loans and terminated their commitments;

(e)         the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 7.01(a), (b) or (d)) or any other Loan Document and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (i) the Borrower obtaining knowledge thereof and (ii) the date that notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders;

(f)        the Borrower or any Principal Subsidiary shall fail to make any payment of any amount in respect of Indebtedness of the Borrower or such Principal Subsidiary in an aggregate principal amount of $150,000,000 or more, when and as the same shall become due and payable after giving effect to any applicable grace periods;

(g)         any breach by the Borrower or any of its Principal Subsidiaries of any agreement or instrument relating to Indebtedness occurs that results in any Indebtedness of any one or more of the Borrower and its Principal Subsidiaries in an aggregate principal amount exceeding $150,000,000 becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, in each case after giving effect to any applicable grace period and delivery of any applicable required notice; or, as a result of any such breach, any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment, pursuant to any put right (or similar right) of the holder thereof, or by the exercise by the Borrower or any Principal Subsidiary of its right to make a voluntary prepayment) in whole or in part prior to its stated maturity; or there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Principal Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which the Borrower or any Principal Subsidiary is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $150,000,000; provided that this Section 7.01(g) shall not apply to any (x) Indebtedness that becomes due as a result of a voluntary redemption, repayment or refinancing of such Indebtedness effected in accordance with the terms of the agreement governing such Indebtedness and which is not prohibited by this Agreement, or (y) Indebtedness that is mandatorily prepayable or redeemable prior to the scheduled maturity thereof with the proceeds of the issuance of capital stock, the incurrence of other Indebtedness or the sale or other disposition of any assets, so long as such Indebtedness that has become due is so prepaid or redeemed with such net proceeds required to be used to prepay such Indebtedness when due (or within any applicable grace period) and such event shall not have otherwise resulted in an event of default with respect to such Indebtedness;

(h)         an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Principal Subsidiaries or its debts, or of a substantial part of its assets, under any Federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Principal Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed, undischarged or unstayed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)          the Borrower or any of its Principal Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Principal Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)         one or more judgments for the payment of money in an aggregate amount in excess of $150,000,000 (to the extent not paid, fully bonded or covered by insurance or a third party indemnity) shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and the same shall remain undischarged, unvacated or undismissed for a period of 60 consecutive days during which execution shall not be effectively stayed (by reason of pending appeal or otherwise), or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment and such action shall not have been stayed;

(k)         a Plan shall fail to maintain the minimum funding standard required by Section 412(a) of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(c), or a Plan is or shall have been terminated or the subject of termination proceedings under ERISA, or the Borrower or an ERISA Affiliate has incurred a liability to or on account of a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, and there shall result from any such event or events a Material Adverse Effect;

(l)           a Change in Control shall occur; or

(m)       after execution thereof, (i) any material provisions of any Collateral Document shall cease to be in full force and effect, or the Borrower or any Pledgor shall so assert in writing, (ii) any Lien required hereby that is created by any Collateral Document shall cease to be enforceable and of the same effect and priority purported to be created thereby, or the Borrower or any Pledgor shall so assert in writing, in each case, for any reason other than (x) pursuant to the terms hereof and thereof including as a result of a transaction not prohibited under this Agreement or (y) the failure of the Administrative Agent or the Collateral Agent to maintain possession of any certificates representing or evidencing the Collateral actually delivered to it or (iii) all or substantially all of the value of the Guarantees under the Guaranty Agreement shall cease to be in full force and effect, or Guarantors in respect thereof shall so assert in writing, for any reason other than pursuant to the terms hereof and thereof including as a result of a transaction not prohibited under this Agreement;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders (or, in the case of an Event of Default under clause (d) above resulting from a breach or default under Section 6.07 prior to such Event of Default constituting an Event of Default in respect of any Non-Financial Covenant Tranche, at the request of the Required Financial Covenant Lenders only (and in such case only with respect to the Financial Covenant Commitments and Financial Covenant Loans)) shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) require that the Borrower cash collateralize the LC Exposure pursuant to Section 2.22(k); and in case of any event with respect to the Borrower described in clause (h) or (i) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable and the Borrower shall automatically be required to provide such cash collateral, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII

AGENCY

SECTION 8.01   Administrative Agent and Collateral Agent. Each of the Lenders hereby irrevocably appoints JPMorgan Chase Bank, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each of the Secured Parties hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Borrower or any of its Subsidiaries to secure any of the Obligations and to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of any Loan Document, together with such powers and discretion as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent and the Collateral Agent to (i) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and (ii) negotiate, enforce or the settle any claim, action or proceeding affecting the Lenders in their capacity as such and, in each case, acknowledge and agree that any such action by the Administrative Agent and/or Collateral Agent shall bind the Lenders.

The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions except with respect to a successor Administrative Agent and/or Collateral Agent and the terms of Section 8.03. The Person serving as the Administrative Agent and the Collateral Agent hereunder shall have the same rights and powers and obligations in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and/or the Collateral Agent. The term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent and/or the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent and/or the Collateral Agent hereunder and without any duty to account therefor to the Lenders.

Each of the Administrative Agent and the Collateral Agent shall not have any duties or obligations in its capacity as such except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, neither the Administrative Agent nor the Collateral Agent:

(a)          shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)         shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any discretionary action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)          shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Neither the Administrative Agent nor the Collateral Agent shall be liable to the Lenders for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent and/or the Collateral Agent, as applicable, shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent and/or the Collateral Agent shall not be responsible to the Lenders or Issuing Banks for or have any duty to the Lenders or Issuing Banks to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance by any other party hereto of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence, value or sufficiency of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent and/or the Collateral Agent.

The Administrative Agent and/or the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent and/or the Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by them, and shall not be liable for any action taken or not taken by them in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans and/or Commitments, or disclosure of confidential information, to any Disqualified Lender.

Each of the Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent or the Collateral Agent, as applicable. The Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent, the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and the Collateral Agent.

Each of the Administrative Agent and the Collateral Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York and which shall be reasonably acceptable to the Borrower. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent and/or Collateral Agent gives notice of its resignation, then the retiring Administrative Agent and/or Collateral Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent and/or Collateral Agent meeting the qualifications set forth above; provided that, if the Administrative Agent and/or the Collateral Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent and/or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of any of the Secured Parties under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent and/or the Collateral Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent and/or Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and/or Collateral Agent, and the retiring Administrative Agent and/or Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent and/or Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s and/or Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent and/or Collateral Agent, their respective sub-agents, as applicable and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent and/or Collateral Agent was acting as Administrative Agent and/or Collateral Agent.

Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates and their respective securities) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Except as otherwise provided in Section 9.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents. The Administrative Agent and/or the Collateral Agent may, without any further consent of any Lender, enter into (i) a Permitted First Lien Intercreditor Agreement in connection with any Indebtedness not prohibited hereby that is to be secured by Liens permitted pursuant to Section 6.01 that are contemplated or required to be pari passu with any Liens securing the Obligations and/or (ii) a Permitted Junior Intercreditor Agreement in connection with any Indebtedness not prohibited hereby that is to be secured by Liens permitted pursuant to Section 6.01 that are contemplated or required to be junior to any Liens securing the Obligations. Any Intercreditor Agreement entered into by the Administrative Agent and/or Collateral Agent in accordance with the terms of this Agreement shall be binding on the Secured Parties.

To the extent required by any applicable law (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.14, each Lender shall, and does hereby, indemnify the Administrative Agent against, and shall make payable in respect thereof within 30 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

SECTION 8.02    Bookrunners, Etc. Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents or documentation agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

SECTION 8.03    Collateral and Guaranty Matters; Enforcement. The Lenders irrevocably agree that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Commitments and payment in full in cash of all Obligations (other than (x) contingent indemnification obligations not yet accrued and payable and (y) outstanding Letters of Credit pursuant to which credit support reasonably satisfactory to the applicable Issuing Bank shall have been delivered), (ii) if such Lien is no longer required to be granted to secure the Obligations pursuant to the terms of this Agreement, (iii) subject to the last proviso to Section 9.02(b), if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders or (iv) upon the sale or disposition of any such property to a Person that is not a Loan Party, Pledged Subsidiary, Specified Subsidiary or a Pledgor pursuant to any transaction permitted hereunder. The Lenders irrevocably agree that each of the Administrative Agent and the Collateral Agent is irrevocably authorized to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document in connection with the exercise of remedies hereunder or under any other Loan Document so long as any proceeds thereof are shared in accordance with Section 2.15(b), subject to the Intercreditor Agreements.

In addition, the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably agree that any Guarantor shall be released from its respective Guarantee (i) automatically upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Subsidiary or (ii) if the release of such Guarantor is approved, authorized or ratified by the Required Lenders (or such other percentage of Lenders whose consent is required in accordance with Section 9.02).

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release or, unless this Agreement requires that the Lien securing the Obligations be senior or pari passu, subordinate its interest in particular types or items of property pursuant to this Section 8.03. In each case as specified in this Section 8.03, the Administrative Agent and/or the Collateral Agent will promptly (and each Lender irrevocably authorizes the Administrative Agent and the Collateral Agent to), at the Borrower’s expense, execute and deliver to the Borrower or applicable Subsidiary such documents as the Borrower may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents; provided, that prior to any such request, the Borrower shall have in each case delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower providing certifications with respect to such release or subordination as the Administrative Agent or Collateral Agent may reasonably request.

By its acceptance of the benefits of this Agreement and the other Loan Documents, each Lender agrees that no Lender shall have any right individually to enforce or seek to enforce this Agreement or the other Loan Documents or to realize upon any collateral or other security given to secure the payment and performance of any of the Secured Obligations.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01    Notices.

(a)         Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone or as otherwise provided in Section 9.01(b), all notices, requests, demands and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, as follows:

(i)
if to the Borrower, to it at Frontier Communications Corporation, 401 Merritt 7, Norwalk, CT 06851, Attention of Treasurer (Telecopier No. 203-614-4602; Telephone No. 203-614-5708; Electronic Mail: john.gianukakis@ftr.com), with a copy to Frontier Communications Corporation, 401 Merritt 7, Norwalk, CT 06851, Attention of General Counsel (Telecopier No. 203-614-4651; Telephone No. 203-614-5050; Electronic Mail: mark.nielsen@ftr.com);

(ii)
if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, Ops Building 2, 3rd Floor, Newark, Delaware 19713-2107, Attention of Eugene Tull III (Telephone No: 302-634-5881; Electronic Mail: eugene.h.tulliii@chase.com; Fax: 302-634-8459)

(iii)
if to JPMorgan Chase Bank, N.A., as Issuing Bank, to JPMorgan Chase Bank, N.A., 10420 Highland Manor Drive, Floor 4, Tampa, FL 33610, Attention of Letter of Credit Department (Telecopier No. 813-432-5162; Telephone No. 813-432-6339; Electronic Mail: gts.ib.standby@jpmchase.com); and

(iv)	if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)         Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Any notices and other communication to any Lenders, prospective Lenders, Participants or prospective Participants or, to the extent such disclosure is otherwise permitted, to any other Person through an electronic system such as an Internet or intranet website that provides for access to data protected by passcodes or other security system shall be made subject to the acknowledgement and acceptance by such Person that such communication is being disseminated or disclosed on a confidential basis (on terms substantially the same as set forth in Section 9.12 or otherwise reasonably acceptable to the Administrative Agent and the Borrower), which shall in any event require “click through” or other affirmative actions on the part of the recipient to access such communication.

(c)         Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent).

SECTION 9.02    Waivers; Amendments.

(a)         No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, an Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower or, as applicable, any Subsidiary shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent for the benefit of the Lenders and/or the Collateral Agent for the benefit of the Secured Parties; provided, however, that the foregoing shall not prohibit (i) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent or Collateral Agent, as applicable) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 9.08, or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower or any Subsidiary under any Debtor Relief Law.

(b)         Amendments. None of this Agreement or any provision hereof or any provision of the other Loan Documents may be waived, amended or modified except (x) as provided in Section 2.18, 2.19 or 2.21 or (y) pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that, without the consent of each Lender directly and adversely affected thereby, no such agreement shall do any of the following (it being understood and agreed that this proviso shall not apply to (1) a waiver, extension, postponement or reduction of any default interest, (2) a waiver or extension of Defaults or Events of Default (other than pursuant to Section 7.01(a) or (b)), (3) a waiver, extension, postponement or reduction of any mandatory prepayment (or modification of any defined term relating thereto) or (4) an amendment, waiver or other modification to any financial covenant hereunder (or any defined term used therein) or Section 5.02(a), (b) or (c) even if the effect of such amendment, waiver or other modification would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder):

(i)	increase the Commitment of any Lender,

(ii)	reduce the principal amount of any Loan owed to any Lender or reduce the rate of interest thereon, or reduce any fees payable hereunder to any Lender,

(iii)
postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder to any Lender, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment,

(iv)
change Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby (it being understood that transactions contemplated pursuant to Section 2.18, 2.19, 2.20, 2.21 or 9.04(b)(v) shall not be deemed to alter such pro rata sharing of payments);

provided, further, that no such agreement shall (A) change any of the provisions of this Section 9.02(b) or the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that such consent of each Lender shall not be required for amendments as provided in Section 2.18, 2.19 or 2.21), (B) change any of the provisions of Section 2.15(b) relating to the order of payments, without the written consent of each Lender, (C) release all or substantially all of the Collateral required to be subject to a Lien securing the Obligations pursuant to the terms of this Agreement, without the written consent of each Lender (unless such release is in connection with the grant of a Lien on replacement Collateral to secure the Obligations, in which case only the consent of the Required Lenders shall be required) or (D) amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder (including pursuant to Section 2.17) without the prior written consent of the Administrative Agent. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender except to the extent required pursuant to Section 2.17(a).

Notwithstanding anything to the contrary herein or in any other Loan Document, without the consent of any Lender, the Borrower and the Administrative Agent may (I) enter into any amendment, supplement or modification of any Loan Document, or enter into any new agreement or instrument, (w) to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties (including entering into and/or modifying any Intercreditor Agreement in connection with other Indebtedness not prohibited hereunder that is or is contemplated to be subject to a Lien permitted by Section 6.01 (subject to any restrictions set forth herein as to the priority of any such Lien relative to any Lien securing, or required to be granted to secure, the Obligations)), (x) as required by local law or to comply with advice from local counsel to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or any Loan Document, (y) to otherwise enhance the rights or benefits of any Lender under any Loan Document or (z) in the case of any Collateral Document, to reaffirm or modify any Collateral Document (i) to add a new class of secured creditors in accordance with the terms thereof, (ii) to release any lien securing any other series of Indebtedness in accordance with the terms thereof or (iii) to release any Lien securing the Obligations in accordance with Section 8.03 and (II) enter into any amendment, supplement or modification of any Loan Document to cure any ambiguity, omission, mistake, defect or inconsistency, to correct any typographical error or other manifest error in any Loan Document or to effect administrative changes of a technical or immaterial nature.

(c)         Revolving Facility Amendments. With respect to the Revolving Facility only, without the consent of each Revolving Lender directly and adversely affected thereby, no such agreement shall do any of the following (it being understood and agreed that this proviso shall not apply to (1) a waiver, extension, postponement or reduction of any default interest, (2) a waiver or extension of Defaults or Events of Default (other than pursuant to Section 7.01(a) or (b)), (3) a waiver, extension, postponement or reduction of any mandatory prepayment (or modification of any defined term relating thereto) or (4) an amendment, waiver or other modification to any financial covenant hereunder (or any defined term used therein) or Section 5.02(a), (b) or (c) even if the effect of such amendment, waiver or other modification would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder):

(i)
reduce the principal amount of any LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Revolving Lender adversely affected thereby,

(ii)
postpone the scheduled date of payment of the principal amount of any LC Disbursement, or any interest thereon, or any fees payable hereunder without the written consent of each Revolving Lender affected thereby, or provided, further, that no such agreement shall change any of the provisions of this Section 9.02(c) or the percentage in the definition of the term “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Revolving Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Revolving Lender.

(d)        Financial Covenant Loans and Commitments. Notwithstanding the foregoing, with respect to the Financial Covenant Commitments and Financial Covenant Loans only, solely with the consent of the Required Financial Covenant Lenders (but without the consent of the Required Lenders or any other Lender), any such agreement may waive, amend or modify Section 6.07 (or the definition of “First Lien Leverage Ratio” or any component definition thereof, in each case, as any such definition is used solely for purposes of Section 6.07 for purposes of determining compliance with such Section as a condition to taking any action under this Agreement).

(e)          Additional Amendments. Notwithstanding the foregoing, this Agreement may not be amended or modified to:

(i)	release all or substantially all of the value of the Guarantees under the Guaranty Agreement without the consent of each Lender directly and adversely affected thereby; or

(ii)	amend, modify or otherwise affect the rights or duties of the Issuing Banks hereunder without the prior written consent of each Issuing Bank.

(f)          Notwithstanding the foregoing, the Letter of Credit Sublimit of any Issuing Bank listed on Schedule 1 may be modified and technical and conforming modifications to the Loan Documents may be made in connection therewith with the consent of the Borrower, such Issuing Bank and the Administrative Agent (and without the consent of any Lender).

SECTION 9.03    Expenses; Indemnity; Damage Waiver.

(a)         Costs and Expenses. The Borrower shall pay (i) all reasonable documented (in reasonable detail) out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, charges and disbursements of a single primary external counsel, and, if necessary, of a single local counsel in each applicable jurisdiction, in each case, selected by the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable documented (in reasonable detail) out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable documented (in reasonable detail) out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, charges and disbursements of a single primary external counsel for the Administrative Agent and Lenders, and, if necessary, of a single local counsel in each applicable jurisdiction for the Administrative Agent and Lenders, in each case, selected by the Administrative Agent (plus one additional counsel in the event of an actual or perceived conflict of interest)) (A) in connection with any amendments, modifications or waivers of the provisions of this Agreement or of the other Loan Documents or (B) in connection with the enforcement or protection of its rights (x) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (y) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses (subject to the foregoing limitations with respect to legal fees and expenses) incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)         Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Joint Lead Arrangers and each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, charges and disbursements of a single counsel for all such Indemnitees taken as a whole, and, if necessary, of a single local counsel in each applicable jurisdiction for the Indemnitees, in each case, selected by the Administrative Agent (plus one additional counsel in the event of an actual or perceived conflict of interest), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Controlled Related Parties or (y) result from a claim brought by the Borrower against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim. As used in this Section 9.03, a “Controlled Related Party” of an Indemnitee means (1) any Controlling Person or Controlled Affiliate of such Indemnitee, (2) the respective directors, officers, or employees of such Indemnitee or any of its Controlling Persons or Controlled Affiliates and (3) the respective agents or representatives of such Indemnitee or any of its Controlling Persons or Controlled Affiliates, in the case of this clause (3), acting on behalf of or at the instructions of such Indemnitee, Controlling Person or such Controlled Affiliate; provided that each reference to a Controlling Person, Controlled Affiliate, director, officer or employee in this sentence pertains to a Controlling Person, Controlled Affiliate, director, officer or employee involved in the structuring, arrangement, negotiation or syndication of the credit facility evidenced by this Agreement.

(c)         Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or an Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Issuing Bank or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or an Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or an Issuing Bank in connection with such capacity. The obligations of the Lenders under this paragraph (c) are several obligations.

(d)         Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Indemnitee shall assert against the Borrower or its Related Parties and the Borrower shall not assert against any Indemnitee, and each Indemnitee and the Borrower hereby waives, any claim on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit the Borrower’s indemnity obligations to the extent set forth in Section 9.03(b). No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than damages that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Controlled Related Parties.

(e)          Payments. All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.

SECTION 9.04    Successors and Assigns.

(a)          Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (except as expressly contemplated by and in accordance with clause (ii) of the first proviso to Section 6.04), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)         Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) to any Person; provided that any such assignment shall be subject to the following conditions:

(i)	Minimum Amounts.

(A)        in the case of an assignment of the entire remaining amount of the Commitments or Loans, as applicable, at the time owing to the assigning Lender or in the case of an assignment to a Lender or an Affiliate of a Lender, no minimum amount need be assigned; and

(B)        in any case not described in paragraph (b)(i)(A) of this Section, the principal amount of the Commitment (which for this purpose includes Loans outstanding thereunder) of the assigning Lender or the principal outstanding balance of the Loans of the assigning Lender, as applicable, subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than (i) with respect to the Revolving Facility, $10,000,000, (ii) with respect to Initial Term Loans and any Other Term Loans that are term A loans, $5,000,000 and (iii) with respect to Term B-1 Loans and any Other Term Loans that are term B loans, $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default pursuant to Section 7.01(a), (b), (h) or (i) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)
Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitments or Loan, as applicable, assigned.

(iii)	Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)        the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default pursuant to Section 7.01(a), (b), (h) or (i) has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender or an Affiliate of a Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days;

(B)         the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required except in the case of an assignment by a Lender to an Affiliate of such Lender; and

(C)         the consent of the applicable Issuing Bank shall be required (such consent not to be unreasonably withheld or delayed) for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv)
Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms or documentation required to be delivered under Section 2.14(e).

(v)	Assignment to the Borrower. Any Lender may assign all or any portion of its Term Loans to the Borrower but only if:

(A)         no Event of Default has occurred or is continuing or would result therefrom;

(B)         such assignment is made pursuant to open market purchase;

(C)         any such Term Loans shall be immediately and permanently cancelled immediately upon acquisition thereof by the Borrower; and

(D)         the Borrower may not use proceeds from loans under ~~the~~any Revolving Facility to purchase Term Loans.

(vi)
No Assignment to Certain Persons. No such assignment shall be made (A) to a natural person, (B) to any Defaulting Lender or any of its Subsidiaries (or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this Section 9.04(b)(vi)), (C) except in accordance with Section 2.20 or Section 9.04(b)(v), to the Borrower or its Subsidiaries or (D) to a Disqualified Lender (but solely to the extent the Disqualified Lender list has been made available to the assigning Lender pursuant to Section 9.04(g)).

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.13 and Section 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)        Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)        Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Disqualified Lender (but solely to the extent the Disqualified Lender list has been posted to the Intralinks or another similar electronic system pursuant to Section 9.04(g)) or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly and adversely affects such Participant or described in the second proviso to Section 9.02(b) that would require the consent of all Lenders. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Sections 2.12, 2.14 and 9.08 (subject to the requirements and limitations of those Sections and Section 2.16, and it being understood that the documentation required under Section 2.14(e) shall be delivered solely to the participating Lender) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amount of (and stated interest on) each Participant’s interest in Commitments and/or the Loans held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement, notwithstanding notice to the contrary; provided that no Lender shall have the obligation to disclose all or a portion of the Participant Register (including the identity of the Participant or any information relating to a Participant’s interest in any Loans or other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that any loans or other obligations are in registered form for U.S. federal income tax purposes.

(e)         Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.12 and Section 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (not to be unreasonably withheld or delayed).

(f)        Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)        Disqualified Lenders. The Administrative Agent shall post the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time on Intralinks or another similar electronic system to “public siders” and/or “private siders” and/or provide such list to each Lender requesting the same. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions relating to Disqualified Lenders.

SECTION 9.05   Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid (other than contingent obligations in respect of which no claim has been made) or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.12, Section 2.13, Section 2.14 and Section 9.03 shall survive and remain in full force and effect regardless of the consummation of the Transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06    Counterparts; Integration; Effectiveness; Electronic Execution.

(a)         Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission shall be effective as delivery of an original executed counterpart of this Agreement.

(b)         Electronic Execution of Assignments. The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and each Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09    Governing Law; Jurisdiction; Etc.

(a)          Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b)       Submission to Jurisdiction. The parties hereto irrevocably and unconditionally submit, for themselves and their property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)         Waiver of Venue. The parties hereto irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)         Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

SECTION 9.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11   Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12   Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (and, in the case of any non-ordinary course disclosure under this clause (b), the disclosing party shall use its reasonable efforts to inform the Borrower thereof prior to any such disclosure and, in any event, shall promptly inform the Borrower thereof, in each case to the extent legally permitted to do so; provided that requests from any bank examiner or bank auditor shall not be considered to be non-ordinary course), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the disclosing party shall use its reasonable efforts to inform the Borrower thereof prior to any such disclosure and, in any event, shall promptly inform the Borrower thereof, in each case to the extent legally permitted to do so), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) with the prior consent of the Borrower, by the Administrative Agent, the Joint Lead Arrangers or any lead arranger in respect of any incremental credit facility to be issued hereunder, in each case on a confidential basis to any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities hereunder or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Issuing Bank or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries and other than information pertaining to this Agreement of the type routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the Original Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13   No Fiduciary Duty, etc. The Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that no Secured Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Secured Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Secured Party based on an alleged breach of fiduciary duty by such Secured Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Secured Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Loan Parties shall have no responsibility or liability to the Borrower with respect thereto.

The Borrower further acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that each Secured Party is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Secured Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, you and other companies with which you may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Secured Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

In addition, the Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that each Secured Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. No Secured Party will use confidential information obtained from you by virtue of the transactions contemplated by the Loan Documents or its other relationships with you in connection with the performance by such Secured Party of services for other companies, and no Secured Party will furnish any such information to other companies. You also acknowledge that no Secured Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to you, confidential information obtained from other companies.

SECTION 9.14   USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), such Lender may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with said Patriot Act.

SECTION 9.15    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)         the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)         the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

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